Exhibit 2

EDENOR S.A.

CONSOLIDATED FINANCIAL STATEMENTS,
INFORMATIVE SUMMARY AND INFORMATION REQUIRED BY
SECTION 68 OF THE BUENOS AIRES STOCK EXCHANGE REGULATIONS
AS OF SEPTEMBER 30, 2011
TOGETHER WITH THE AUDITOR’S REPORT
AND THE REPORT OF THE SUPERVISORY COMMITTEE

Shareholders and public in general who are interested in learning more about the report related to the Financial Statements as of September 30, 2011, to be published in the electronic database of the Securities and Exchange Commission (SEC), please visit Edenor website at www.edenor.com

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BOARD OF DIRECTORS

CHAIRMAN:	Alejandro Macfarlane

VICE CHAIRMAN:	Marcos Marcelo Mindlin

DIRECTORS:	Damián Miguel Mindlin
Gustavo Mariani
Luis Pablo Rogelio Pagano
Maximiliano Alejandro Fernandez
Eduardo Llanos
Ricardo Torres
Diego Martín Salaverri
Edgardo Alberto Volosín
Alfredo Mac Laughlin
Eduardo Orlando Quiles

ALTERNATE DIRECTORS:	Jorge Grecco
Javier Douer
Pablo Díaz
Ariel Schapira
Brian Henderson
Ricardo Sericano
Maia Chmielewski
Gabriel Cohen
Eduardo Maggi
Alejandro Mindlin
Rafael Mancuso
Jaime Javier Barba

SUPERVISORY COMMITTEE

MEMBERS:	Javier Errecondo
José Daniel Abelovich
Jorge Roberto Pardo

ALTERNATE MEMBERS:	Santiago Dellatorre
Marcelo Héctor Fuxman
Fernando Sánchez

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

Legal address: 6363 Del Libertador Ave. – City of Buenos Aires

FISCAL YEAR No. 20 BEGINNING ON JANUARY 1, 2011

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2011

Main business: Distribution and sale of electricity in the area and under the terms of the concession agreement by which this public service is regulated (Note 1 to the basic financial statements).

Date of registration with the Public Registry of Commerce:

of the Articles of Incorporation: August 3, 1992

of the last amendment to the By-laws: May 28, 2007

Term of the Corporation: Through August 3, 2087

Registration number with the “Inspección General de Justicia” (the Argentine governmental regulatory agency of corporations): 1,559,940

CAPITAL STRUCTURE

AS OF SEPTEMBER 30, 2011
(Note 16.a to the basic financial statements)

(amounts stated in pesos)

Class of shares	Subscribed and paid-in

Common, book-entry shares, face value 1 and 1 vote per share

Class A	462,292,111
Class B (1)	442,210,385
Class C	1,952,604
906,455,100

(1)           Includes 9,412,500 treasury shares as of September 30, 2011 and December 31, 2010 (Notes 3.s and 16.a to the basic financial statements).

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

	2011	2010
CURRENT ASSETS
Cash and banks (Note 22)	46,012	8,611
Investments (Exhibit D)	174,011	668,232
Trade receivables (Note 3.a)	652,173	421,193
Other receivables (Note 3.b)	100,520	43,361
Supplies	23,268	12,407
Total Current Assets	995,984	1,153,804

NON-CURRENT ASSETS
Trade receivables (Note 3.a)	45,711	45,531
Other receivables (Note 3.b)	277,106	119,249
Investments in other companies (Exhibit C)	402	415
Other investments	469	0
Supplies	26,490	23,249
Property, plant and equipment (Exhibit A)	5,746,838	3,689,482
Goodwill	(479,516)	0
Total Non-Current Assets	5,617,500	3,877,926

Total Assets	6,613,484	5,031,730

	2011	2010
CURRENT LIABILITIES
Trade accounts payable (Note 3.c)	733,689	378,505
Loans (Note 3.d)	138,668	54,108
Salaries and social security taxes (Note 3.e)	251,156	180,432
Taxes (Note 3.f)	217,961	111,080
Other liabilities (Note 3.g)	152,475	4,542
Accrued litigation (Exhibit E)	83,521	57,832
Total Current Liabilities	1,577,470	786,499

NON-CURRENT LIABILITIES
Trade accounts payable (Note 3.c)	60,466	50,984
Loans (Note 3.d)	1,319,137	1,035,113
Salaries and social security taxes (Note 3.e)	68,308	50,633
Taxes (Note 3.f)	114,448	8,989
Other liabilities (Note 3.g)	1,252,496	984,518
Accrued litigation (Exhibit E)	9,796	6,816
Total Non-Current Liabilities	2,824,651	2,137,053
Total Liabilities	4,402,121	2,923,552

MINORITY INTEREST	233,595	0

SHAREHOLDERS' EQUITY (as per related statements)	1,977,768	2,108,178

Total Liabilities, Minority Interest and Shareholders' Equity	6,613,484	5,031,730

The accompanying notes and supplemental exhibits are an integral part of these consolidated financial statements

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2011 AND 2010

	2011	2010
Net sales (Note 3.h)	2,610,090	1,651,950
Electric power purchases	(1,180,618)	(807,464)
Gross margin	1,429,472	844,486

Transmission and distribution expenses (Exhibit H)	(824,024)	(456,058)
Selling expenses (Exhibit H)	(276,751)	(139,769)
Administrative expenses (Exhibit H)	(227,814)	(122,377)

Subtotal	100,883	126,282

Amortization of goodwill	10,234	0

Subtotal	111,117	126,282

Other (Expense) Income, net (Note 3.i)	(18,730)	(14,833)

Financial income (expense) and holding gains (losses)
Generated by assets
Interest	11,247	19,298
Taxes and sundry expenses	(47,842)	(10,425)
Impairment of value of other assets	(10,122)	0
Exchange differences	13,224	7,823
Holding gain / (loss)	(1,937)	(2,180)
Other	(2,230)	0
Generated by liabilities
Interest	(127,603)	(63,343)
Related party interest	(711)	0
Taxes and sundry expenses	0	(22,998)
Exchange differences	(74,860)	(28,048)
Loss from debt restructuring	(2,477)	0
Other related party financial expense	(9,670)	0
Other	(1,723)	0

Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule and other trade receivables	1,170	10,609
Adjustment to present value of notes	0	(2,929)
(Loss) / Gain from the purchase of notes	(1,869)	858

Income from investments in related companies	531	0

(Loss) Income before taxes	(162,485)	20,114

Income tax (Note 4)	43,904	(23,218)
Minority interest	(11,829)	0

Net loss for the period	(130,410)	(3,104)

Losses per common share	(0.145)	(0.003)

The accompanying notes and supplemental exhibits are an integral part of these consolidated financial statements

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2011 AND 2010

(stated in thousands of pesos)

	2011	2010
Changes in cash and cash equivalents
Cash and cash equivalents at beginning of year (Note 22)	676,843	228,372
Cash and cash equivalents at end of period (Note 22)	220,023	298,109
Net (decrease) increase in cash and cash equivalents	(456,820)	69,737

Cash flows from operating activities
Net loss for the period	(130,410)	(3,104)

Adjustments to reconcile net loss to net cash flows provided by operating activities
Depreciation of property, plant and equipment (Exhibit A)	184,429	133,176
Retirements of property, plant and equipment (Exhibit A)	9,793	717
Loss from the sale of real property	143	0
Loss from investments in subsidiary and related companies	544	5
Amortization of goodwill	(10,234)	0
Gain from investments	(19,820)	(35,420)
Loss from financial debt restructuring	925	2,929
Loss / Gain from the purchase of notes	1,869	(858)
Exchange difference and interest on loans	162,667	84,817
Income tax (Note 4)	(43,904)	23,218
Allowance for doubtful accounts (Exhibit E)	14,625	13,363
Holding gain on other assets	10,122	(5,266)
Allowance for other doubtful accounts (Exhibit E)	5,015	5,312
Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule and other trade receivables	(1,170)	(10,609)
Minority interest loss	11,829	0

Changes in assets and liabilities:
Net (increase) decrease in trade receivables	(48,613)	27,338
Net (increase) decrease in other receivables	(193,039)	20,910
Decrease (Increase) in supplies	14,170	(5,718)
Increase in trade accounts payable	110,034	34,495
Increase in salaries and social security taxes	34,239	939
Increase (Decrease) in taxes	153,478	(59,497)
(Decrease) Increase in other liabilities	(8,568)	37,085
Increase for funds deriving from the Program for the rational use of electric power (PUREE)	250,853	209,552
Net increase (decrease) in accrued litigation	12,316	(5,383)

Financial interest paid (net of interest capitalized)	(88,270)	(31,225)
Financial and commercial interest collected	69,886	38,859

Net cash flows provided by operating activities	502,909	475,635

Cash flows from investing activities
Additions of property, plant and equipment (Exhibit A)	(379,527)	(281,962)
Acquisition of permanent investments	(567,035)	0
Advances to Edesal's and Edelar's sale agreement (Note 10 and Note 24 to basic financial statements)	20,845	0
Incorporation of cash from acquisition of permanent investments (Note 24 to the basic financial statements)	119,043	0
Net cash flows used in investing activities	(806,674)	(281,962)

Cash flows from financing activities
Net decrease in loans	(151,105)	(75,243)
Payment of dividends	(1,950)	0
Increase in current and non-current investments (1)	0	(48,693)
Net cash flows used in financing activities	(153,055)	(123,936)

Net (decrease) increase in cash and cash equivalents	(456,820)	69,737

(1) As of September 30, 2010 current investments include only those investments with original maturities of more than three months.
The accompanying notes and supplemental exhibits are an integral part of these consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

(amounts stated in thousands of pesos)

1.  FINANCIAL STATEMENTS CONSOLIDATION

In accordance with the provisions of Resolution No. 368/01 of the National Securities Commission (“CNV”), the publication of the consolidated financial statements must precede that of the basic financial statements of the issuer. This resolution implies a change in the presentation order of the consolidated information. However, the information contained in the basic financial statements and in the consolidated financial statements continues to be regarded as the main and complementary information, respectively, as established by the Argentine Business Organizations Law and the generally accepted accounting principles. Therefore, and for a correct interpretation thereof, the consolidated financial statements must be read together with the basic financial statements that follow them.

Consolidation bases

The financial statements of Empresa Distribuidora y Comercializadora Norte S.A. (hereinafter the “Company”) have been consolidated on a line-by-line basis with the financial statements of Empresa Distribuidora Eléctrica Regional S.A. (“EMDERSA”) and Aeseba S.A. (“AESEBA”) as from acquisition date (Note 24 to the basic financial statements), in accordance with the general consolidation method established by Technical Resolution No. 21 of the Argentine Federation of Professional Councils in Economic Sciences (“FACPCE”).

The data showing the Company’s consolidated controlling interest as of September 30, 2011 are as follow:

Directly controlled companies	Percentage interest held in capital stock and possible votes	Controlled / Indirectly and jointly controlled companies	Percentage interest held in capital stock and possible votes
	09.30.11		09.30.11
EMDERSA	78.56	Empresa Distribuidora de Electricidad de Salta S.A. (Edesa S.A.)	90.00

		Empresa Distribuidora de Electricidad de La Rioja S.A. (Edelar S.A.)	99.999994

		Empresa Distribuidora San Luis S.A. (Edesal S.A.)	99.999

		EMDERSA Generación Salta S.A.	99.98

AESEBA	99.99	Empresa Distribuidora de Energía Norte S.A. (EDEN S.A.)	90.00

2. VALUATION CRITERIA

The information about the valuation criteria applied by Edenor has been included in Note 3 to the basic financial statements. The financial statements of the subsidiary companies have been prepared on the basis of criteria similar to those applied by Edenor S.A.

3. BREAKDOWN OF MAIN CONSOLIDATED ACCOUNTS

Consolidated Balance Sheets as of September 30, 2011 and December 31, 2010

a)	Trade receivables

The breakdown of trade receivables as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Receivables from sales of electricity:

Sales of electricity - Billed	459,599	216,749

Sales of electricity - Unbilled	181,340	149,046
Retroactive tariff increase arising from the application of the new electricity rate schedule	0	21,442
Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule	0	(1,170)
Framework Agreement	48,358	33,047
National Fund of Electricity	2,771	3,437
Bonds for the cancellation of debts of the Province of Bs. As.	207	8,743
Specific fee payable for the expansion of the network, transportation and others	7,901	4,477
Total unbilled	240,577	219,022

In litigation	15,077	14,681
Less:
Allowance for doubtful accounts (Exhibit E)	(63,080)	(29,259)
Total Current	652,173	421,193
Non-Current:
Receivables from sales of electricity:
Cost Monitoring Mechanism and other receivables	45,711	45,531
Total Non-Current	45,711	45,531

b)	Other receivables

The breakdown of other receivables as of September 30, 2011 and December 31, 2010 is as follows:
	2011	2010
Current:

Prepaid expenses	6,122	4,625
Advances to suppliers	25,343	4,014
Advances to personnel	9,840	6,276
Related parties	4,487	4,169
Receivables from activities other than the main activity	36,830	23,321
Allowance for other doubtful accounts (Exhibit E)	(15,473)	(12,799)
Tax credits	15,699	0
Third-party notes receivable	2,846	0
Tax on financial transactions	916	3,693
Other	13,910	10,062

Total Current	100,520	43,361

Non-Current:

Prepaid expenses	2,475	1,199
Net deferred tax assets (Note 4)	191,790	104,446
Tax on minimum presumed income	55,505	12,283
Tax credits	11,143	0
Receivables from EDEN Class “C” Shareholders	15,417	0
Other	776	1,321
Total Non-Current	277,106	119,249

c)	Trade accounts payable

The breakdown of trade accounts payable as of September 30, 2011 and December 31, 2010 is as follows:
	2011	2010
Current:
Payables for purchase of electricity and other purchases	436,737	221,626
Payables with related party for technical management operator	63,330	0
Accrual for unbilled electric power purchases	137,734	111,860
Liability for works transferred and Customer deposits	83,327	33,965
Other	12,561	11,054
Total Current	733,689	378,505

Non-Current:

Liability for works transferred and Customer deposits	59,231	49,129
Other	1,235	1,855
Total Non-Current	60,466	50,984

d)	Loans

The breakdown of loans as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:
Financial loans	27,384	0
Interest	62,529	0
Corporate Notes	46,250	47,027
Derivative financial instruments	2,505	7,253
Adjustment to present value of Corporate Notes	0	(172)
Total Current	138,668	54,108

Non-Current:
Financial loans	110,213	0
Corporate Notes	1,208,924	1,052,686
Adjustment to present value of Corporate Notes	0	(17,573)
Total Non-Current	1,319,137	1,035,113

e)	Salaries and social security taxes

The breakdown of salaries and social security taxes as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Salaries payable and accruals	196,310	160,616
Social Security (ANSES)	40,622	13,651
Early retirements payable	5,376	6,165
Personnel benefits plans	8,848	0
Total Current	251,156	180,432

Non-Current:

Seniority-based bonus	17,350	12,432
Early retirements payable	6,165	6,845
Personnel benefits plans	44,793	31,356
Total Non-Current	68,308	50,633

f)	Taxes

The breakdown of taxes as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Provincial, municipal and federal contributions and taxes, VAT and turnover tax payable	73,510	62,925
Income tax and tax on minimum presumed income (net of advances and payments on account)	69,519	0
Withholdings	19,710	9,798
Municipal taxes	41,298	27,159
Tax regularization plan Law No. 26,476	1,441	1,364
Other	12,483	9,834
Total Current	217,961	111,080

Non-Current:
Deferred tax liabilities (Note 4)	102,001	0
Tax regularization plan Law No. 26,476	8,036	8,989
Other	4,411	0

Total Non-Current	114,448	8,989

g)	Other liabilities

The breakdown of other liabilities as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Program for the rational use of electric power (PUREE)	66,858	0
Dividends payable	6,239	0
Penalties and discounts	31,836	0
Advances to Edesal’s and Edelar’s sale agreements	20,845	0
Advances for works to be performed	13,985	0
Other	12,712	4,542
Total Current	152,475	4,542
Non-Current:

Program for the rational use of electric power (PUREE)	768,663	529,097
Penalties and discounts	483,833	455,421
Total Non-Current	1,252,496	984,518

Consolidated Statements of Income as of September 30, 2011 and 2010

h)	Net sales

The breakdown of net sales for the periods ended September 30, 2011 and 2010 is as follows:

	2011	2010

Sales of electricity (1)	2,523,356	1,616,560
Late payment charges	22,983	17,156
Right of use on poles	55,946	12,447
Connection charges	6,151	4,029
Reconnection charges	1,654	1,758
TOTAL	2,610,090	1,651,950

(1) Net of ENRE discounts and penalties for 53,379 and 41,677 for the periods ended September 30, 2011 and 2010, respectively (Note 17.a to the basic financial statements).

i)	Other (Expense) Income, net

The breakdown of other (expense) income, net for the periods ended September 30, 2011 and 2010 is as follows:

	2011	2010

Non-operating income (expense)	5,350	(2,190)
Commissions on municipal taxes collection	4,029	3,642
Net expense from technical services	0	(2,792)
Voluntary Retirements - Bonuses	(8,393)	(8,761)
Income from the reversal of tax-related accrued litigation	7,401	0
Severance paid	(7,841)	(3,677)
Accrued litigation (Exhibit E)	(24,731)	(3,000)
Retirements of property, plant and equipment (Exhibit A)	(9,793)	(717)
Income from retirements of property, plant and equipment	1,010	0
Net recovery of accrued litigation	0	2,400
Other	14,238	262
TOTAL	(18,730)	(14,833)

4. INCOME TAX AND DEFERRED TAX

Consolidated deferred tax assets and liabilities as of September 30, 2011 and 2010 are as follow:

	2011	2010
(Loss) Income for the period before taxes	(162,485)	20,114
Applicable tax rate	35,00%	35%
Income for the period at the applicable tax rate	(56,870)	7,040
Permanent differences at the applicable tax rate:
Adjustment for inflation of property, plant and equipment	19,245	17,088
Gain from the value on equity method	(186)	0
Undeductible expenses	(10,055)	0
Amortization of goodwill	(3,582)	0
Accruals and other	6,102	(910)
Total income tax charge for the period before allowance for impairment of value of net deferred tax assets	(45,346)	23,218
Increase in the allowance for impairment of value of net deferred tax assets	1,442	0
Total income tax charge for the period	(43,904)	23,218
Variation between deferred assets (liabilities) charged to the results of operations	91,623	13,962
Adjustment Income tax return fiscal year 2010	(2,733)
Income tax for the period	44,986	37,180

The amounts of deferred tax assets and liabilities considered as of September 30, 2011 and December 31, 2010 are as follow:

	2011	2010
Non-current deferred tax assets
Tax-loss carry forward	109,821	11,586
Trade receivables and other receivables	21,297	0
Accruals and other debts	158,665	162,053
Intangible assets	40,777	0
Other	36,142	13,532
Non-current deferred tax assets	366,702	187,171

	2011	2010
Non-current deferred tax liabilities
Property, plant and equipment and other	(248,478)	(82,725)
Non-current deferred tax liabilities	(248,478)	(82,725)

Net deferred tax assets before allowance for impairment of value of net deferred tax assets	118,224	104,446

	2011	2010
Allowance for impairment of value of net deferred tax assets	(28,435)	0
Net deferred tax assets (1)	89,789	104,446

(1) Includes deferred tax assets for 191,790 (Note 3.b) and deferred tax liabilities for 102,001 (Note 3.f).

5. CONSOLIDATED SEGMENT INFORMATION

Due to the recently made acquisitions (Note 24 to the basic financial statements), the process aimed at defining the Company’s consolidated business segments, i.e. those components of the business activity about which different financial information may be obtained, whether for the allocation of resources or the determination of an asset’s performance, is underway. This resolution also implies the definition of the guidelines to disclose services rendered geographical areas and major customers.

6. REGULATORY FRAMEWORK

The information about the regulatory framework applicable to Edenor has been included in Note 17 to the basic financial statements. The relevant information on the regulatory framework applicable to the subsidiary companies is summarized below.

The regulatory framework of the electricity market currently in effect is provided for by Law No. 24,065, which created the National Regulatory Authority for the Distribution of Electricity (Ente Nacional Regulador de la Electricidad, hereinafter “ENRE”), as the regulatory and control authority. EMDERSA, through the Operating Companies, is also subject to compliance with the provincial laws and regulations issued by the provincial control authorities.

The corresponding provincial regulatory authorities are: (i) the Provincial Electric Power Regulatory Commission (Comisión Reguladora Provincial de Energía Eléctrica, hereinafter “CRPEE”), in the province of San Luis; (ii) the Privatizations Control Authority (Ente Único de Control de Privatizaciones, hereinafter “EUCOP”), in the province of La Rioja, (iii) the Public Services Regulatory Agency (Ente Regulador de los Servicios Públicos, hereinafter “ENRESP”), in the province of Salta, and (iv) the Electric Power Control Authority (Organismo de Control de la Energía Eléctrica, hereinafter “OCEBA”), in the province of Buenos Aires.

The regulatory authorities are responsible for the approval and control of electricity rates and for verifying that the electric power public service be provided in accordance with the quality levels agreed upon in the corresponding concession agreements.

Concession agreements

Distribuidora San Luis

In accordance with the concession agreement, the Distribution Company of San Luis is required, among other things, (i) to provide the electric power service in conformity with the quality levels established in the concession agreement, and (ii) to make the necessary investments to properly maintain the provision of the service. Failure to comply with these requirements may make the Distribution Company liable to penalties.

The concession agreement provides for the tariff structure, and includes the initial electricity rate schedule as well as the procedure to be followed for the adjustment of the electricity rate schedule effective for a term of five years beginning as from the commencement date of the concession. Under these agreements, the electricity rates would be subject to periodical adjustments in order to reflect the variations recorded in electric power acquisition, transmission and distribution costs.

At the end of the term of the concession, all the assets owned by the Distribution Company, that are directly or indirectly used in the provision of the public service, will be transferred to the Provincial Government. The holders of the majority shareholding in the Distribution Company will receive, as payment for such transfer, the amount to be obtained from the sale of the totality of the shares to a new company to be organized by the Provincial Government, which will become the holder of the concession, after deducting any amounts receivable which the Provincial Government may have with the Distribution Company.

The main features of the regulatory framework applicable to Distribuidora San Luis are described below.

The concession agreement for the provision of the public service of electricity distribution to be rendered on an exclusive basis in the Province of San Luis was entered into on March 2, 1993 for a period of 95 years that may be extended for a maximum period of ten years. The term of the concession is divided into nine management periods, a first period of 15 years, and eight subsequent periods of 10 years each. At the end of each management period, the Province of San Luis will organize an international public bid for the sale of the majority shareholding in Distribuidora San Luis, whose conditions will be similar to those pursuant to which EMDERSA acquired its interest. EMDERSA will be entitled to participate in the bid.

The person or group who makes the highest bid will acquire the majority shareholding and pay the bid price to EMDERSA. If EMDERSA were the best bidder or if EMDERSA’s bid were equal to the highest bid, it will continue to hold the majority shareholding in Distribuidora San Luis, in which case no further payments to the Province of San Luis will be necessary nor any other obligations with respect to the bidding will be imposed on EMDERSA. There are no restrictions on the amount of EMDERSA’s bid. If EMDERSA did not make a bid or its bid were lower than the best bid made, the majority shareholding will be transferred to the bidder who made the highest bid and the price paid by the buyer will be delivered to EMDERSA, after deducting any amounts receivable which the Provincial Government may have with Distribuidora San Luis.

At the end of each management period, the Government of the Province of San Luis may revoke the exclusivity clause for the provision of the service or modify the area within which such exclusivity applies.

Resolution No. 757 dated June 24, 2008, countersigned by the Minister Secretary of State of Public Works and Infrastructure of the Province of San Luis, established the application, as from June 1, 2008, of a new Electricity Rate Schedule, and a new temporary increase of the Distribution Added Value. The Resolution also establishes that the Distribution Company shall submit to the CRPEE for its analysis, approval and subsequent audit, an Investment Plan in the sub-transmission and distribution network for an amount in excess of twenty million pesos, to be executed within a maximum period of two years.
The CRPEE, after having verified the technical specifications of the works plan and total invested amount, through note No. 1156/2010 dated December 30, 2010, considered that the investment plan submitted by Distribuidora San Luis under file 000-2008-051032 000 had been complied with.

Additionally, in 2009 and 2010, the Distribution Company submitted to the Provincial Electric Power Regulatory Commission (CRPEE) of San Luis, technical studies with the updated recalculation of the Distribution Added Value and load curves to support the request of an Overall Electricity Rate Review. On June 15, 2011, the Ministry of Public Works and Infrastructure issued Resolution No. 597-MOPeI-2011 whereby it approved an Electricity Rate Schedule, which resulted in an average increase of approximately 9% applicable as from June 1, 2011, and an investment plan to be carried out.

As of the date of these financial statements, Distribuidora San Luis continues renegotiating certain terms and conditions of the concession agreement with the regulatory authorities. Although it is not possible to anticipate the final wording of said terms and conditions, the Board of Directors of Distribuidora San Luis believes that they will not have a negative impact on the business.

Distribuidora La Rioja

The main features of the regulatory framework applicable to Distribuidora La Rioja are described below.

The concession agreement for the provision of the public service of electricity distribution and sale to be rendered on an exclusive basis in the Province of La Rioja was entered into on June 1, 1995 for a period of 95 years that may be extended for an additional period of ten years. The term of the concession is divided into nine management periods, a first period of 15 years, and eight subsequent periods of 10 years each. At the end of each management period, the Regulatory Authority will call for bids for the sale of the majority shareholding in Distribuidora La Rioja.

EMDERSA will be entitled to present its bid simultaneously with the other bidders and in accordance with the terms and conditions of the bid. If EMDERSA’s bid were higher than or equal to the best economic offer, it will continue to hold the majority shareholding and no further disbursements will be required.

On December 1, 2008, Distribuidora La Rioja and the Commission for the Renegotiation of Contracts, comprised of the Economy Minister, the Infrastructure Minister and the General and Legal Secretary of the Provincial Government, entered into a Memorandum of Understanding, which approved amendments to the Concession Agreement for the Public Service of Electricity Distribution and Sale, in accordance with the guidelines established in the Public Hearing for the Revision of Rates held in October 2008. The Memorandum of Understanding approves a new Electricity Rate Schedule for the Concession Agreement as well as a Customer Application Schedule, effective for consumption recorded as from November 1, 2008, with an authorized 16% average increase.

Furthermore, it was agreed that the debt owed by the Government to the Distribution Company for government grants corresponding to the period 2007/2008 and for other concepts, would be settled with the assignment of electric infrastructure works carried out and to be carried out by the Government. In addition, a cost monitoring mechanism, which will allow Distribuidora La Rioja (should the conditions stipulated in the Memorandum of Understanding concerning increases in costs and expenses be met) to request that the EUCOP begin a procedure for the analysis and review of rates, was also implemented.

In the 2010 fiscal year, the increases recorded in the Distribution Company’s costs exceeded the conditions stipulated in the Memorandum of Understanding for the Readjustment of the Agreement for the Provision of the Public Service of Electricity Distribution signed with the Government of the Province of La Rioja and ratified by the Governor through Decree FEP No. 2318/08. Therefore, in February 2011, the Distribution Company submitted Note GPRR No. 0110/11 with the supporting documentation of the greater costs borne by EDELAR S.A.

By Note No. 236 of the EUCOP dated March 28, 2011, the Board of the Control Authority rejected the distribution company’s request. On April 11, 2011, by Note GPRR No. 0258/2011 addressed to the EUCOP, the Distribution Company requested that such decision be reconsidered.

Distribuidora Salta and ESED

The main features of the regulatory framework applicable to Distribuidora Salta and ESED are described below.

The concession agreement for the provision of the public service of electricity distribution -which is divided into two different markets: the concentrated (urban) market and the isolated (isolated generation with non-conventional methods) market- to be rendered on an exclusive basis in the Province of Salta was entered into on August 12, 1996 for a period of 50 years that may be extended for a maximum period of ten years.

The term of the concession is divided into three management periods, a first period of 20 years, and two subsequent periods of 15 years each. At the end of each management period, the ENRESP will organize a public bid for the sale of the majority shareholding in Distribuidora Salta. The investment company must present its own bid simultaneously with the other bidders and in accordance with the terms and conditions of the bid. If the investment company’s bid were higher than or equal to the best economic offer, it will continue to hold the majority shareholding and no further disbursements will be required.

Empresa Distribuidora de Energía Norte S.A.

With regard to the adjustment for the increases recorded in costs, the Distribution Company continued to submit the information on the updated values of the Operative Costs Sample as well as on the valuation of the assets available for the rendering of service, in accordance with the provisions of caption 4.4 of Section 4 of the Protocol of Understanding. The last presentation was made in June 2010, which has been ratified by the Provincial Energy Administration.

In addition, Ministerial Resolution No. 415/11, which established a 9% average increase in rates, was published on June 8, 2011. The Electricity Rates Schedules approved by this resolution are applicable as from June 1, 2011 and contemplate for the June-September period, the suspension of the application of the Seasonal Prices set forth by Resolution No. 1169/08 of the Energy Secretariat for residential customers whose consumption exceeds 1,000 kWh bimonthly as defined by Resolution No. 202/11 of the Energy Secretariat.

Furthermore, the Infrastructure Ministry of the Province of Buenos Aires issued Resolution No. 463/11 pursuant to which the Network Expansion System of the Concession Agreement and the complementary regulations were supplemented and/or modified. With the issuance of such resolution, it is the Government’s intention to implement the Reimbursable Contributions System currently in place at the national level. At present, the necessary activities aimed at regulating such resolution and assessing its impact on EDEN S.A.’ regulatory economy are being carried out.

7. CORPORATE NOTES AND LOANS

The information about Edenor’s financing structure has been included in Note 14 to the basic financial statements. The relevant information on the subsidiary companies’ financing structure is summarized below.

EMDERSA

a)	Loans

In July 2010, Banco Itaú Argentina S.A. and Standard Bank Argentina S.A. granted loans to Distribuidora Salta, Distribuidora San Luis and Distribuidora La Rioja, with the aim of facilitating the implementation of the syndication process of a medium-term credit facility in pesos, whose main purpose were the early repayment of the debt under the corporate notes.

The amount disbursed under these loans totaled 163,850. The aforementioned facility became part of a medium-term syndicated loan that is part of the debt refinancing of Distribuidora Salta, Distribuidora San Luis and Distribuidora La Rioja, and whose main terms and conditions were: final maturity in July 2013 and repayment of principal in quarterly payments as from January 2012, in accordance with the following amortization schedule:

Amortization of principal
Date	%	Date	%

January 2012	11	January 2013	11
April 2012	11	April 2013	15
July 2012	11	July 2013	30
October 2012	11

The medium-term facility, which amounted to 208,500, was finally agreed and fully disbursed on July 15, 2010. The banks comprising the group of lenders were: Standard Bank Argentina S.A., Banco Hipotecario S.A., Banco de Galicia y Buenos Aires S.A., Banco Ciudad de Buenos Aires and Banco Itaú Argentina S.A. The syndicated loans stipulate certain conditions, restrictions and covenants which are to be assumed and complied with by the company.

The funds granted to Distribuidora La Rioja for an amount equivalent to 21,200 have been allocated to three time deposits in charge of the agent of the syndicated loan (Standard Bank Argentina S.A.).

During the term of this financing, EMDERSA as well as Distribuidora Salta, Distribuidora La Rioja and Distribuidora San Luis shall comply, in each case and among other covenants, with the following ratios in accordance with their respective financial statements:

▪           The ratio of Consolidated Financial Debt-to-Consolidated EBIDTA must be lower than or equal to:

-	EMDERSA: 2.25
-	Distribuidora Salta: 3.25
-	Distribuidora La Rioja: 2.40
-	Distribuidora San Luis: 1.50

▪           The ratio of Consolidated EBIDTA-to-Consolidated Financial Expense must be higher than or equal to:

-	EMDERSA: 3.00
-	Distribuidora Salta: 1.80
-	Distribuidora La Rioja: 2.00
-	Distribuidora San Luis: 3.00

On March 4, 2011, date on which Empresa Distribuidora y Comercializadora Norte S.A. (EDENOR) acquired the majority shareholding in EMDERSA, EDENOR disbursed a loan for 200,000 falling due on April 30, 2011 and accruing interest at an annual rate of 16%, which was applied, among other things, to the early repayment of 119,888 under the syndicated loan, plus interest accrued and applicable taxes as of that date for 5,913, with the remaining balance being applied to the repayment of a short-term bank debt.
On April 29, 2011, the Company refinanced the loans granted to EMDERSA’s subsidiary distribution companies for 31,178 in the case of Distribuidora La Rioja, 131,319 in the case of Distribuidora Salta and 37,502 in the case of Distribuidora San Luis, at an annual rate of 16% on each of them, with interest falling due semi-annually on October 31, 2011 and April 30, 2012 and principal falling due in its entirety on the latter date.
The financing conditions are in accordance with those usually obtained in the market for this type of transactions.
On October 25, 2011, by virtue of the corporate reorganization, Distribuidora San Luis repaid the debt with the Company for an amount of 37,503, which comprised principal, compensatory interest, commissions, expenses and other concepts applicable thereto.

With regard to the proposal made to the banks concerning the early repayment of this syndicated loan, it was proposed that the allocation of funds as stipulated in the original proposal be modified, and that the early repaid principal amounts be applied to the first principal due dates instead of applying them to the final maturities of the loan. Accordingly, the remaining maturities of this debt are, at present, the following:

Date	Amount

April 15, 2013	26,062
July 15, 2013	62,550

An amount of 2,009 corresponding to the third period of interest on this loan was paid on April 15, 2011. This is a special period since on March 4, 2011 the interest accrued as of that date was paid together with the early repayment of principal.
An amount of 4,382 corresponding to the fourth period of interest on this loan was paid on July 15, 2011.

b)           Class IV and Class V Corporate Notes

The Boards of Directors of Distribuidora Salta and Distribuidora La Rioja, at their meetings of September 17, 2010, authorized in each case, the issuance of a new class of Corporate Notes for a principal amount of up to 20,000 (the “Class IV and Class V Corporate Notes”, respectively) for each of them, within the framework of the Public Offering of the Issuance Program of Medium-Term Debt Guaranteed by EMDERSA, authorized by Resolution No. 15,433, issued by the CNV on July 27, 2006.

On October 29, 2010, the CNV authorized both for Distribuidora Salta and Distribuidora La Rioja, the placement of the Class IV Corporate Notes for an amount of 15,000, which could be increased to 20,000.

The term for the placement of those instruments came to an end on November 5, 2010. Due to the result obtained, it was resolved that the issuance of Class IV and Class V Corporate Notes be made for a Nominal Value of 15,200, in each case, and that the issuance and payment date be November 10, 2010.
In accordance with the terms and conditions of the Class IV – Series I and Class V – Series I Corporate Notes, on August 10, 2011 those companies paid interest accrued in the period beginning May 10, 2011 and ending August 9, 2011 for an amount of 1,199, at an annual interest rate of 15%, and the first principal amortization coupons corresponding to 25% thereof, for an amount of 7,600.

Furthermore, on October 18, 2011, the Shareholders’ Meeting of Distribuidora Salta approved a Global Program for the issuance of Corporate Notes for an amount of up to USD 200,000,000. This program, whose term will be five years to commence as from the date of its approval by the National Securities Commission (CNV), will replace the program currently in place.

AESEBA

Loans

On March 4, 2011, EDEN S.A. made an early repayment of the balance outstanding as of that date under the financial loan granted by Standard Bank Argentina S.A. and HSBC Argentina S.A. Such repayment was made with the Distribution Company’s own funds and the proceeds of a loan in local currency for 80,000 granted as of that date to EDEN S.A. by the Company. In accordance with the loan agreement, the loan accrues compensatory interest at an annual nominal rate of 16% and both principal and interest shall be fully paid at maturity, which took place on April 30, 2011.

On April 29, 2011, EDEN S.A. paid interest accrued as of April 30, 2011 for 1,999. Moreover, on such date EDEN S.A. and the Company agreed to extend the maturity date of the loan to April 30, 2012. Additionally, the new agreement stipulates that interest will be paid semi-annually in arrears, with the first installment falling due on October 31, 2011.

As of September 30, 2011, the balance of principal, including interest accrued, amounts to 80,564.

8. RESTRICTED ASSETS

a. Assets used in the provision of the public service

In accordance with the concession agreement, neither EMDERSA nor its subsidiaries may pledge the assets used in the provision of the public service or grant any other security interest thereon in favor of third parties, without prejudice to their right to freely dispose of those assets which in the future may become inadequate or unnecessary for such purpose. This prohibition does not apply in the case of security interests granted over an asset at the time of its acquisition and/or construction to secure payment of the purchase price and/or installation.

b. Guarantees - Distribuidora Salta, ESED

The holders of ESED’s class "A" shares may only modify their interest or sell their shares with the ENRESP’s authorization. Additionally, and in accordance with the provisions of the concession agreement, all the class "A" shares have been pledged in favor of the Province of Salta as security for the performance of the obligations assumed by the Distribution Company. The shares will be pledged during the entire term of the concession, and will continue to be pledged in the successive transfers of the majority shareholding. Should ESED fail to comply with any of the obligations assumed in the concession agreement, the Provincial Government may foreclose the pledge, by selling the shares in a Public Bid.

c. Frozen funds - Distribuidora Salta

As of September 30, 2011, Distribuidora Salta’s funds that have been frozen as a consequence of attachment orders, amount to 35.

9. OBLIGATIONS AND RESTRICTIONS ARISING FROM THE PRIVATIZATION

In accordance with the Bidding terms and conditions, EDEN is required to comply, among others, with the following obligations:

a) Not to transfer the class “A” shares without the prior approval of the Control Authority.

b) To make the necessary investments and carry out the necessary maintenance works in order to guarantee service quality levels.

c) To refrain from granting in favor of third parties any security interest on the assets used in the provision of the public service such as mortgages, pledges or any other lien, without prejudice to EDEN’s right to freely dispose of those assets which in the future may become inadequate or unnecessary for such purpose. This prohibition does not apply in the case of security interests granted by the Holder of the concession over an asset at the time of its acquisition to secure payment of the purchase price.

d) To pay the inspection and control tax to be fixed by the Control Authority.

10. TARIFF STRUCTURE REVIEW

The information about the Review of Edenor’s Tariff Structure and the Adjustment for increases recorded in Edenor’s costs have been included in Note 17 to the basic financial statements.
The relevant information on the Review of the subsidiary companies’ Tariff Structure is summarized below.

a. Distribuidora Salta –EDESA S.A.-ESED S.A.

EDESA S.A.

By Resolution No. 74/01, the Public Services Regulatory Agency of Salta (ENRESP) established that due to the lack of sufficient elements to approve a new Tariff Structure and Electricity Rate Schedule that could go into effect in the contemplated date, the tariff structure, the electricity rate schedule and the general conditions for the electricity distribution service in Salta, included in the Concession Agreement, would continue to be temporarily in effect.

The review of the tariff structure was affected by the provisions of Law No. 25,561 and Decrees Nos. 214 and 260 of the Federal Government.

Furthermore, the Public Services Regulatory Agency of Salta (ENRESP) issued Resolution No. 160/06, which established the creation of a "reference indicator" that allows the Distribution Company to request the readjustment of rate values if the variation recorded in such indicator exceeds 5%. The transfer to the electricity rate will only take place after the approval of the ENRESP, as long as the Distribution Company has submitted a well-grounded presentation, demonstrating the real increase recorded in its costs as a consequence of inflation. On the contrary, if the indicator shows a negative result of more than 5%, the ENRESP will be entitled to analyze and adjust the rates accordingly.

In April 2011, EDESA S.A. submitted to the ENRESP a new proposal for the adjustment of electricity rates.

On June 16, 2011, by Resolution No. 533/11, issued within the framework of the provisions of Resolution No. 160/06, the ENRESP authorized a 19.7% adjustment in Distribuidora Salta’s average sale rate for all customer categories, applicable as from the June/2011 electricity rate schedule.

Additionally, Distribuidora Salta and the ENRESP are currently conducting the studies necessary for the Five-yearly Review of the Electricity Rate Schedule, which is estimated to be concluded in the first months of 2012 by a public hearing.

ESED S.A.

During the fiscal year 2005, the ENRESP approved Resolutions Nos. 126/05 and 280/05 which established a new electricity rate schedule, the quality regulations of the technical service and the system of government grants applicable to ESED’s users.

The studies for the five-yearly review of the electricity rate schedule for the year 2010 were submitted to the ENRESP in September 2010. Additional information was subsequently submitted at the ENRESP’s request. As of September 30, 2011, the review process is still in progress. In addition, the possibility of a government grant on the electricity rates as recognition of greater costs is currently being analyzed.

b. Distribuidora La Rioja –EDELAR S.A.

Due to the fact that the increases recorded in the Distribution Company’s costs exceeded the conditions stipulated in the Memorandum of Understanding for the Readjustment of the Agreement for the Provision of the Public Service of Electricity Distribution signed with the Government of the Province of La Rioja and ratified by the Governor through Decree FEP No. 2318/08, in February 2011, the Distribution Company submitted Note GPRR No. 0110/11 with the supporting documentation of the greater costs borne by EDELAR S.A.

By Note No. 236 of the EUCOP dated March 28, 2011, the Board of the Control Authority rejected the distribution company’s request. On April 11, by Note GPRR No. 0258/2011 addressed to the EUCOP, the Distribution Company requested that such decision be reconsidered.

c. Distribuidora San Luis –EDESAL S.A.

In 2009 and 2010, the Distribution Company submitted to the Provincial Electric Power Regulatory Commission (CRPEE) of San Luis, technical studies with the updated recalculation of the Distribution Added Value and load curves to support the request of the Overall Electricity Rate Review.

On June 15, 2011, the Ministry of Public Works and Infrastructure issued Resolution No. 597-MOPeI-2011 whereby it approved an Electricity Rate Schedule, which resulted in an average increase of approximately 9% applicable as from June 1, 2011, and an investment plan to be carried out.

d. Distribuidora de Energía Norte -EDEN S.A.

During the year ended December 31, 2010, EDEN continued to submit information on the updated values of the Operative Costs Sample as well as on the valuation of the assets available for the rendering of service, in accordance with the provisions of caption 4.4 of Section 4 of the Protocol of Understanding. The last presentation was made in June 2010, which has been ratified by the Provincial Energy Administration.

11. LEGAL ACTIONS

The information about Edenor’s legal actions has been included in Note 20 to the basic financial statements. The relevant information on the subsidiary companies’ legal actions is summarized below.

TAX CONTINGENCY - DISTRIBUIDORA SAN LUIS

By Resolution No. 127 dated November 30, 2000, the Federal Administration of Public Revenues (AFIP) challenged the Value Added Tax (VAT) returns for the January 1994 - October 1999 fiscal periods and determined through a sua sponte assessment the tax for such periods, claiming the payment of the differences which, as of September 30, 2011 amounted to approximately 25,882. Such amount includes interest accrued through the closing date of the financial statements as well as fines.

The origin of the claim is that the AFIP believes that the “Municipal Tax” that Distribuidora San Luis collected from its customers on behalf of the Municipalities is a part of the VAT taxable base as it is included in the price of the electric power delivered, whereas in the opinion of Distribuidora San Luis it is exactly the opposite.

On December 27, 2000, Distribuidora San Luis filed an appeal against the sua sponte assessment made by the AFIP with the Federal Tax Court, whose decision, rendered on November 27, 2002, agreed with the AFIP’s criterion.  On February 12, 2003, Distribuidora San Luis appealed the decision before the Federal Court of Appeals, which, on September 19, 2006 pronounced judgment in favor of the Distribution Company, although it imposed court costs on both parties.  Finally, Distribuidora San Luis filed an extraordinary appeal requesting that the court costs be entirely imposed on the AFIP.  The tax authorities, in turn, filed an ordinary and an extraordinary appeal against judgment rendered with the Supreme Court.

Furthermore, the AFIP carried out similar reviews for subsequent periods. In this regard, and with the same arguments, the tax authorities claimed, in a first stage, tax differences for approximately 4,980 for the periods between November 1999 and January 2001, and subsequently 7,457 for the periods between February 2001 and March 2003. Also, in May 2010, it made a new adjustment in the amount of 6,038 for the periods between May 2003 and December 2004. All the reported amounts include interest accrued through the date of these financial statements as well as fines. In each case, the Distribution Company has rejected the assessments made by the AFIP and filed an appeal with the Federal Tax Court, which is awaiting resolution by the administrative authority.

In view of the foregoing, the Distribution Company believes that the recording of an accrual for this concept is not necessary.

TAX CONTINGENCY - DISTRIBUIDORA SALTA

In April 2001, the Federal Administration of Public Revenues (AFIP) challenged the Income tax returns filed by Distribuidora Salta for fiscal years 1997 and 1998 on the grounds that the works carried out with the funds deriving from the Special Fund for the Electric Power Development of Argentine Provinces (FEDEI) were subject to income tax, thus rejecting the income tax deduction related to allowances for doubtful tax accounts. Furthermore, such adjustments resulted in the objection of the minimum presumed income tax return for fiscal period 1998.

On April 30, 2001, Distribuidora Salta filed an appeal against the assessments referred to above with the Federal Tax Court, which, as of the date of issuance of these financial statements, has not yet pronounced any judgment.

On November 7, 2005, the Federal Administration of Public Revenues (AFIP) informed Distribuidora Salta that, according to its interpretation, the company reorganization notified by Distribuidora Salta in 2001 (merger of CESA into Distribuidora Salta) did not comply with the requirements set forth by the Income Tax Law and its Regulatory Decree.  Consequently, neither CESA’s accumulated and effective tax loss carryforwards nor its tax exemptions pending use could be transferred to Distribuidora Salta, the surviving company.

Distribuidora Salta believes that the aforementioned reorganization meets all the requirements set forth in the current legislation to be considered within the tax-free system and, therefore, it is admissible that CESA’s tax rights and obligations be transferred to and computed in the surviving company.

In November 2005, Distribuidora Salta filed an appeal against the above-mentioned AFIP’s resolution. On November 4, 2008, the AFIP notified its decision to reject the appeal lodged.

On February 10, 2009, Distribuidora Salta filed proceedings against such administrative decision with the Federal Justice on the grounds that it was an administrative act that could only be objected by means of a legal action.

Furthermore, on January 19, 2009, the AFIP notified Distribuidora Salta of the amendment made to the original brief so as to extend it and include the rejection of the reorganization, which EDESA answered on February 11, 2009.  On August 19, 2009, the AFIP, through Resolution No. 151/09, notified the Distribution Company of a sua sponte assessment of the income tax for the referred to 2000 - 2002 fiscal periods.

On September 8, 2009, the Distribution Company filed with the Federal Tax Court an appeal against such resolution, rejecting the totality of the charges questioned, and a motion to dismiss based on the fact that the claims at issue were being litigated in another lawsuit, thus requesting that the Tax Court abstain from issuing an opinion until the Federal Court of Salta rendered judgment. This petition may be either accepted or not by the Tax Court.

Should such situation be confirmed, the final conclusion as to the admissibility and the final amount of the adjustment, if applicable, will be determined by the Federal Justice. Therefore, no accrual has been recorded in this regard, based on the favorable substantial grounds that Distribuidora Salta believes to have.

In view of the foregoing, Distribuidora Salta believes that the recording of an accrual for this concept is not necessary. Consequently, the financial statements must be read in the light of these circumstances.

12. EMPLOYEE STOCK OWNERSHIP PROGRAM

The information about Edenor’s Employee Stock Ownership Program has been included in Note 16 c) to the basic financial statements. The relevant information on the subsidiary companies’ Employee Stock Ownership Program is summarized below.

DISTRIBUIDORA SALTA

The Class “C” shares issued by Distribuidora Salta, representing 10% of its capital stock, will be assigned by the Provincial Government to the employees transferred to this distribution company in accordance with the terms and conditions of an employee stock ownership program (ESOP).  As of the date of these financial statements, the ESOP has been regulated by the Provincial Government as per Decree No. 155/02 and Resolution No. 53/02 of the Economy Ministry and its subsequent Decree No. 239/02.

During fiscal year 2005, the province’s Economy and Public Words Ministry issued Resolutions Nos. 349 D and 406 D dated November 8, 2005 and December 9, 2005, respectively, which provided for the acquisition of the rights and shares of the former Provincial Energy Administration employees. Over 60% of all ESOP beneficiaries accepted the Provincial Government’s offer.

On December 25, 2007, the Provincial Government issued Decree No. 3624/07 which approved the definitive assignment made by the beneficiaries of Distribuidora Salta’s employee stock ownership program, ordered the transfer of the Class “C” shares in favor of the Provincial Government, and requested the recording of such transfer in Distribuidora Salta Shareholder Register.

It was requested that a profit-sharing bond be implemented by Distribuidora Salta in accordance with the provisions of the referred to Decree, decision which Distribuidora Salta appealed on January 3, 2008. By Decree No. 1223/09 dated March 12, 2009, the appeal filed by Distribuidora Salta was rejected. Therefore, the Distribution Company filed a motion for clarification, after which the only possibility available would be to resort to the judicial system, which the Distribution Company did on May 6, 2009 before the Court in Contentious and Administrative Matters of the Province of Salta. Such action is in judicial process.

13. LIABILITY FOR WORKS TRANSFERRED

Balances comprise the debt recognized by Distribuidora Salta, Distribuidora San Luis and Distribuidora La Rioja with certain customers for the transfer in their favor of the property title of infrastructure works (electrical installations) directly carried out by those customers or by the Distribution Companies on their behalf.

14. LOAN FOR USE AGREEMENT

On March 2, 1993, Distribuidora San Luis agreed with SESLEP (Servicios Eléctricos San Luis Empresa Provincial) on the gratuitous use of certain real property owned by SESLEP, undertaking not to transfer to third parties the use of part or all of those properties and to take out fire insurance and third-party liability coverage for them. These properties have not been included in Distribuidora San Luis’s assets.

15. RESTRICTIONS ON THE DISTRIBUTION OF PROFITS

As established by the Argentine Business Organizations Law, the By-laws and Resolution No. 195 of the National Securities Commission, 5% of the profits for the year plus (less) prior year adjustments and absorption of accumulated losses, if any, must be allocated to the Legal Reserve, until it equals 20% of the restated capital stock.

Due to the commitments undertaken in relation to the issuance of the Corporate Notes, neither EMDERSA nor any of its subsidiaries may directly or indirectly distribute or pay dividends unless, after giving pro-forma effect to the transaction, EMDERSA’s consolidated financial debt-to-EBITDA ratio is lower than 2.25 and no event of default has occurred.

16. PIQUIRENDA GENERATION PLANT – EMDERSA Generación

In April 2008, EMDERSA Generación accepted the offer submitted by Industrias Juan F. Secco S.A. for the construction, assembling and start-up of an electricity generation plant under the “turnkey” procurement basis.

The plant consists of a 30 MW thermal generation plant comprised of ten GE Jenbacher JGS 620 natural gas-fired motor-generators. The fuel is obtained through a direct connection to Transportadora de Gas del Norte’s gas pipeline. The electric power generated is injected to the network of Empresa Distribuidora de Electricidad de Salta – EDESA – Sociedad Anónima and, through the Tartagal Transformer Station, is sent to the National Interconnected System.

The generation plant has been classified by the Energy Secretariat as “Critical Infrastructure Work”. Moreover, the National Regulatory Authority for the Distribution of Electricity granted “Access to the existing capacity in power transport lines”.  The Energy Secretariat has already accepted the application to qualify as Agent of the Wholesale Electricity Market (MEM).

To complete the project, EMDERSA Generación has accepted the following offers:

a).
Offer from Pan American Energy LLC - Argentina Branch to provide natural gas from the “Acambuco” field. This contract was rescinded on April 11, 2011 due to the fact that the variable cost associated to the agreed-upon natural gas price was not approved by the Energy Secretariat.

b).	Offer from Industrias Juan F. Secco S.A. to carry out operation and maintenance activities of the plant for a term of 10 years.

As from the acceptance of the offer for the construction of the plant, Industrias Juan F. Secco S.A. began to work on the detailed engineering in order to commence the construction works on the site.

At the same time, EMDERSA Generación began to work on the cleaning, leveling and compressing of the land and to acquire the electric equipment not included in Industrias Juan F. Secco S.A. offer.

The aforementioned project was financed by an additional capital contribution of EMDERSA, for an amount of 2,988, and financial loans for 28,000 and USD 17,365 thousand.

The construction works ended in March 2010. The plant was conceived to operate within the framework of the “Energy Plus” program, however, due to the development of the regulatory framework, the electricity produced by the generation plant could not be sold in this market segment, for which reason the commercial strategy has been modified, as described further in below.

In December 2010, the commercial activities began with the signing of two agreements with Distribuidora Salta, for the availability of a total of 28 MW of power. These agreements made it possible not only to commence operations but also to meet the variable generation costs and the main fixed expenses through April 30, 2011, date on which they fell due.

The plant’s availability of power allowed Distribuidora Salta to overcome the serious supply problem faced in the northern area of the Province of Salta during the summer season.

On April 1, 2011, within the framework of the “Agreement for the management and operation of projects, increase of thermal generation availability and adequacy of the 2008-2011 generation remuneration”, the authorization of Piquirenda Generation Plant to carry out commercial activities was included as part of the agreement entered into by and between the National Energy Secretariat, party of the first part, and Central Piedra Buena S.A., Central Térmica Loma de la Lata S.A., Central Térmica Güemes S.A.,  Hidroeléctrica Diamante S.A and Hidroeléctrica Los Nihuiles S.A., parties of the second part.

This agreement stipulates that in a first stage the Piquirenda Generation Plant will be authorized to carry out commercial activities while in a second stage the plant’s capacity will be expanded to 15 MW. The remuneration of and compliance with both stages will be regarded separately. In exchange, the Energy Secretariat will instruct CAMMESA to sign a supply agreement with EMDERSA Generación within the framework of Resolution No. 220/2007 of the Energy Secretariat.

Within the framework of this agreement, the Piquirenda Generation Plant was finally authorized to carry out commercial activities on May 3, 2011. On July 15, 2011, EMDERSA Generación entered into a Supply Contract to the MEM within the framework of Resolution No. 220/2007 of the Energy Secretariat. As from such date and through the end of the current period, the electricity produced has been sold in accordance with the provisions of said agreement.

The natural gas used as fuel derives from the assignment of part of an agreement entered into by a third party with Panamerican Energy and from agreements with Pluspetrol.

Additionally, since August 1, 2011 the plant has been using natural gas Plus from its agreement with Petrolera Pampa S.A. approved by the Energy Secretariat.
Furthermore, the option to assign natural gas volumes to CAMMESA within the framework of Notes Nos. 6,866/09 and 7,585/10 of the Energy Secretariat has been exercised.

As from the provisional handover of the construction works, Industrias Juan F. Secco S.A. began to carry out operation and maintenance activities in accordance with the aforementioned offer. However, on June 17, 2011, EMDERSA Generación accepted an offer from Industrias Juan F. Secco S.A. which established, among others, the following:

-	The definitive handover (delivery) of the construction works and the definitive amounts of additional expenses and late completion penalties.

-	The rescission, as from June 30, 2011, of the Operation and Maintenance Agreement in place and the conditions for the transfer to the company of personnel, spare-parts, supplies and tools.

-	The conditions pursuant to which Industrias Juan F. Secco S.A. will provide assistance services for a term of six months.

Therefore, as from July 1, 2011, operation and maintenance activities will be entirely carried out by EMDERSA Generación.

17. COMMITMENTS WITH PERSONNEL

a) Collective bargaining agreements

In accordance with the provisions of Section 31, subsections h and b of Collective Bargaining Agreement No. 887/2007 entered into by Luz y Fuerza (Electric Light and Power Labor Union) and Distribuidora La Rioja, Section 31 of Collective Bargaining Agreement No. 873/2007 entered into by Luz y Fuerza and Distribuidora Salta, and Section 31 of Collective Bargaining Agreement No. 926/2007 entered into by Luz y Fuerza and Distribuidora San Luis, any male/female employee reaching 20, 25, 30, 35 and 40 or 17, 22, 27, 32 and 37 years of employment, respectively, or choosing to retire, as well as the beneficiary of any employee who died before retirement, will be granted a salary and seniority-based bonus. The retirement benefit is increased by 2% for each year exceeding the first 5 years of employment.

Furthermore, in accordance with the provisions of Sections 34 bis) and 32 of Collective Bargaining Agreements No. 855/2007 entered into by APUAYE (Association of Water and Electric Power Professional Personnel) and Distribuidora La Rioja, No. 848/2007 entered into by APUAYE and Distribuidora Salta, and No. 850/2007 entered into by APUAYE and Distribuidora San Luis, any male/female employee reaching 20, 25, 30, 35 and 40 or 17, 22, 27, 32 and 37 years of employment, respectively, or choosing to retire will be granted a salary and seniority-based bonus, which will be increased by 2% for each year exceeding the first 5 years of employment.

The main actuarial assumptions used contemplate an actual annual discount rate of 6%, an annual nominal discount rate of 27%, an annual inflation rate of 21%, and an annual salary increase rate per seniority of 1%.

b) Bonuses and benefits – EDEN S.A.

Bonuses:
Bonuses to be granted to employees with certain number of years of employment, as stipulated in collective bargaining agreements in effect. In accordance with the terms of Section 24 of Collective Bargaining Agreement Nos. 1041 and 1042/1994 entered into with Luz y Fuerza, any male/female employee reaching 20, 25, 30, 35 and 40 or 17, 22, 27, 32 and 37 years of employment, respectively, will be granted a salary and seniority-based bonus.

Benefits:
Benefits to be granted to employees upon retirement, as stipulated in collective bargaining agreements in effect

Liabilities related to the above-mentioned accumulated seniority-based bonuses and personnel benefits plans have been determined contemplating all rights accrued by the beneficiaries of the plans through the end of the period ended September 30, 2011.

The main actuarial assumptions used contemplate an actual annual discount rate of 10%, an interest rate of 10%, an annual inflation rate of 11%, and an annual salary increase rate per seniority of 2%.

As of September 30, 2011, the accrued liability for personnel benefits has been recorded at the present value of future cash flows and charged throughout the remaining number of years of service of the beneficiaries involved, until all the terms and conditions of each benefits plan are complied with. Recognized net liabilities for such benefits have been disclosed in Current and Non-Current Liabilities under “Salaries and social security charges”. No debt is due as of the end of the period.

18.	MANAGEMENT OPERATOR. INCOME TAX. DEDUCTIONS. FOREIGN BENEFICIARIES.

In June 2003, the Subsidiary Company was notified of the commencement by the Federal Administration of Public Revenues (AFIP) of a sua sponte assessment procedure aimed at verifying the calculation of income tax and withholdings to foreign beneficiaries for fiscal periods 1998 and 1999.

Within the framework of this inspection, the AFIP noted a delay in the registration with the National Institute of Intellectual Property (INPI) of the technical assistance, know-how and operation agreement entered into on June 2, 1997 by the Subsidiary Company and CEA Americas Operating Company (afterwards PSEG Americas Operating Company). As a consequence of the delay, the AFIP questioned the deduction of the amounts paid under the agreement on income tax returns for periods 1997, 1998 and 1999.  Additionally, the AFIP questioned the presumed net income rate applied by the Subsidiary Company on such amounts.

In October 2003, the AFIP issued two resolutions pursuant to which the Subsidiary Company was not only required to pay the amounts not declared in the income tax and the withholdings made to foreign beneficiaries, plus late payment/default interest, but was also fined due to the violation of Section 45 of the Tax Procedural Law. The Subsidiary Company filed appeals against such resolutions with the Federal Tax Court, whose resolution was pending.

On April 28, 2009, the Subsidiary Company decided to adhere to the Tax and Social Security Contributions Regularization Plan set forth by Law No. 26.476/08, regulated by General Resolution No. 2537/09, thereby abandoning the appeals filed with the Federal Tax Court.

The most important features of the regularization plan are the following: exemption of fines on which no final judgment has been rendered, exemption of interest on the amount exceeding a specific percentage of the outstanding principal, determination of an initial payment equal to 6% of the consolidated debt and the payment of the remaining balance in a maximum period of 120 months, a monthly financing rate of 0.75% and the suspension of the tax criminal actions underway.

19. RESTRICTION ON THE TRANSFER OF THE SUBSIDIARY COMPANY’S SHARES

In accordance with the terms and conditions of the national and international public bid for the sale of classes “A”, “B” and “C” shares of EDEN S.A., the Distribution Company’s class “A” shares may not be sold nor transferred in any other way without the previous authorization of the Provincial Government.

20. ADMINISTRATIVE CLAIM – TAX ON MINIMUM PRESUMED INCOME

The subsidiary company, through different administrative claims (acción de repetición1) filed with the Public Administration of Public Revenues (AFIP), claimed the excess amounts paid as Minimum Presumed Income Tax for fiscal periods 1998 through 2003.

In fiscal year 2007, the AFIP issued resolutions approving the reimbursement of the amounts claimed for fiscal years 1998 through 2001.

In 2010, the AFIP partially approved the amounts claimed for fiscal years 2002 through 2003, subsequently crediting in the subsidiary company’s account an amount of 1,999 as the amount claimed by the subsidiary company and approved by the AFIP for years 1998 through 2003 and  late payment/default interest calculated from the dates of the fund reimbursement requests through the effective payment date.

The subsidiary company lodged two special appeals (recurso de reconsideración2) against the AFIP’s resolutions claming not only the approval of the amounts not approved by the tax authorities but also that interest be calculated as from the filing date of the administrative claim. As of to date, these appeals have not yet been resolved.

In August 2011, the AFIP corrected interest calculation and on August 17, 2011 made payment for the period 1998 through 2001. The appeal concerning fiscal years 2002 and 2003 is still pending resolution.

NOTE 21. CORPORATE REORGANIZATION

On August 23, 2011, the Board of Directors of EMDERSA unanimously resolved to convene an Extraordinary Shareholders’ Meeting for December 16, 2011 in order to propose that a corporate reorganization be carried out. Such reorganization will consist of the spin-off of EMDERSA’s following assets: (a) the ownership of the shares held by EMDERSA in Distribuidora San Luis, together with all the present or future rights and obligations relating to or arising from such shareholding, as well as any right, obligation or contingency related to Distribuidora San Luis’s business activity, for the setting up of a new company; (b) the ownership of the shares held by EMDERSA in Distribuidora Salta, together with all the present or future rights and obligations relating to or arising from such shareholding, as well as any right, obligation or contingency related to Distribuidora Salta’s business activity, for the setting up of a new company; and (c) the ownership of the shares held by EMDERSA in EMDERSA Generación Salta, together with all the present or future rights and obligations relating to or arising from such shareholding, as well as any right, obligation or contingency related to EMDERSA Generación Salta’s business activity, for the setting up of a new company. See note 24 to the basic financial statements.

1 Acción de repetición: administrative claim which a taxpayer may file in order to request the reimbursement of unduly paid amounts, whether voluntarily or at the request of the tax authorities
2 Recurso de reconsideración: appeal filed in order that the same administrative authority or officer who gave a decision shall reconsider and revoke it.

22. CONSOLIDATED CASH FLOW INFORMATION

Cash and cash equivalents

For the preparation of the Consolidated Statement of Cash Flows, the Company considers as cash equivalents all highly liquid investments with original maturities of three months or less.

	As of September 30, 2011	As of December 31, 2010	As of September 30, 2010
Cash and Banks	46,012	8,611	8,681
Time deposits	619	17,523	20,243
Money market funds	147,839	117,458	106,664
Government bonds, Corporate notes and Shares	25,553	533,251	157,213
Trusts	0	0	5,308
Total cash and cash equivalents in the Consolidated Statement of Cash Flows	220,023	676,843	298,109

23. SUBSEQUENT EVENTS

On October 25, 2011, the Board of Directors of EDESAL S.A. resolved to pay an amount of 20,400, comprising principal, compensatory interest, commissions, expenses and other concepts applicable to the debt under the syndicated loan granted by Banco Itaú Argentina S.A., Standard Bank Argentina S.A. and Banco Hipotecario S.A., and to subscribe a request for financial assistance to Banco Itaú Argentina S.A., Standard Bank Argentina S.A., and other financial entities, for the total amount of 60,000, to be secured by Rovella Carranza S.A. and the Company, and paid in eight equal, semi-annual and consecutive installments.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010
EXHIBIT A
PROPERTY, PLANT AND EQUIPMENT

	Original value						Depreciation				Net	Net
MAIN ACCOUNT	At beginning	Incorporat. balances				At end	At beginning		For the	At end	book value	book value
	of year	acquis.Perm.Inv (1)	Additions	Retirements	Transfers	of period	of year	Retirements	period	of period	2011	2010
FACILITIES IN SERVICE

Substations	1,139,156	183,899	4,074	(1,439)	30,644	1,356,332	392,709	(686)	28,185	420,207	936,125	746,447
High voltage networks	482,015	83,637	6	0	12,764	578,422	169,172	0	11,493	180,665	397,757	312,843
Medium voltage networks	947,378	487,436	6,217	(1,462)	72,638	1,512,205	374,014	(430)	31,502	405,086	1,107,119	573,364
Low voltage networks	1,827,121	483,526	1,484	(911)	78,063	2,389,283	1,075,563	(1,247)	42,664	1,116,980	1,272,303	751,558
Transformation chambers and platforms	660,269	95,923	0	(164)	29,701	785,729	243,690	(43)	16,742	260,389	525,340	416,579
Meters	745,841	190,170	308	(1,228)	71,722	1,006,813	313,241	(515)	25,972	338,698	668,115	432,600

Machinery and facilities	0	56,073	0	0	0	56,073	0	0	0	0	56,073	0
Turbines - Boilers - Transformers	0	4,342	0	0	0	4,342	0	0	0	0	4,342	0
Plants - Auxiliary equipment - Equipment and Fixtures	0	19,775	21,430	(4,722)	-6,406	30,076	0	0	3,168	3,168	26,908	0
Remote control systems - Automation - Generation plants	0	7,158	74	0	2,681	9,913	0	0	4,871	4,871	5,042	0
Maintenance	0	26,625	0	0	0	26,625	0	0	1,833	1,833	24,792	0
Expansion project - Mandatory works and tasks	0	31,116	0	0	0	31,116	0	0	0	0	31,116	0
Buildings	107,072	51,243	628	(576)	3,865	162,232	24,079	(375)	4,040	27,744	134,488	82,993
Communications network and facilities	103,009	2,318	0	0	0	105,327	66,391	0	0	66,391	38,936	36,618
Total facilities in service	6,011,861	1,723,241	34,220	(10,504)	295,671	8,054,489	2,658,859	(3,297)	170,470	2,826,032	5,228,457	3,353,002
FURNITURE, TOOLS AND EQUIPMENT
Furniture, equipment and software projects	200,007	19,475	1,589	(1,872)	817	220,016	186,950	(1,888)	8,723	193,785	26,231	13,057
Tools and other	48,291	7,041	0	(5)	95	55,422	44,288	0	1,165	45,453	9,969	4,003
Transportation equipment	28,765	7,194	5,228	(578)	1,427	42,036	17,144	(459)	4,070	20,755	21,281	11,621
Total furniture, tools and equipment	277,063	33,710	6,817	(2,454)	2,339	317,474	248,382	(2,347)	13,959	259,993	57,481	28,681
Total assets subject to depreciation	6,288,924	1,756,951	41,037	(12,958)	298,011	8,371,963	2,907,241	(5,644)	184,429	3,086,025	5,285,938	3,381,683
CONSTRUCTION IN PROCESS
Transmission	138,526	51,803	153,390	(1,116)	(134,121)	208,482	0	0	0	0	208,482	138,526
Distribution and other	169,273	63,297	185,100	(1,363)	(163,890)	252,417	0	0	0	0	252,417	169,273
Total construction in process	307,799	115,100	338,490	(2,479)	(298,011)	460,899	0	0	0	0	460,899	307,799
Total 2011	6,596,723	1,872,051	379,527	(15,437)	0	8,832,862	2,907,241	(5,644)	184,429	3,086,025	5,746,837
Total 2010	6,213,895	0	388,770	(5,942)	0	6,596,723	2,731,509	(2,648)	178,380	2,907,241	-	3,689,482

(1) See Note 24 to the basic financial statements

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010
 EXHIBIT C
INVESTMENTS IN OTHER COMPANIES
(stated in thousands of pesos)

							Information on the Issuer
								Last financial statement issued
Name and features of securities	Class	Face value	Number	Adjusted cost	Value on equity method	Net book value 2011	Main activity	Date	Nominal Capital Stock	Loss for the period	Equity	% interest in capital stock	Net book value 2010

NON-CURRENT INVESTMENTS

Section 33 Law No. 19,550 as amended -Companies-

Related Company :
SACME S.A.	common non- endorsable	$1	6,000	15	402	402	Electric power services	06/30/2011	12	(25)	804	50	415
Total						402							415

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

EXHIBIT D

OTHER INVESTMENTS

(stated in thousands of pesos)

	Net book value
MAIN ACCOUNT	2011	2010

CURRENT INVESTMENTS

Time deposits
. in foreign currency (Exhibit G)	619	17,523

Money market funds
. in local currency	147,839	117,458

Government bonds, Corporate Notes and Shares (1)
. in foreign currency (Exhibit G)	25,553	533,251

Total Current Investments	174,011	668,232

Total Investments	174,011	668,232

(1) Includes Corporate Notes of Transener S.A. for 17,527 as of December 31, 2010 (Note 15 to the basic financial statements).

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010
EXHIBIT E
ALLOWANCES AND ACCRUALS

	2011					2010
MAIN ACCOUNT	At beginning of year	Incorpor. of balances acquis.Perm.Invest. (1)	Increases	Decreases	At end of period	At end of year

Deducted from current assets
For doubtful accounts	29,259	26,400	14,625	(7,204)	63,080	29,259
For other doubtful accounts	12,799	4,358	5,015	(6,699)	15,473	12,799

Deducted from non-current assets
For supplies obsolescence	0	3,449	304	0	3,753	0

Included in current liabilities
Accrued litigation	57,832	17,169	23,411	(14,891)	83,521	57,832

Included in non-current liabilities
Accrued litigation	6,816	2,751	1,320	(1,091)	9,796	6,816

(1) See Note 24 to the basic financial statements.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010
EXHIBIT G
FOREIGN CURRENCY DENOMINATED ASSETS AND LIABILITIES

	2011				2010
Account	Currency and amount (2)		Exchange rate (1)	Booked amount in thousands of pesos	Currency and amount (2)		Booked amount in thousands of pesos
Current assets
Cash and banks	US$	1,611,978	4.165	6,714	US$	382,816	1,507
	EUR	41,134	5.630	232	EUR	45,911	240
		£611	6.548	4		£0	0
	R$	894	2.237	2	R$	0	0
Investments	US$	6,283,794	4.165	26,172	US$	139,932,495	550,774
Other receivables	US$	3,382,473	4.165	14,088	US$	1,032,065	4,063
	EUR	140,853	5.630	793	EUR	111,954	584
Total Current assets				48,005			557,168
Total Assets				48,005			557,168
Current liabilities
Trade accounts payable	US$	11,138,169	4.205	46,836	US$	4,476,084	17,797
	EUR	127,176	5.630	716	EUR	304,112	1,603
	CHF	103,310	4.243	438	CHF	153,989	653
Financial debts	US$	10,633,769	4.205	44,715	US$	5,582,495	22,196
Salaries and social security taxes	US$	325,293	4.205	1,368	US$	0	0
Other liabilities	US$	613,080	4.205	2,578	US$	338,302	1,345
Total Current liabilities				96,651			43,594
Non-current liabilities
Financial debts	US$	288,464,447	4.205	1,212,993	US$	255,969,567	1,017,735
Total Nom-current liabilities				1,212,993			1,017,735
Total Liabilities				1,309,644			1,061,329

(1) Selling and buying exchange rate of Banco de la Nación Argentina in effect at the end of the period/year.
(2) US$ = US Dollar; EUR = Euro; CHF Swiss Franc; R$ = Brazilian Real; £ = Pound Sterling.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

INFORMATION REQUIRED BY SECTION 64 SUB-SECTION b) OF LAW No. 19,550
EXHIBIT H
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2011 AND 2010

	2011				2010
Description	Transmission and Distribution Expenses	Selling Expenses	Administrative Expenses	Total	Total
Salaries and social security taxes	341,010	83,645	102,614	527,269	290,837
Postage and telephone	6,387	12,188	3,563	22,138	13,715
Allowance for doubtful accounts	0	19,640	0	19,640	18,675
Supplies consumption	43,937	1,274	2,692	47,903	32,590
Work by third parties	238,947	109,780	61,345	410,072	171,408
Rent and insurance	3,677	783	13,116	17,576	13,934
Security services	5,343	1,554	10,166	17,063	6,495
Advertising	7	264	13,634	13,905	12,324
Temporary personnel and reimbursements to personnel	860	178	2,223	3,261	2,775
Depreciation of property, plant and equipment	176,077	2,927	5,424	184,428	133,176
Directors and Supervisory Committee members' fees	0	0	1,780	1,780	2,754
Taxes and charges	4,642	38,822	3,854	47,318	16,994
Other	3,137	5,696	7,403	16,236	2,527
Total 2011	824,024	276,751	227,814	1,328,589	-
Total 2010	456,058	139,769	122,377	-	718,204

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

6363 Del Libertador Ave. – Federal Capital

INFORMATIVE SUMMARY

AS OF SEPTEMBER 30, 2011

1. General Comments
(Not covered by the Independent Auditors’ Report)

(Figures stated in thousands of pesos as indicated in Note 2 to the basic financial statements)

In the consolidated nine-month period ended September 30, 2011, the Company recorded a net loss of 130,410. As of the end of the period, the Company’s shareholders’ equity amounts to 1,977,768.

The consolidated net operating income amounted to 111,117.

The investment in property, plant and equipment totaled 379,527. This amount was mainly allocated to increasing service quality levels and meeting current and new customer demand.

a.           Acquisition of EMDERSA and AESEBA

On March 4, 2011, the Company’s Board of Directors approved an offer from its indirect controlling company Pampa Energía S.A. (“Pampa”), pursuant to which the Company was offered the possibility of acquiring certain electricity distribution assets, which Pampa was entitled to acquire (either directly or through one or more subsidiaries), from Grupo AEI in accordance with an agreement entered into on January 19, 2011 by and between Pampa, party of the first part, and AEI Utilities, S.L., a limited company (sociedad limitada) organized under the laws of Spain ("AEIU"), AEI Servicios Argentina S.A., a corporation (sociedad anónima) organized under the laws of Argentina, and AEI, a company organized under the laws of the Cayman Islands, parties of the second part.

As a consequence of the acceptance by the Company of said offer, Edenor was appointed by Pampa as the acquiring party under the PESA-AEI Agreement. Therefore, on March 4, 2011, the Company acquired from AEIU (i) 182,224,095 common shares of EMDERSA S.A. (“Emdersa”), representing 77.19% of Emdersa’s capital stock and votes (“Emdersa Shares”), (ii) 2 common shares of Empresa Distribuidora de San Luis S.A. (“Edesal”) representing 0.01% of Edesal’s capital stock and votes, (iii) 600 common shares of Emdersa Generación Salta S.A. (“EGSSA”)  representing 0.02% of EGGSA’s capital stock and votes, (iv) 1 common share of Empresa Distribuidora de Electricidad de la Rioja S.A. (“EDELAR”) representing 0.01% of EDELAR’s capital stock and votes, (v) 1 common share of Empresa de Sistemas Eléctricos Abiertos S.A. (“ESED”) representing 0.01% of ESED’s capital stock and votes, (all the shares mentioned in items (ii) through (v) hereinafter referred to as the “Residual Shares”) and (vi) 29,118,127 common shares of AESEBA S.A. representing 99.99% of AESEBA’s capital stock and votes (“AESEBA’s Shares”). The price paid by the Company for the aforementioned assets amounted to USD 90,000 thousand for Emdersa’s Shares and the Residual Shares acquired from AEIU and to USD 49,998 thousand for AESEBA’s Shares acquired from AEIU.

Emdersa holds: (i) 99.99% of EDESAL’s capital stock and votes, (ii) 90% of the capital stock and votes of Empresa Distribuidora de Electricidad de Salta S.A. ("EDESA"),  (iii) 99.98% of EGSSA’s  capital stock and votes, and (iv) 99.99% of EDELAR’s capital stock and votes. EDESA holds 99.99% of ESED’s capital stock and votes. Furthermore, AESEBA in turn holds 90% of the capital stock and votes of Empresa Distribuidora de Energía Norte, S.A. ("EDEN"), which provides electricity distribution services in the northern and central parts of the Province of Buenos Aires.

Within the framework of the offer made by Pampa and accepted by the Company, the parties have additionally agreed that if within the 3 years following acquisition date of Emdersa’s Shares, the Residual Shares and AESEBA’s Shares, the Company sold either totally or partially any of such shares, Pampa would be entitled to receive from the Company a payment equivalent to 50% of the amount received for the sale thereof in excess of the amount paid to AEIU for any of such Shares (Emdersa’s Shares and/or Residual Shares and/or AESEBA’s Shares).

In order to evaluate the above described transaction, the Company engaged the services of the investment bank Citigroup Global Markets Inc. (“Citigroup”) to render a fairness opinion to the Company’s Board of Directors, concerning the fairness of the price that would have to be paid for Emdersa’s shares, the Residual shares and AESEBA’s shares. The opinion of the Company’s Audit Committee was also requested. Both Citigroup and the Company’s Audit Committee rendered their opinion, prior to the acquisition, stating that the informed values were adequate and within the market’s parameters.

In compliance with current regulations, the Company has formally consulted the National Securities Commission about the steps to be followed with regard to the public offering for the acquisition of Emdersa’s shares that the Company must make to Emdersa’s minority shareholders due to the change in that company’s control and in accordance with the provisions of Decree No. 677/01 and the National Securities Commission’s regulations. The aforementioned consultation was made due to the fact that the authorization and carrying out of the public acquisition offering that for the same reasons is to be carried out by AEIU at a price of USD 0.68 per Emdersa’s common share, is still pending. Therefore, the situation generated by the potential coexistence of two public offerings must, in the Company’s opinion, be clarified.

The Company has fully assumed its obligation to carry out the public acquisition offering it is required to make due to the new change in Emdersa’s control, which will be carried out at the same price per Emdersa’s common share that the Company paid to AEIU, i.e. USD 0.49 per Emdersa’s common share, in the manner and time period established by the control authority. The carrying out of said public acquisition offering was approved by the Company’s Board of Directors on March 4, 2011, and constitutes an irrevocable commitment with Emdersa’s shareholders.

Finally, within the framework of the reported transaction for the acquisition of shares, the change in control of the acquired companies constitutes grounds for calling the loans taken out by their subsidiaries due. Therefore, on March 4, 2011, the Company granted to them a series of loans at an annual interest rate of 16% and final maturity on April 30, 2011 in order for them to be in a better position to negotiate the restructuring. The loans have been distributed in the following manner: i) EDEN 75,000; ii) EDELAR 31,178; iii) EDESA 131,320 and iv) EDESAL 37,503.

On July 8 and August 5, 2011, Empresa Distribuidora de Energía Norte S.A. made payments for 2,000 and 2,500, respectively, as an early repayment of the loan granted by the Company.

Furthermore, the Company has initiated the proceedings aimed at obtaining authorization from the corresponding control authorities.

Additionally, in June and September, 2011, in successive market transactions, the Company acquired 2,951,000 and 281,294 common shares of EMDERSA S.A. (“Emdersa”), representing 1.25% and 0.12% of that company’s capital stock and votes, respectively.

The acquisitions have been recorded in the accounting in accordance with the purchase method on the basis of the preliminary initial measurements of the acquired assets and liabilities, which resulted in a negative goodwill of 479,626. As of September 30, 2011, the residual value of the aforementioned goodwill amounts to 469,291 (Exhibit C to the basic financial statements).

Furthermore, on April 29, 2011, the Company entered into an agreement with EDEN, EDESAL, EDELAR and EDESA for the refinancing of the loans granted to them at the time of acquisition with the purpose of allowing for the restructuring of their financial loans for 75,500 in the case of EDEN, 31,178 in the case of EDELAR, 131,320 in the case of EDESA and 37,503 in the case of EDESAL, at an annual rate of 16% on each of them, with interest falling due semi-annually on October 31, 2011 and April 30, 2012 and principal falling due on the latter date. The financial conditions are in accordance with those usually obtained in the market for this type of transactions.

Company sale agreements

Additionally, on September 16 and October 11, 2011, the Company’s Board of Directors decided to approve the offers made by Rovella Carranza S.A., Andes Energía Argentina S.A. and its controlling company, Pampa Energía S.A., for the acquisition of its subsidiaries Edesal, Edelar and EGGSA, respectively.

In order for these transactions to be carried out, the Company will cause Emdersa to be partially spun off, which will result in the creation of three new investment companies, EDESAL Holding (holder of 99.99% of EDESAL’s capital stock and votes), EDESA Holding (holder of 90% of EDESA’s capital stock and votes) and EGGSA Holding (holder of 99.99% of EGGSA’s capital stock and votes).

b.	Electricity rates

EMDERSA

On February 17, 2011, EDESA S.A. submitted to the ENRESP the February/April 2011 electricity rate schedule. In addition, EDESA S.A. is carrying out proceedings before the Ministry of Finance of the Province of Salta for the collection of the Pichanal emergency reserve and the Oran and Guachipas cold reserve. In May 2011, the five-yearly review of the tariff structure will be submitted to the ENRESP, for which purpose EDESA S.A. is currently conducting the corresponding tariff studies.

At present, EGSSA has the following authorizations and approvals: Authorization to become an Agent of the Wholesale Electricity Market granted by the National Energy Secretariat through Resolution No. 920/08 dated August 11, 2008, Authorization to have Access to the Transport Capacity granted by the National Regulatory Authority for the Distribution of Electricity through Resolution No. 705/07 dated October 24, 2007, Approval by the National Energy Secretariat and the Province of Salta of the Environmental Impact Study, and Classification as Critical Infrastructure Work by the National Energy Secretariat. In December 2010, the generation company signed agreements for power availability which not only allowed for the commencement of operations but also made it possible to cover generation variable costs and main fixed expenses. At the same time, actions aimed at obtaining contracts for the long-term supply of the energy produced, that would provide an adequate return on the investment, are currently being taken.

AESEBA

During the year ended December 31, 2010, and in accordance with the provisions of caption 4.4 of Section 4 of the Protocol of Understanding, the information on the adjustments of the values of the Operative Costs Sample as well as on the valuation of the assets available for the provision of the service continued to be submitted. The last presentation was made in June 2010, which has been ratified by the Provincial Energy Administration.

EDENOR S.A.

As of the date of issuance of these financial statements, no resolution has been issued concerning the application of the electricity rate schedule resulting from the RTI which was expected to be in effect since February 1, 2009.

Additionally, as of September 30, 2011, the Company has submitted to the National Regulatory Authority for the Distribution of Electricity the MMC (Cost Monitoring Mechanism) adjustment requests, in accordance with the following detail:

Assessment Period	Application Date	MMC Adjustment
November 2007 - April 2008	May 2008	5.791%
May 2008 – October 2008	November 2008	5.684%
November 2008 - April 2009	May 2009	5.068%
May 2009 – October 2009	November 2009	5.041%
November 2009 - April 2010	May 2010	7.103%
May 2010 - October 2010	November 2010	7.240%
November 2010 - April 2011	May 2011	6.104%

The aforementioned adjustments as well as the basis for their application are pending approval by the National Regulatory Authority for the Distribution of Electricity, for which reason the Company is unable to reasonably estimate the amount of the submitted requests. Therefore, no amount receivable for this concept has been recorded by the Company in these financial statements, until approval is granted by the control authority.

Additionally, the necessary steps are being taken to regularize the situation in order to restore the economic and financial equation of the business due to the increase recorded in operating costs.

2. Comparative balance sheet structure
(amounts stated in thousands of pesos as indicated in Note 2 to the basic financial statements)

ACCOUNTS	09.30.2011 (1)	09.30.2010	09.30.2009	09.30.2008	09.30.2007

Current Assets	995,984	769,930	763,765	580,217	550,658
Non-Current Assets	5,617,500	3,832,498	3,587,277	3,422,433	3,263,815
Total Assets	6,613,484	4,602,428	4,351,042	4,002,650	3,814,473

Current Liabilities	1,577,470	758,410	910,797	581,688	518,451
Non-Current Liabilities	2,824,651	1,664,913	1,262,710	1,400,275	1,373,976
Total Liabilities	4,402,121	2,423,323	2,173,507	1,981,963	1,892,427
Minority interest	233,595	0	0	0	0

Shareholders’ Equity	1,977,768	2,179,105	2,177,535	2,020,687	1,922,046

Total Liabilities, Minority interest and Shareholders’ Equity	6,613,484	4,602,428	4,351,042	4,002,650	3,814,473

(1) Consolidated information as of September 30, 2011 (Notes 1 and 24 to the basic financial statements)

3. Comparative income structure

(amounts stated in thousands of pesos as indicated in Note 2 to the basic financial statements)

ACCOUNTS	09.30.2011 (1)	09.30.2010	09.30.2009	09.30.2008	09.30.2007

Net operating income	111,117	126,282	191,146	185,741	350,844
Other (expense) income, net	(18,730)	(14,833)	27,828	(22,741)	(21,335)
Financial income (expense) and holding gains (losses)	(254,872)	(91,335)	(56,631)	(70,306)	(152,770)

(Loss) Income before taxes	(162,485)	20,114	162,343	92,694	176,739

Income tax	43,904	(23,218)	(76,374)	(46,588)	(106,816)
Minority interest	(11,829)	0	0	0	0

Net (loss) income for the period	(130,410)	(3,104)	85,969	46,106	69,923

(1) Consolidated information as of September 30, 2011 (Notes 1 and 24 to the basic financial statements)

4. Statistical data (in units of power)
(Not covered by the Independent Auditors’ Report)

CONCEPT	UNIT	09.30.2011 (2)	09.30.010	09.30.2009	09.30.2008	09.30.2007
Sales of electricity (1)	GWh	15,260	14,532	13,786	14,036	13,574
Electric Power purchases (1)	GWh	17,533	16,680	15,691	15,756	15,376

(1) The related amounts include toll fees.
(2) Consolidated information as of September 30, 2011 (Notes 1 and 24 to the basic financial statements)

5. Ratios

RATIOS		09.30.2011(1)	09.30.2010	09.30.2009	09.30.2008	09.30.2007

Liquidity	Current assets	0.63	1.02	0.84	1.00	1.06
	Current liabilities

Solvency	Shareholders’ Equity	0.45	0.90	1.00	1.02	1.02
	Total liabilities

Fixed assets	Non-current assets	0.85	0.83	0.82	0.86	0.86
	Total assets

Income before taxes	(Loss) Income before taxes	(7.71)%	0.92%	7.76%	4.69%	9.54%
	Shareholders’ Equity excluding (loss) income for the period

(1) Consolidated information as of September 30, 2011 (Notes 1 and 24 to the basic financial statements)

6. Progress toward compliance with the implementation plan of the international financial reporting standards (IFRS)
(Not covered by the Independent Auditors’ Report)

On December 29, 2009, the CNV issued Resolution No. 562, according to which those entities that make a public offering of their capital stock or corporate notes pursuant to Law No. 17,811, or have requested authorization for their being included in such public offering system would be required to comply with the provisions of TR No. 26. The application of such regulations will be mandatory for the Company as from the fiscal year beginning January 1, 2012.

On April 27, 2010, the Board of Directors of the Controlling Company approved the specific implementation plan which contemplates the assessment of the effects of the adoption of the international financial reporting standards.

Additionally, on July 1, 2010, the CNV issued Resolution No. 576 which provides solutions to, corrections and further explanation of those aspects concerning Resolution No. 562 about which the issuers of financial statements had raised objections or asked for clarification.

As of the date of these financial statements, the implementation process has advanced in accordance with the plan duly approved by the Board of Directors of the Controlling Company. At present, the process aimed at producing a diagnosis of the impact on the Company of the IFRS implementation is about to be concluded.

From the monitoring of the specific implementation plan of the IFRS, the Board of Directors of the Controlling Company has not become aware of any circumstance that may require the introduction of changes to the plan or may indicate a possible deviation from the established objectives and dates.

With regard to EMDERSA S.A., on April 29, 2010, its Board of Directors approved the specific implementation plan of the international financial reporting standards (IFRS).
From the monitoring of the specific implementation plan of the IFRS, the Board of Directors has not become aware of any circumstance that may require the introduction of changes to the plan or may indicate a possible deviation from the objectives and dates duly established by this Board. The assessment of the impact will be completed during the next quarter.

With regard to AESEBA S.A., the Company is currently preparing the implementation and impact-diagnosis plan.

7. Outlook

(Not covered by the Independent Auditor’s Report)

During the first nine months of 2011 the Company’s activity continued to be developed in a difficult economic, social and financial context. Nevertheless, the Company was able to reasonably maintain its operative, commercial and administrative activities, complying with the required levels for the provision of services to its customers.

Furthermore, it is worth mentioning that the evolution of the levels of demand for electricity and the economic and financial development of the market in which the Company operates, among other factors, must be taken into account when assessing scenarios for the analysis of the corporate activity.

In addition, the Company and the National Regulatory Authority for the Distribution of Electricity continue to carry out the overall electricity rate review which will allow the Company to cover distribution costs (including amortization and taxes) and provide it with an adequate return on its assets.

Additionally, the Company has submitted to the National Regulatory Authority for the Distribution of Electricity the MMC adjustment requests for the May 2008 – May 2011 periods, which are pending approval by the aforementioned Regulatory Authority (Note 17.d to the basic financial statements and caption 1.b of this informative summary).

Buenos Aires, November 8, 2011

ALEJANDRO MACFARLANE
Chairman

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

(stated in thousands of pesos)

	2011	2010
CURRENT ASSETS
Cash and banks (Note 18.a)	18,301	8,611
Investments (Exhibit D)	120,517	668,232
Trade receivables (Note 4)	397,129	421,193
Other receivables (Note 5)	372,721	43,361
Supplies	17,055	12,407
Other assets available for sale (Note 24 and Exhibit C)	216,947	0
Total Current Assets	1,142,670	1,153,804

NON-CURRENT ASSETS
Trade receivables (Note 4)	45,531	45,531
Other receivables (Note 5)	234,382	119,249
Investments in other companies (Exhibit C)	383,256	415
Supplies	26,490	23,249
Property, plant and equipment (Exhibit A)	3,783,532	3,689,482
Total Non-Current Assets	4,473,191	3,877,926

Total Assets	5,615,861	5,031,730

	2011	2010
CURRENT LIABILITIES
Trade accounts payable (Note 6)	469,858	378,505
Loans (Note 7)	106,982	54,108
Salaries and social security taxes (Note 8)	188,388	180,432
Taxes (Note 9)	137,419	111,080
Other liabilities (Note 10)	64,696	4,542
Accrued litigation (Exhibit E)	62,791	57,832
Total Current Liabilities	1,030,134	786,499

NON-CURRENT LIABILITIES
Trade accounts payable (Note 6)	53,158	50,984
Loans (Note 7)	1,231,844	1,035,113
Salaries and social security taxes (Note 8)	55,609	50,633
Taxes (Note 9)	8,036	8,989
Other liabilities (Note 10)	1,252,496	984,518
Accrued litigation (Exhibit E)	6,816	6,816
Total Non-Current Liabilities	2,607,959	2,137,053
Total Liabilities	3,638,093	2,923,552

SHAREHOLDERS' EQUITY (as per related statement)	1,977,768	2,108,178
Total Liabilities and Shareholders' Equity	5,615,861	5,031,730

The accompanying notes 1 through 26 and supplemental exhibits A, C, D, E, G and H are an integral part of these financial statements

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

STATEMENTS OF INCOME

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2011 AND 2010

(stated in thousands of pesos)

	2011	2010
Net sales (Note 11)	1,728,125	1,651,950
Electric power purchases	(861,165)	(807,464)

Gross margin	866,960	844,486

Transmission and distribution expenses (Exhibit H)	(626,182)	(456,058)
Selling expenses (Exhibit H)	(177,232)	(139,769)
Administrative expenses (Exhibit H)	(138,149)	(122,377)

Subtotal	(74,603)	126,282

Other (Expense) Income, net (Note 12)	(18,923)	(14,833)

Gain from permanent investments (Note 3.f)	60,111	0
Amortization of goodwill (Exhibit C)	10,337	0

Financial income (expense) and holding gains (losses)
Generated by assets
Exchange difference	12,504	7,823
Interest	34,973	19,298
Holding loss (Notes 3.j, 21 and 24)	(11,171)	(2,180)
Tax on financial transactions	(12,504)	(10,425)
Generated by liabilities
Financial expenses	(10,756)	(7,720)
Exchange difference	(70,993)	(28,048)
Interest	(111,535)	(63,343)
Tax on financial transactions	(18,402)	(15,278)

Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule and other trade receivables (Note 13)	1,170	10,609
Adjustment to present value of notes (Note 3.j)	0	(2,929)
(Loss) Gain from the purchase of notes	(1,869)	858

(Loss) Income before taxes	(211,661)	20,114
Income tax (Note 3.m)	81,251	(23,218)

Net loss for the period	(130,410)	(3,104)

Losses per common share	(0.145)	(0.003)

The accompanying notes 1 through 26 and supplemental exhibits A, C, D, E, G and H are an integral part of these financial statements

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2011 AND 2010

(stated in thousands of pesos)

	2011									2010
	Shareholders' contributions						Retained earnings
				Nominal	Adjustment
	Nominal			Value	to Capital		Appropriated
	Value	Adjustment to	Additional	Treasury Stock	Treasury Stock		Retained Earnings	Accumulated
	Note 16.a	Capital	Paid-in Capital	Note 16.a	Note 16.a	Total	Legal Reserve	Deficit	Total	Total
Balance at beginning of year	897,043	986,142	18,317	9,412	10,347	1,921,261	64,008	122,909	2,108,178	2,182,209

Net loss for the period	-	-	-	-	-	-	-	(130,410)	(130,410)	(3,104)

Balance at end of period	897,043	986,142	18,317	9,412	10,347	1,921,261	64,008	(7,501)	1,977,768	2,179,105

The accompanying notes 1 through 26 and supplemental exhibits A, C, D, E, G and H are an integral part of these financial statements

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

STATEMENTS OF CASH FLOWS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2011 AND 2010

(stated in thousands of pesos)

	2011	2010
Changes in cash and cash equivalents
Cash and cash equivalents at beginning of year (Note 18.a)	676,843	228,372
Cash and cash equivalents at end of period (Note 18.a)	138,818	298,109
Net (decrease) increase in cash and cash equivalents	(538,025)	69,737

Cash flows from operating activities
Net loss for the period	(130,410)	(3,104)

Adjustments to reconcile net loss to net cash flows provided by operating activities
Depreciation of property, plant and equipment (Exhibit A)	138,263	133,176
Retirements of property, plant and equipment (Note 12 and Exhibit A)	998	717
Gain / Loss from permanent investments	(60,111)	5
Amortization of goodwill	(10,337)	0
Gain from investments	(20,970)	(35,420)
Adjustment to present value of notes (Note 3.j)	0	2,929
Loss / Gain from the purchase of notes	1,869	(858)
Holding loss / gain on other assets	10,122	(5,266)
Exchange difference and interest on loans	186,390	84,817
Income tax (Note 3.m)	(81,251)	23,218
Allowance for doubtful accounts (Exhibit E)	10,002	13,363
Allowance for other doubtful accounts (Exhibit E)	(846)	5,312
Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule and other trade receivables (Note 13)	(1,170)	(10,609)

Changes in assets and liabilities:
Net decrease in trade receivables	12,071	27,338
Net (increase) decrease in other receivables	(21,094)	20,910
Increase in supplies	(7,889)	(5,718)
Increase in trade accounts payable	93,527	34,495
Decrease in salaries and social security taxes	12,932	939
Increase (Decrease) in taxes	27,559	(59,497)
Increase in other liabilities	67,720	37,085
Increase for funds deriving from the Program for the rational use of electric power (PUREE)	239,567	209,552
Net increase (decrease) in accrued litigation	4,959	(5,383)

Financial interest paid (net of interest capitalized) (Notes 3.g and 18.b)	(63,312)	(31,225)
Financial and commercial interest collected (Note 18.b)	24,131	38,859

Net cash flows provided by operating activities	432,721	475,635

Cash flows from investing activities
Additions of property, plant and equipment (Exhibit A)	(233,311)	(281,962)
Acquisition of permanent investments (Note 24)	(344,434)	0
Receivable from loans granted to subsidiaries -Section 33 Law No. 19,550- (Note 5)	(311,436)	0
Advances received for the sale of Subsidiaries (Notes 10 and 24)	20,845	0
Sale of permanent investments (Note 24)	(227,069)	0
Net cash flows used in investing activities	(1,095,405)	(281,962)

Cash flows from financing activities
Net increase (decrease) in loans	124,659	(75,243)
Increase in current and non-current investments (1)	0	(48,693)
Net cash flows provided by (used in) financing activities	124,659	(123,936)

Net (decrease) increase in cash and cash equivalents	(538,025)	69,737

(1) As of September 30, 2010, current investments include only those investments with original maturities of more than three months.
The accompanying notes 1 through 26 and supplemental exhibits A, C, D, E, G and H are an integral part of these financial statements

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A.
(EDENOR S.A.)

NOTES TO THE FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

(amounts stated in thousands of Argentine pesos)

1.  ORGANIZATION AND START UP OF THE COMPANY

Empresa Distribuidora Norte S.A. (EDENOR or the Company) was organized on July 21, 1992 by Decree No. 714/92 in connection with the privatization and concession process of the distribution and sale of electric power carried out by Servicios Eléctricos del Gran Buenos Aires S.A. (Segba S.A.).

By means of an International Public Bidding, the Federal Government awarded 51% of the Company’s capital stock, represented by the Class "A" shares, to the bid made by Electricidad Argentina S.A. (EASA). The award as well as the transfer contract were approved on August 24, 1992 by Decree No. 1,507/92 of the Federal Government.

On September 1, 1992, EASA took over the operations of EDENOR.

The corporate purpose of EDENOR is to engage in the distribution and sale of electricity within the concession area. Furthermore, among other activities, the Company may subscribe or acquire shares of other electricity distribution companies, subject to the approval of the regulatory agency, lease the network to provide electricity transmission or other voice, data and image transmission services, and render advisory, training, maintenance, consulting, and management services and know-how related to the distribution of electricity both in Argentina and abroad. These activities may be conducted directly by EDENOR or through subsidiaries or related companies. In addition, the Company may act as trustee of trusts created under Argentine laws, including extending secured credit facilities to service vendors and suppliers acting in the distribution and sale of electricity, who have been granted guarantees by reciprocal guarantee companies owned by the Company.

2.  BASIS OF PRESENTATION OF THE FINANCIAL STATEMENTS

Financial statements presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the City of Buenos Aires, Argentina (hereinafter “Argentine GAAP”) and the criteria established by the National Securities Commission (CNV), taking into account that which is mentioned in the following paragraphs.

The amounts of these financial statements are stated in thousands of Argentine pesos.

As from January 1, 2003 and as required by General Resolution No. 434/03 of the CNV, the Company reports the results of its operations, determines the values of its assets and liabilities and determines its profit and loss in conformity with the provisions of Technical Resolutions (TR) Nos. 8, 9 and 16 through 18 (consolidated text June 2003). As from January 1, 2004, the Company has applied the provisions of TR No. 21 of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE) as adopted by the Professional Council in Economic Sciences of the Autonomous City of Buenos Aires (CPCECABA), with specific few exceptions and clarifications introduced by General Resolution No. 459/04 of the CNV.

The CNV, through its General Resolutions Nos. 485/05 and 487/06, decided to implement certain changes in the Argentine GAAP effective for fiscal years or interim periods beginning as from January 1, 2006, by requiring the application of TR Nos. 6, 8, 9, 11, 14, 16, 17, 18, 21, 22 and 23 and Interpretations 1, 2, 3, and 4, of the FACPCE with the amendments introduced by such Federation through April 1, 2005 (Resolution No. 312/05) and adopted by the CPCECABA (Resolution CD No. 93/05) with certain amendments and clarifications.

Among the aforementioned changes the following can be noted: i) the comparison between the values of certain assets and their recoverable values, using discounted cash-flows; ii) the consideration of the difference between the accounting and tax values resulting from the adjustment for inflation included in non-monetary assets, as a temporary difference, allowing the Company to either recognize a deferred tax liability or to disclose the effect of such accounting change in a note to the financial statements and (iii) the capitalization of interest cost on certain assets (only those assets that require an extended period of time to be produced or acquired would qualify) during the term of their construction and until they are in condition to be used.

With regard to the impact of the application of the change mentioned in the preceding paragraph under (i) on the Company’s property, plant and equipment, said change does not have a significant impact on the Company’s financial position or the results of operations for the period ended September 30, 2011, given that the fair value (defined as the discounted value of net cash flows arising from both the use of the assets and their final disposal) exceeds their recorded value (Note 3.g).

With regard to item (ii), the Company has decided to disclose said effect in a note to the financial statements. Had the Company chosen to recognize the effect of the adjustment for inflation of its property, plant and equipment as a temporary difference, as of September 30, 2011 a deferred tax liability of approximately 340,308 and a credit to the results of operations for the period, under the income tax account, amounting to 15,731, would have been recorded (Note 3.m).

Additionally, had the Company elected to recognize a deferred tax liability, in subsequent years, the Company would have recorded an income tax expense that would have been lower than the income tax expense that will be recorded as a result of maintaining the criterion applied up to the moment, whose distribution in subsequent years has been estimated as follows:

Year	Effect on deferred tax result Nominal value
2011	10,579
2012	21,043
2013 – 2017	93,840
2018 – 2022	82,209
Remainder	132,637
Total	340,308

As contemplated in General Resolution Nº 576/10 of the National Securities Commission, given that the Company has chosen to disclose in the notes the amount of the deferred tax liability arising from the application of the inflation adjustment, such liability shall be recognized in the accounting, with a view to the IFRS implementation.

Furthermore, on March 20 and June 12, 2009, the FACPCE approved TR Nos. 26 and 27 "Adoption of the International Financial Reporting Standards (IFRSs) of the International Accounting Standards Board (IASB)” and “Changes to TR Nos. 6, 8, 9, 11, 14, 16, 17, 18, 21, 22, 23 and 24” respectively, which will be in effect for fiscal years beginning as from January 1, 2011. Additionally, the aforementioned TR have been approved by the Board of the Professional Council in Economic Sciences of the Autonomous City of Buenos Aires through Resolution No. 52/2009.

Furthermore, on December 29, 2009, the CNV issued Resolution No. 562, according to which those entities that make a public offering of their capital stock or corporate notes pursuant to Law No. 17,811, or have requested authorization for their being included in such public offering system would be required to comply with the provisions of TR No. 26. The application of such regulations will be mandatory for the Company as from the fiscal year beginning January 1, 2012.

On April 27, 2010, the Company’s Board of Directors approved the specific implementation plan required by General Resolution No. 562 of the National Securities Commission. Such approval was informed as a relevant fact on April 28, 2010.

Additionally, on July 1, 2010, the CNV issued Resolution No. 576 which provides solutions to, corrections and further explanation of those aspects concerning Resolution No. 562 about which the issuers of financial statements had raised objections or asked for clarification.

Consideration of the effects of inflation

The financial statements fully reflect the effects of the changes in the purchasing power of the currency through August 31, 1995. As from such date, and in accordance with Argentine GAAP and the requirements of control authorities, the restatement of the financial statements to reflect the effects of inflation was discontinued until December 31, 2001. As from January 1, 2002, and in accordance with Argentine GAAP, the Company resumed the application of the method of adjustment for inflation considering that the accounting basis restated as a result of the change in the purchasing power of the currency through August 31, 1995, as well as those with original date between such date and December 31, 2001, were restated in the currency value as of the latter date. The financial statements have been restated to reflect the effects of inflation based on the variations of the Domestic Wholesale Price Index.

On March 25, 2003, the Federal Government issued Decree No. 664 establishing that financial statements for fiscal years ending as from such date had to be prepared in nominal currency. Consequently, and in accordance with Resolution No. 441 of the CNV, the Company discontinued the restatement of its financial statements as from March 1, 2003. This criterion does not agree with Argentine GAAP which establish that financial statements were to be restated through September 30, 2003. The Company has estimated that the effect of not having restated the financial statements through September 30, 2003 is not significant on the financial statements.

3.  VALUATION CRITERIA

The main valuation criteria used in the preparation of these financial statements are as follow:

a)	Cash and banks:

-	In local currency: at nominal value.
-	In foreign currency: at the exchange rates in effect as of the end of the period/year. The corresponding detail is disclosed in Exhibit G.

b)	Current investments:

-	Time deposits, which include the portion of interest income accrued through the end of the period/year.
-	Money market funds, which have been valued at the prevailing market price as of the end of the period/year.
-	Government bonds, Corporate notes and Shares, which have been valued at the prevailing market price as of the end of the period/year.

c)	Trade receivables:

-	Services rendered and billed but not collected, and services rendered but unbilled as of the end of the period/year, at nominal value, except for those indicated in the following paragraphs;
-
Services rendered but unbilled as of December 31, 2010, arising from the retroactive increase deriving from the application of the electricity rate schedule resulting from the Temporary Tariff Regime (RTT) (Note 17.c) have been valued on the basis of the best estimate of the amount to be collected, discounted at a 10.5% annual nominal rate, which, in accordance with the Company’s criterion, reasonably reflected market assessments of the time value of money and risks specific to the receivable at the time of their initial measurement.

The amounts thus determined:

1.	are net of an allowance for doubtful accounts, as described in more detail in paragraph h) of this Note.
2.	consider the effects of that which is stated in Note 13.

d)	Other receivables and liabilities (excluding loans):

-	In local currency: at nominal value.
-	In foreign currency: at the exchange rates in effect as of the end of the period/year (Exhibit G).

Other receivables and liabilities have been valued as indicated above including, if any, interest income or expense accrued as of the end of the period/year. The values thus obtained do not differ significantly from those that would have been obtained if the Argentine GAAP had been applied, inasmuch as they establish that other receivables and liabilities must be valued on the basis of the best estimated amount to be collected and paid, respectively, discounted at a rate that reflects the time value of money and the risks specific to the transaction estimated at the time of their being recorded in assets and liabilities, respectively.

Liabilities, excluding loans, have been valued at nominal value including, if any, interest expense accrued as of the closing date of the period/year. The values thus obtained do not differ significantly from those that would have been obtained if the Argentine GAAP had been applied, inasmuch as they establish that they must be valued at their estimated cash price at the time of the transaction, plus interest and implicit financing components accrued on the basis of the internal rate of return determined at such opportunity.

The balances corresponding to the Program for the Rational Use of Electric Power (PUREE) and ENRE penalties and discounts have been valued at nominal value (Notes 10, 17.a and d). ENRE penalties and discounts included in the Adjustment Agreement have been adjusted in accordance with the provisions of the aforementioned Agreement (Note 17.c).

Deferred tax assets and liabilities have been valued at nominal value (Note 3.m).

e)	Supplies:

Supplies were valued at acquisition cost restated to reflect the effects of inflation as indicated in Note 2. The consumption of supplies has been valued based on the average cost method.

The Company has classified supplies into current and non-current depending on whether they will be used for maintenance or capital expenditures.

The carrying value of supplies, taken as a whole, does not exceed their recoverable value as of the end of the period/year.

f)	Non-current investments:

a)           50% interest held in the related company SACME S.A. (a company organized by means of equal contributions by distribution companies EDENOR S.A. and EDESUR S.A. in accordance with the Bid Package). SACME S.A. is in charge of monitoring the electric power supplied to the aforementioned distributors.  As of September 30, 2011 and December 31, 2010, the investment in SACME has been recorded at its equity value in accordance with the provisions of Technical Resolution No. 21 of the FACPCE (Exhibit C).

In order to determine the equity value, the audited financial statements of SACME S.A. as of June 30, 2011 and December 31, 2010 have been used. The accounting principles used by SACME are similar to those applied by EDENOR for the preparation of its financial statements.

b)           The permanent investments in EMDERSA and AESEBA have been valued in accordance with the equity method as established in Technical Resolution No. 21 de the FACPCE. For such purpose, the Company has used the financial statements of its subsidiary companies, which have been prepared as of the date of those of the Company by applying accounting principles similar to those applied by EDENOR.
Goodwill represents the excess market value of the net identifiable acquired assets over the acquisition cost effectively paid. Negative goodwill is systematically amortized throughout a period equal to the average weighted useful life of the Issuer Company’s identifiable assets subject to depreciation.

c)           The permanent investments in EMDERSA, relating to EDESAL and EDELAR about which the Company has entered into sale agreements, have been disclosed as Other current assets available for sale, and have been valued at their equity value as long as such value does not exceed their net realizable value (Note 24).

g)	Property, plant and equipment:

Property, plant and equipment transferred by SEGBA on September 1, 1992 were valued as of the privatization date as described below, and restated to reflect the effects of inflation as indicated in Note 2. The total value of the assets transferred from SEGBA was allocated to individual assets accounts on the basis of engineering studies conducted by the Company.

The total value of property, plant and equipment has been determined based on the USD 427 million price effectively paid by EASA for the acquisition of 51% of the Company’s capital stock at acquisition date.  Such price was used to value the entire capital stock of EDENOR at 832 million pesos, which, when added to the fair value of the debts assumed by the Company under the SEGBA Privatization Bid Package for 139.2 million pesos less the fair value of certain assets received from SEGBA for 103.2 million, valued property plant and equipment at 868 million pesos.

SEGBA neither prepared separate financial statements nor maintained financial information or records with respect to its distribution operations or the operations in which the assets transferred to EDENOR were used. Accordingly, it was not possible to determine the historical cost of transferred assets.

Additions subsequent to such date have been valued at acquisition cost restated to reflect the effects of inflation as indicated in Note 2, net of the related accumulated depreciation. Depreciation has been calculated by applying the straight-line method over the estimated useful life of the assets which was determined on the basis of the above-mentioned engineering studies. Furthermore, in order to improve the disclosure of the account, the Company has made certain changes in the classification of property, plant and equipment based on each technical process.

In accordance with the provisions of TR No. 17, financial costs in relation to any given asset may be capitalized when such asset is in the process of production, construction, assembly or completion, and such processes, due to their nature, take long periods of time; those processes are not interrupted; the period of production, construction, assembly or completion does not exceed the technically required period;  the necessary activities to put the asset in condition to be used or sold are not substantially complete; and the asset is not in condition so as to be used in the production or start up of other assets, depending on the purpose pursued with its production, construction, assembly or completion. The Company capitalized financial costs on property, plant and equipment from 1997 to 2001, from 2006 through 2010 and during the period ended September 30, 2011. Financial costs capitalized for the nine-month periods ended September 30, 2011 and 2010 amounted to 10,592 and 14,531, respectively.

During the nine-month periods ended September 30, 2011 and 2010, direct and indirect costs capitalized amounted to 49,760 and 38,289, respectively.

The recorded value of property, plant and equipment, taken as a whole, does not exceed their recoverable value as of the end of the period/year. For this analysis, the Company has used certain assumptions related, among other things, to estimates of future electricity rate values (Note 17), demand for electricity and costs to be incurred projections.
Consequently, future actual cash flows and results may differ from the estimates used and assumptions made as of the date of preparation of these financial statements.

h)	Allowances (Exhibit E):

Allowance for doubtful accounts: it has been recorded to adjust the valuation of trade receivables and other receivables up to their estimated recoverable value. The amount of the allowance has been determined based on the historical series of collections for services billed through the end of the period/year and collections subsequent thereto.
Additionally, for purposes of calculating the amount of the allowance, the Company has considered a detailed analysis of accounts receivable in litigation.

The evolution and balances of allowances have been disclosed in Exhibit E.

i)	Accrued litigation:

Amounts have been accrued for several contingencies.

1)           The Company is a party to certain lawsuits and administrative proceedings in several courts and government agencies, including certain tax contingencies arising from the ordinary course of business.  The Federal Administration of Public Revenues (“AFIP”) had challenged certain income tax deductions related to allowances for doubtful accounts made by the Company on its income tax returns for fiscal years 1996, 1997 and 1998, and had assessed additional taxes for approximately 9,300. Tax related contingencies were subject to interest charges and, in some cases, to fines. For these concepts, the Company had recorded an accrual for 29,521. This matter was on appeal to the Federal Tax Court and the National Appellate Court in Contentious and Administrative Federal Matters. During the appeal process, payment of such claim had been suspended.

On April 27, 2009, the Company adhered to the tax regularization plan established in Law No. 26,476. The main features of the aforementioned tax amnesty plan are as follow:
- Waiver of fines and penalties on which no final judgment has been issued at the time of adherence to the regularization plan;
- Waiver of late payment/default and penalty interest in the amount exceeding 30 % of the principal owed;
- An initial payment equal to 6% of the debt existing at the time of adherence to the regularization plan;
- Payment of the remaining balance in 120 monthly installments with a 0.75% monthly interest rate.
- 30% to 50% reduction in tax agents and AFIP attorneys’ fees.
In accordance with the assessment of the tax regularization plan, the Company’s debt amounted to 12,122 plus 868 of costs and fees. As of September 30, 2011, the Company paid for this concept an amount of 3,513, with the remaining balance amounting to 9,477 (Note 9).

2)           The Company is also a party to civil and labor lawsuits in the ordinary course of business. At the end of the period/year, management evaluates these contingencies and records an accrual for related potential losses when: (i) payment thereof is probable, and (ii) the amount can be reasonably estimated.  The Company estimates that any loss in excess of amounts accrued in relation to the above matters will not have a material adverse effect on the Company’s result of operations or its financial position.

The evolution and balances of the accrued litigation account have been disclosed in Exhibit E.

j)	Loans:

As of the end of the period/year the notes issued in United States dollars (Note 14) have been valued on the basis of the best estimate of the amount to be paid, discounted at a rate that reasonably reflects market assessments of the time value of money and specific debt risks, net of issuance expenses.

The adjustment to present value of future cash flows of the notes, at the market interest rate in effect at the time of the initial measurement, generated a loss of 2,929  as of September 30, 2010.

The rest of the financial debts have been valued at nominal value plus interest expense accrued as of the end of the period/year. The values thus obtained do not differ significantly from those that would have been obtained if the Argentine GAAP had been applied, inasmuch as they establish that financial debts must be valued in accordance with the amount of money delivered and received, respectively, net of the transaction costs, plus financial results accrued on the basis of the internal rate of return estimated at the time of their initial recognition.

“Derivative financial instruments” (Note 21) have been valued in accordance with the provisions of section 2 of Technical Resolution No. 18 of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE), which require that all derivative financial instruments be recognized as assets and/or liabilities at their fair value, regardless of whether they are designated as hedging instruments or not.

Furthermore, the changes in the accounting basis of financial instruments -Corporate Notes- have been recognized by the Company in the Financial income (expense) and holding gains (losses) generated by liabilities account of the Statement of Income as of September 30, 2011 under Exchange difference (Note 21.a), whereas the changes in the accounting basis of financial instruments -Forward and futures contracts- have been recognized by the Company in the Financial income (expense) and holding gains (losses) generated by assets account of the Statement of Income as of September 30, 2010 under Holding loss (Note 21.b) both with a contra-account in Current Liabilities – Loans under Derivative financial instruments (Note 7).

k)	Shareholders' equity accounts:

These accounts have been restated to reflect the effects of inflation as indicated in Note 2, except for the "Shareholders’ Contributions - Nominal value" and “Additional Paid-in Capital” accounts which have been maintained at their nominal value. The excess of the adjusted value of Capital Stock over its nominal value has been included in the “Shareholders’ Contributions – Adjustment to Capital” account.
The Treasury Stock account represents the nominal value of the Company’s own shares acquired by the Company (Note 16.a).

l)	Statement of income accounts:

-	The accounts that accumulate monetary transactions have been disclosed at their nominal values.
-	Financial income (expense) and holding gains (losses) have been disclosed separately under income (expense) generated by assets and by liabilities.
-	The adjustment to present value of the notes as of September 30, 2010 is stated at nominal value.

m)	Income tax and tax on minimum presumed income:

The Argentine GAAP require the application of the deferred tax method to account for income tax. This method consists of recognizing deferred tax assets and liabilities when temporary differences arise from the valuation of assets and liabilities for accounting and tax purposes. Taking into account the legal regulations in effect as of the date of issuance of these financial statements, deferred tax assets and liabilities have been determined by applying to temporary differences identified and tax losses, the tax rate that is expected to apply at the time of their reversal or use.

The reconciliation between the income tax as charged to the statement of income for the periods ended September 30, 2011 and 2010, and the amount that would result from applying the tax rate in effect (35%) to the results of operations for each period, is as follows:

	2011	2010
(Loss) Income for the period before taxes	(211,661)	20,114
Applicable tax rate	35%	35%
(Loss) Income for the period at the applicable tax rate	(74,081)	7,040
Permanent differences at the applicable tax rate:
Adjustment for inflation of property, plant and equipment	15,731	17,088
Loss from permanent investments and Amortization of goodwill	(24,657)	0
Accruals and other	1,756	(910)
Total income tax charge for the period	(81,251)	23,218
Variation between deferred assets (liabilities) charged to the results of operations	79,078	13,962
Adjustment Income Tax Return fiscal year 2010	2,173	0
Income tax for the period	0	37,180

Additionally, the breakdown of deferred tax assets and liabilities as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Non-current deferred tax assets
Tax-loss carry forward	72,489	11,586
Accruals	170,434	162,053
Other	14,194	13,532
	257,117	187,171

	2011	2010
Non-current deferred tax liabilities
Property, plant and equipment and other	(73,593)	(82,725)

Net deferred tax assets (Note 5)	183,524	104,446

	2011	2010
Net deferred tax assets - Initial balance	104,446	87,075
Variation between deferred assets (liabilities) charged to the results of operations	79,078	17,371
Net deferred tax assets - Ending balance	183,524	104,446

Tax-losses carry forward in effect as of September 30, 2011 are as follow:

Tax-loss carry forward	Amount	Rate 35%	Year on which they become statute-barred
Generated in fiscal year 2010	33,103	11,586	2015
Generated in fiscal year 2011	174,009	60,903	2016
Total tax-loss carry forward as of September 30, 2011	207,112	72,489

Additionally, the Company determines the tax on minimum presumed income by applying the current rate of 1% on the Company’s taxable assets as of the end of the period/year. The tax on minimum presumed income and the income tax complement each other. The Company’s tax obligation for a given year will be equal to the higher of these taxes. However, should the tax on minimum presumed income exceed income tax in any given fiscal year, such excess may be computed as a payment on account of any excess of income tax over the tax on minimum presumed income that may arise in any of the ten subsequent fiscal years.

The Company has recognized the minimum presumed income tax accrued in the period and paid in previous fiscal years as a receivable, comprising deferred tax assets, as it estimates that in future fiscal years it may be computed as a payment on account of the Income tax.

Accordingly, as of September 30, 2011, the minimum presumed income tax of 48,444 has been included in other non-current receivables (Note 5).

The breakdown of the aforementioned receivable is as follows:

Minimum presumed income tax receivable	Amount	Year on which it becomes statute- barred
Generated in fiscal year 2010	17,330	2020
Generated in fiscal year 2011	31,114	2021
	48,444

n)	Operating leases:

As lessee, EDENOR has lease contracts (buildings) which classify as operating leases.

The features that these lease contracts have in common are that lease payments (installments) are established as fixed amounts; there are neither purchase option clauses nor renewal term clauses (except for the lease contract of the Energy Handling and Transformation Center that has an automatic renewal clause for the term thereof); and there are prohibitions such as: transferring or sub-leasing the building, changing its use and/or making any kind of modifications thereto. All operating lease contracts have cancelable terms and lease periods of two to thirteen years.

Buildings are for commercial offices, two warehouses, the headquarters building (comprised of administration, commercial and technical offices), the Energy Handling and Transformation Center (two buildings and a plot of land located within the perimeter of Central Nuevo Puerto and Puerto Nuevo) and Las Heras substation.

As of September 30, 2011 and December 31, 2010, future minimum lease payments with respect to operating leases are as follow:

	2011	2010
2011	2,826	6,748
2012	9,307	8,659
2013	8,949	8,470
2014	8,881	8,406
2015	3,058	2,900
2016	147	147
Total future minimum lease payments	33,168	35,330

Total rental expenses for all operating leases for the nine-month periods ended September 30, 2011 and 2010 are as follow:

	2011	2010
Total lease expenses	8,526	9,683

As lessor, Edenor has entered into operating lease contracts with certain cable television companies granting them the right to use the poles of the Company’s network. Most of these lease contracts include automatic renewal clauses.

As of September 30, 2011 and December 31, 2010, future minimum lease collections with respect to operating leases are as follow:

	2011	2010
2011	6,315	20,898
2012	2,522	1,924
2013	98	89
2014	22	20
Total future minimum lease collections	8,957	22,931

Total rental income for all operating leases for the nine-month periods ended September 30, 2011 and 2010, is as follows:

	2011	2010
Total lease income (Note 11)	17,078	12,447

o)	Labor cost liabilities and early retirements payable:

They include the following charges:
-	for supplementary benefits of leaves of absence derived from accumulated vacation,
-
for seniority-based bonus to be granted to employees with a specified number of years of employment, as stipulated in collective bargaining agreements in effect. As of September 30, 2011 and December 31, 2010, the accrual for such bonuses amounted to 12,994 and 12,432, respectively (Note 8), and

-
for other personnel benefits (pension plan) to be granted to employees upon retirement, as stipulated in collective bargaining agreements in effect. As of September 30, 2011 and December 31, 2010, the accrual for these benefits amounted to 36,462 and 31,356, respectively (Note 8).

Liabilities related to the above-mentioned seniority-based bonus and other personnel benefits (pension plans) to be granted to employees, have been determined taking into account all rights accrued by the beneficiaries of both plans as of September 30, 2011 and December 31, 2010, respectively, on the basis of actuarial studies conducted by an independent actuary as of December 31, 2010. Such liabilities have been disclosed under the “Salaries and social security taxes” account as seniority-based bonus and other personnel benefits, respectively (Note 8).

Early retirements payable corresponds to individual optional agreements. After employees reach a specific age, the Company may offer them this option. The related accrued liability represents future payment obligations which as of September 30, 2011 and December 31, 2010 amount to 5,349 and 6,165 (current) and 6,153 and 6,845 (non-current), respectively (Note 8).

The periodical components of the personnel benefits plan for the periods ended September 30, 2011 and 2010 are as follow:

	2011	2010
Cost	1,371	1,371
Interest	5,868	5,868
Amortization of recognized net actuarial loss	611	826
	7,850	8,065

The detail of the variations in the Company’s payment commitments under the personnel benefits plan as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Payment commitments under the personnel benefits plan at the beginning of the year	41,492	31,195
Cost	1,371	1,828
Interest	5,868	7,825
Actuarial gain (loss)	0	4,572
Benefits paid to participating employees	(2,743)	(3,928)
Payment commitments under the personnel benefits plan at the end of the period/year	45,988	41,492

Payment commitments under the personnel benefits plan at the end of the period/year	45,988	41,492
Unrecognized net actuarial loss	(9,526)	(10,136)
Total personnel benefits plan (Note 8)	36,462	31,356

Actuarial assumptions used were the following:

	2011	2010
Discount rate	24%	24%
Salary increase	15%	15%
Inflation	18%	18%

The actuarial method used by the Company is the “Projected Unit Credit Method”.

As of September 30, 2011 and December 31, 2010, the Company does not have any assets related to the personnel benefit plan (pension plan).

p)	Customer deposits and contributions:

Customer deposits:

Under the Concession Agreement, the Company is allowed to receive customer deposits in the following cases:
1.	When the power supply is requested and the user is unable to provide evidence of his legal ownership of the premises;
2.	When service has been suspended more than once in one-year period;
3.	When the power supply is reconnected and the Company is able to verify the illegal use of the service (fraud).
4.	When the customer is undergoing liquidated bankruptcy or reorganization proceedings.

The Company has decided not to request customer deposits from residential tariff customers.

Customer deposits may be either paid in cash or through the customer’s bill and accrue monthly interest at a specific rate of Banco de la Nación Argentina called “reference” rate.

When a customer requests that the supply service be disconnected, the customer’s deposit is credited (principal amount plus any interest accrued up to the date of reimbursement). Any balance outstanding at the time of requesting the disconnection of the supply service is deducted from the amount so credited. Similar procedures are followed when the supply service is disconnected due to a lack of customer payment. Consequently, the Company recovers, either fully or partially, any amount owed for electric power consumption.

When the conditions for which the Company is allowed to receive customer deposits no longer exist, the principal amount plus any interest accrued thereon are credited to the customer’s account.

Customer contributions:

The Company receives advances from certain customers for services to be provided based on individual agreements. Such advances are stated at nominal value as of the end of the period/year.

q)	Revenue recognition:

Revenues from operations are recognized on an accrual basis and derive mainly from electricity distribution. Such revenues include electricity supplied, whether billed or unbilled, at the end of the period/year and have been valued on the basis of applicable tariffs.

The Company also recognizes revenues from other concepts included in distribution services, such as new connections, rights of use on poles, transportation of electricity to other distribution companies, etc.

All revenues are recognized when the Company’s revenue earning process has been completed, the amount of revenues may be reasonably measured and the economic benefits associated with the transaction flow to the Company.

The amounts corresponding to the Cost Monitoring Mechanism (MMC) are recognized in the accounting when approved by the ENRE. Accordingly, revenues from MMC adjustments applicable until May 2008 have already been recognized in the accounting (Notes 4 and 17.d).

r)	Estimates:

The preparation of the financial statements in accordance with Argentine GAAP requires the Company’s Board of Directors and Management to make estimates that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period/year. The Company’s management makes estimates to calculate, for example, depreciation and amortization, the recoverable value of assets and contingencies. Future actual results and amounts may differ from the estimates used and assessments made as of the date of the financial statements.

s)	Losses per share:

It has been computed on the basis of the number of shares outstanding as of September 30, 2011 and 2010 which amounts to 897,042,600 (net of the treasury shares as of September 30, 2011 and 2010 for 9,412,500). There is no earning (loss) per share dilution, as the Company has issued neither preferred shares nor corporate notes convertible into common shares.

t)	Segment information:

In accordance with the provisions of TR No. 18, the Company is required to disclose segment information provided certain requirements are met. This Resolution establishes the criterion to be followed for reporting information on operating segments in annual financial statements, and requires the reporting of selective information on operating segments in interim financial reports. Operating segments are those components of the Company’s activity about which different financial information may be obtained, whether for the allocation of resources or the determination of an asset’s performance. TR No. 18 also establishes the criterion to be applied by the Company to disclose its services, geographical areas and major customers.

The Company is a natural monopoly that operates in a single business segment, electricity distribution and sale in a specific geographical area, pursuant to the terms of the concession agreement that governs the provision of this public service. The Company’s activities have similar economic characteristics and are similar as to the nature of their products and services and the electricity distribution process, the type or category of customers, the geographical area and the methods of distribution. Management evaluates the Company’s performance based on net income. Accordingly, the disclosure of information as described above is not necessary.

u)	Risk management:

The Company operates mainly in Argentina. Its business may be affected by inflation, currency devaluation, regulations, interest rates, price controls, changes in governmental economic policies, taxes and other political and economic-related issues affecting the country. The majority of the Company’s assets are either non-monetary or denominated in Argentine pesos, whereas the majority of its liabilities are denominated in U.S. dollars. As of September 30, 2011 and December 31, 2010, a minimum portion of the Company’s debts accrued interest at floating rates; consequently the Company’s exposure to interest rate risk is limited (Notes 14 and 21.a and b).

As of December 31, 2010, the Company had entered into forward and futures contracts with the aim of mitigating the risk generated by the fluctuations in the US dollar rate of exchange (Notes 7 and 21.b).

Additionally, as of September 30, 2011, the Company has carried out transactions with derivative financial instruments with the aim of hedging the exchange rate of the amounts in foreign currency that it will have to pay in the next interest payment dates of its financial debt, Class 9 Fixed Rate Par Notes (Notes 3.j, 7 and 21.a).

v)	Concentration risks:

Related to customers

The Company’s accounts receivable derive primarily from the sale of electric power.

No single customer accounted for more than 10% of sales for the periods ended September 30, 2011 and 2010. The collectibility of trade receivables balances related to the Framework Agreement, which amount to 48,358 and 33,047 as of September 30, 2011 and December 31, 2010, respectively, as disclosed in Notes 4 and 13, is subject to compliance with the terms of such agreement.

Related to employees who are union members

As of September 30, 2011 and December 31, 2010, approximately 80% of the Company’s employees were union members. Although the relationship with unions is currently stable, the Company may not ensure that there will be no work disruptions or strikes in the future, which could have a material adverse effect on the Company’s business and the results of operations. Furthermore, collective bargaining agreements signed with unions expired at the end of the 2007 fiscal year. There is no guarantee that the Company will be able to negotiate new collective bargaining agreements under the same terms as those currently in place or that there will be no strikes before or during the negotiation process.

The Bid Package sets forth the responsibilities of both SEGBA and the Company in relation to the personnel transferred by SEGBA through Resolution No. 26/92 of the Energy Secretariat.  According to the Bid Package, SEGBA will be fully liable for any labor and social security obligations accrued or originated in events occurred before the take-over date, as well as for any other obligations deriving from lawsuits in process at such date.

During 2005, two new collective bargaining agreements were signed with the Sindicato de Luz y Fuerza de la Capital Federal (Electric Light and Power Labor Union of the City of Buenos Aires) and the Asociación de Personal Superior de Empresas de Energía (Association of Supervision Personnel of Energy Companies), which expired on December 31, 2007 and October 31, 2007, respectively.  These agreements were approved by the Ministry of Labor and Social Security on November 17, 2006 and October 5, 2006, respectively.

As of the date of issuance of these financial statements, meetings aimed at negotiating the renewal terms of both collective bargaining agreements are being held with the above-mentioned unions.

w)	Foreign currency translation/ transactions:

The Company accounts for foreign currency denominated assets and liabilities and related transactions as follows:

The accounting measurements of purchases, sales, payments, collections, other transactions and outstanding balances denominated in foreign currency are translated into pesos using the exchange rates described below. Thus, the resulting amount in pesos represents the amount collected or to be collected, paid or to be paid.

For conversion purposes, the following exchange rates are used:

a)	the exchange rate in effect at the date of the transaction, for payments, collections and other transactions denominated in foreign currency; and
b)	the exchange rate in effect at the date of the financial statements, for assets and liabilities denominated in foreign currency.

For transactions and balances denominated in foreign currency, the bid price is used for assets, and the offer price is used for liabilities.

The effect of such transactions has been included in the Statement of Income as “Exchange difference” under “Financial income (expense) and holding gains (losses)”.

x)	Financial statements comparison:

Certain amounts disclosed in the financial statements as of September 30, 2010 have been reclassified for comparative purposes, following the disclosure criteria used for the financial statements as of September 30, 2011.

Such reclassifications do not imply any changes in shareholders’ equity as of September 30, 2010 and/or in the results of operations for the period ended as of that date.

4.	TRADE RECEIVABLES

The detail of trade receivables as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Receivables from sales of electricity:
Sales of electricity - Billed	221,256	216,749

Sales of electricity - Unbilled	136,214	149,046
Retroactive tariff increase arising from the application of the new electricity rate schedule (Note 17.c)	0	21,442
Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule (Note 3.c)	0	(1,170)
Framework Agreement (Notes 3.v and 13)	48,358	33,047
National Fund of Electricity (Note 17.d)	2,771	3,437
Bonds for the cancellation of debts of the Province of Bs. As. (Note 13)	207	8,743
Specific fee payable for the expansion of the network, transportation and others (Note 17.c)	7,901	4,477
In litigation	15,077	14,681
Subtotal	431,784	450,452
Less:
Allowance for doubtful accounts (Exhibit E)	(34,655)	(29,259)
	397,129	421,193
Non-Current:
Receivables from sales of electricity:

Receivables from Cost Monitoring Mechanism (Note 17.d)	45,531	45,531
	45,531	45,531

5.	OTHER RECEIVABLES

The detail of other receivables as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Prepaid expenses (1)	3,152	4,625
Advances to suppliers	6,942	4,014
Advances to personnel	9,838	6,276
Dividends to be collected (Note 15)	14,851	0
Related companies (Note 15)	4,488	4,169
Subsidiary companies (Note 15) (2)	311,436	0
Receivables from activities other than the main activity (3)	19,699	23,321
Allowance for other doubtful accounts (Exhibit E)	(11,953)	(12,799)
Tax on financial transactions	916	3,693
Other (4)	13,352	10,062
	372,721	43,361

	2011	2010
Non-Current:

Tax on minimum presumed income (Note 3m)	48,444	12,283
Prepaid expenses	2,414	1,199
Net deferred tax assets (Note 3.m)	183,524	104,446
Other	0	1,321
	234,382	119,249

(1)	Includes 845 and 70 in foreign currency (Exhibit G) as of September 30, 2011 and December 31, 2010, respectively.
(2)	Includes 17,458 in foreign currency (Exhibit G) as of September 30, 2011.
(3)	Includes 4,504 and 3,970 in foreign currency (Exhibit G) as of September 30, 2011 and December 31, 2010, respectively.
(4)	Includes 6,515 and 607 in foreign currency (Exhibit G) as of September 30, 2011 and December 31, 2010, respectively.

6.	TRADE ACCOUNTS PAYABLE

The detail of trade accounts payable as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Payables for purchase of electricity and other purchases (1)	290,568	221,626
Accrual for unbilled electric power purchases	106,038	111,860
Customer contributions (Note 3.p)	60,691	33,965
Other (2)	12,561	11,054
	469,858	378,505

Non-Current:

Customer deposits (Note 3.p)	51,923	49,129
Other (3)	1,235	1,855
	53,158	50,984

(1)
Includes 47,686 and 20,053 in foreign currency (Exhibit G) as of September 30, 2011 and December 31, 2010, respectively. Also, includes balances with SACME S.A. for 1,158 and 1,392 as of September 30, 2011 and December 31, 2010, respectively, and balances with Préstamos y Servicios S.A. for 8 as of December 31, 2010 (Note 15).

(2)	Includes 1,333 and 821 as of September 30, 2011 and December 31, 2010, respectively related to the debt recognition and refinancing agreement entered into with the ONABE (Note 17.e).
(3)	Debt recognition and refinancing agreement entered into with the ONABE (Note 17.e).

7.	LOANS

The detail of loans as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:
Financial loans	22,559	0
Floating Rate Par Corporate Note – Class 8 (Note 14)	23,285	23,285
Floating Rate Par Corporate Note – Class A (Note 14) (1)	0	2,505
Interest – Corporate Note Class 8	1,251	0
Interest – Corporate Notes Class 9 (2)	52,231	0
Interest – Corporate Notes Class 7 (2)	5,151	21,237
Derivative financial instruments (Notes 3.u, 3.j, and 21)	2,505	7,253
Adjustment to present value of Corporate Notes	0	(172)
	106,982	54,108

Non-current:
Financial loans	1,387	0

Corporate Notes (Note 14):
Floating Rate Par Corporate Note – Class 8	17,464	34,951
Fixed Rate Corporate Note – Class 7 (2)	104,116	98,446
Floating Rate Par Corporate Notes– Class A (2)	0	47,813
Fixed Rate Corporate Note – Class 9 (2) (3)	1,087,347	871,476
Adjustment to present value of Corporate Notes	0	(17,573)
Loans with subsidiary and related companies (Section 33 Law No. 19,550) (Note 15 and Exhibit G)	21,530	0
	1,231,844	1,035,113

(1)	Includes 959 in foreign currency (Exhibit G) as of December 31, 2010.
(2)	In foreign currency (Exhibit G) as of September 30, 2011 and December 31, 2010.
(3)	Net of issuance expenses.

8.	SALARIES AND SOCIAL SECURITY TAXES

The detail of salaries and social security taxes as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Salaries payable and accruals	169,634	160,616
Social Security (ANSES)	13,405	13,651
Early retirements payable (Note 3.o)	5,349	6,165
	188,388	180,432
Non-Current (Note 3.o):

Personnel Benefits Plan	36,462	31,356
Seniority-based bonus	12,994	12,432
Early retirements payable	6,153	6,845
	55,609	50,633

9.	TAXES

The detail of taxes as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Provincial, municipal and federal contributions and taxes	37,775	32,024
Value Added Tax payable	22,008	30,901
Income tax and tax on minimum presumed income (net of advances and payments on account)	23,446	0
Withholdings	13,992	9,798
Municipal taxes	28,675	27,159
Tax regularization plan Law No. 26,476 (Note 3.i.1)	1,441	1,364
Other	10,082	9,834
	137,419	111,080

Non-Current:

Tax regularization plan Law No. 26,476 (Note 3.i.1)	8,036	8,989
	8,036	8,989

10.	OTHER LIABILITIES

The detail of other liabilities as of September 30, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

ENRE penalties and discounts (Note 17 a)	22,374	0
Advance payments received for EDESAL and EDELAR’s sale agreements (Note 24)	20,845	0
Advances for works to be performed	13,985	0
Other (1)	7,492	4,542
	64,696	4,542
Non-current:

ENRE penalties and discounts (Note 17 a)	483,833	455,421
Program for the rational use of electric power (PUREE) (Note 17 d)	768,663	529,097
	1,252,496	984,518

(1)	Includes 1,462 and 1,345 in foreign currency (Exhibit G) as of September 30, 2011 and December 31, 2010, respectively.

11.	NET SALES

The breakdown of net sales for the periods ended September 30, 2011 and 2010 is as follows:

	2011	2010

Sales of electricity (1)	1,689,988	1,616,560
Late payment charges	16,440	17,156
Right of use on poles (Note 3.n)	17,078	12,447
Connection charges	3,193	4,029
Reconnection charges	1,426	1,758
	1,728,125	1,651,950

(1) Net of ENRE discounts and penalties for 53,379 and 41,677 for the periods ended September 30, 2011 and 2010, respectively (Note 17 a).

12.	OTHER (EXPENSE) INCOME, NET

The breakdown of other (expense) income, net for the periods ended September 30, 2011 and 2010 is as follows:

	2011	2010

Non-operating income (expense)	5,350	(2,190)
Commissions on municipal taxes collection	4,029	3,642
Net expense from technical services	0	(2,792)
Voluntary Retirements - Bonuses	(8,393)	(8,761)
Severance paid	(4,533)	(3,677)
Accrued litigation (Exhibit E)	(14,806)	(3,000)
Retirements of property, plant and equipment (Exhibit A)	(998)	(717)
Net recovery of accrued litigation (1)	0	2,400
Other	428	262
	(18,923)	(14,833)

(1) Related to net recovery for adherence to the tax regularization plan (Note 3.i.1).

13.	FRAMEWORK AGREEMENT

The Addendum to the New Framework Agreement entered into on June 18, 2009 by the Federal Government, the Government of the Province of Buenos Aires and the Company expired on December 31, 2010. The purpose of said Framework Agreement was to establish the guidelines under which the Company would supply electricity to low-income areas and shantytowns.

As of the date of issuance of these financial statements, the Company has begun negotiations with the Federal Government and the Government of the Province of Buenos Aires to renew the aforementioned agreement.
The Company estimates that the new agreement will maintain the terms and conditions stipulated in the previous agreement.

Nevertheless, the Company continues supplying electricity to low-income areas and shantytowns.

As of September 30, 2011 and December 31, 2010, balances with the Federal Government and the Government of the Province of Buenos Aires amount to 48,358 and 33,047, respectively (Notes 3.b and 4).

With regard to the amount receivable that the Company had with the Province of Buenos Aires, in March 2010, the Company entered into a Payment Plan Agreement with the Government of that Province pursuant to which the Government of the Province of Buenos Aires verified and paid with Bonds for the Cancellation of Debts of the Province of Buenos Aires, the debt as of October 31, 2009 stated therein in the amount of 32,797. As of September 30, 2011 and December 31, 2010, the balances of Bonds for the Cancellation of Debts held by the Company amount to 207 and 8,743, respectively (Note 4).

14.	LOANS

CORPORATE NOTES PROGRAM

On October 25, 2010, the Company issued Corporate Notes for a nominal value of USD 140 million. Furthermore, as a result of the exchange offer, the Company accepted and exchanged Class 7 Corporate Notes for a nominal value of USD 90,301,000, for Corporate Notes due 2022 for a nominal value of USD 90,301,000 and paid USD 9,532,000 in cash, including payments of accrued and unpaid interest on Class 7 Corporate Notes; and accepted and purchased Class 7 Corporate Notes for a nominal value of USD 33,593,000, having paid USD 35,750,000, including the payment of accrued and unpaid interest on Class 7 Corporate Notes.

The new Class 9 Corporate Notes for a total amount of USD 230,301,000 have been issued at an issue price of 100% of the principal amount. The twelve-year term corporate notes accrue interest as from the date of issuance at a fixed rate of 9.75%, payable semiannually on October 25 and April 25 of each year. The first interest payment fell due on April 25, 2011. The principal will be amortized in a lump sum payment at maturity date in 2022. The Company has requested authorization for the listing of the Corporate Notes on the Buenos Aires Stock Exchange and admission for trading on the Mercado Abierto Electrónico S.A. (the OTC market of Argentina), as well as authorization for the listing of the Corporate Notes on the Luxembourg Stock Exchange and admission for trading on the Euro MTF Market, which is the alternative market of the Luxembourg Stock Exchange.

On April 26, 2011, the Company issued Corporate Notes for a nominal value of USD 69,699,000, thereby completing the total original amount of the series of up to USD 300 million.

The Company used the net proceeds from the sale of the Corporate Notes in these offers to refinance part of its short-term debt, finance the capital expenditures plan, and increase working capital.

Furthermore, in the first quarter of the current fiscal year, the Company purchased in successive operations, at market prices, “class A floating rate par corporate notes” due in 2019, for a nominal value of USD 12,656,000. The result of this transaction as of September 30, 2011 has been disclosed in the statement of income under (Loss) Gain from the purchase of notes.

Additionally, in September 2011, the Company purchased in successive operations, at market prices, “class 9 fixed rate par corporate notes” due in 2022, for a nominal value of USD 29,994,000. The result of this transaction as of September 30, 2011 has been disclosed in the statement of income under (Loss) Gain from the purchase of notes.

The Company’s debt structure as of September 30, 2011 and December 31, 2010 was comprised of the following Notes:

Debt issued in United States dollars:

Corporate Notes	Class	Debt structure as of Dec. 31, 2010 (in thousands of USD)	Debt purchase as of Sept. 30, 2011 (in thousands of USD)	Issuance April 26, 2011 (in thousands of USD)	Debt structure as of Sept. 30, 2011 (in thousands of USD)	Balances as of Sept. 30, 2011 (Note 7)	Balances as of Dec. 31, 2010 (Note 7)
Floating Rate Par Note	A	12,656	(12,656)	0	0	0	50,318
Fixed Rate Par Note	7	24,760	0	0	24,760	104,116	98,446
Fixed Rate Par Note (1)	9	219,184	(29,994)	69,699	258,889	1,087,347	871,476
Total		256,600	(42,650)	69,699	283,649	1,191,463	1,020,240

As of September 30, 2011, class 9 fixed rate par corporate notes held by the Company amount to USD 29,994 thousand.

(1) Net of issuance expenses.

Debt issued in Argentine pesos:

	Debt Structure (in thousands of pesos)
Corporate Notes	Class	As of Dec. 31, 2010 (Note 7)	As of Sept. 30, 2011 (Note 7)
Floating Rate Par Note	8	58,236	40,772
Total		58,236	40,772

The principal amortization schedule of the corporate notes debt, broken down by year of total debt, without considering possible adjustments, prepayments, redemptions or cancellations is detailed in the table below:

Year	Amount
2011	5,821
2012	23,285
2013	11,666
2014	0
2015	0
2016	0
2017	104,116
2018	0
2019	0
2020	0
2021	0
2022 (1)	1,087,347
1,232,235

(1) Net of issuance expenses.

The main covenants are the following:

1) Negative Covenants

The terms and conditions of the Corporate Notes include a series of negative covenants that limit the Company’s actions with regard to, among others, the following:

- encumbrance or authorization to encumber its property or assets;
- incurrence of indebtedness, in certain specified cases;
- sale of the Company’s assets related to its main business;
- carrying out of transactions with shareholders or related companies;
- making certain payments (including, among others, dividends, purchases of Edenor’s common shares or payments on subordinated debt).

2) Suspension of Covenants

Certain negative covenants stipulated in the terms and conditions of the Corporate Notes will be suspended or adjusted if:

(a)	The Company’s long-term debt rating is raised to Investment Grade, or
(b)	The Company’s Level of Indebtedness is equal to or lower than 2.5.

If the Company subsequently losses its Investment Grade rating or its Level of Indebtedness is higher than 2.5, as applicable, the suspended negative covenants will be once again in effect.

However, the reinstatement of the covenants will not affect those acts which the Company may have performed during the suspension of such covenants.

FINANCIAL LOANS

In August 2011, the Company took out a financial loan from Banco Ciudad for a nominal value of 5,800 accruing interest at an annual rate of 14.8% and falling due on February 6, 2012. Interest is paid on a monthly basis as from August 31, 2011.

Additionally, in March and July 2011, the Company took out loans from Banco Provincia de Buenos Aires for a total nominal value of 22,000 accruing interest at an annual rate of 14% and falling due in March 2012 and July 2014, respectively. Interest is paid on a monthly basis.

15.	BALANCES AND TRANSACTIONS WITH THE CONTROLLING COMPANY, SUBSIDIARY AND RELATED COMPANIES (SECTION 33 LAW No. 19,550) AND RELATED PARTIES

In the normal course of business, the Company carries out transactions with the controlling company, its subsidiary and related companies (Section 33 Law No. 19,550) and related parties.
As of September 30, 2011 and December 31, 2010, the outstanding balances with the above-mentioned companies and related parties are as follow:

	2011	2010
Current investments (Exhibit D)
Transener S.A	0	17,527
Total	0	17,527
Other receivables (Note 5)
Préstamos y Servicios S.A.	1	1
SACME S.A.	4,487	4,168
AESEBA S.A.	14,851	0
EMDERSA Generación Salta S.A.	17,458	0
Empresa Distribuidora de Electricidad de La Rioja S.A.	33,269	0
Empresa Distribuidora de Electricidad de Salta S.A.	140,127	0
Empresa Distribuidora de Electricidad de San Luis S.A.	40,018	0
Empresa Distribuidora de Energía Norte S.A.	80,564	0
Total	330,775	4,169
Trade accounts payable (Note 6)
SACME S.A.	(1,158)	(1,392)
Préstamos y Servicios S.A.	0	(8)
Total	(1,158)	(1,400)
Non-Current loans (Note 7)
Pampa Energía S.A.	(21,530)	0
Total	(21,530)	0

Transactions carried out with the controlling company, subsidiary and related companies (Section 33 Law No 19,550) and related parties for the nine-month periods ended September 30, 2011 and 2010 are as follow:

	2011	2010
	Income / (Loss)
Other income
Comunicación y Consumos S.A.	0	205
Préstamos y Servicios S.A.	0	1
Electricidad Argentina S.A.	0	4
Total	0	210
Interest income
Empresa Distribuidora de Electricidad de La Rioja S.A.	2,870	0
Empresa Distribuidora de Electricidad de Salta S.A.	12,089	0
Empresa Distribuidora de Electricidad de San Luis S.A.	3,452	0
Empresa Distribuidora de Energía Norte S.A.	7,229	0
EMDERSA Generación Salta S.A.	91	0
Total	25,731	0
Expenses from services
SACME S.A.	(5,977)	(3,943)
Préstamos y Servicios S.A.	(50)	(59)
Errecondo, Salaverri, Dellatorre, Gonzalez & Burgio	(90)	(288)
Total	(6,117)	(4,290)

Expenses, exchange differences and financial interest
Electricidad Argentina S.A.	(7,347)	(7,286)
Errecondo, Salaverri, Dellatorre, Gonzalez & Burgio	(390)	0
Pampa Energía S.A.	(1,480)	0
Total	(9,217)	(7,286)

Agreement with Electricidad Argentina S.A. (Controlling Company)

On April 4, 2006, the Company and EASA entered into an agreement pursuant to which EASA will provide technical advisory services on financial matters as from September 19, 2005 and for a term of five years. In consideration of these services, EDENOR will pay EASA an annual amount of USD 2,000,000 plus VAT.  Any of the parties may terminate the agreement at any time by giving 60 days’ notice, without having to comply with any further obligations or paying any indemnification to the other party.
At the meeting held on April 22, 2008, the Board of Directors approved the addendum to the agreement for the provision of technical advisory services dated March 14, 2008.
The aforementioned addendum stipulates that the amount to be paid by the Company in consideration of the services provided by Electricidad Argentina S.A. has been increased to USD 2,500,000 plus VAT, payable retroactively as from January 1, 2008.
On August 31, 2010, the Company’s Board of Directors approved a new addendum to the agreement for the provision of technical advisory services, which extended the term of the agreement for 5 years to commence as from September 19, 2010. The rest of the terms and conditions have not been modified.

Agreement with Comunicaciones y Consumos S.A.

On March 16, 2007, the Company and Comunicaciones y Consumos S.A. (CYCSA) entered into an agreement pursuant to which the Company granted CYCSA the exclusive right to provide telecommunications services to the Company customers through the use of the Company’s network in accordance with the provisions of Decree No. 764/2000 of the Federal Government, which contemplates the integration of voice, data and image transmission services through the existing infrastructure of electricity distribution companies such as the Company’s network. In accordance with the terms of the agreement, CYCSA will be responsible for all maintenance expenses and expenses related to the adapting of the Company’s network for the rendering of such telecommunications services. The term of the agreement, which was originally ten years to commence from the date on which CYCSA were granted the license to render telecommunications services, was subsequently extended to twenty years by virtue of an addendum to the agreement. The agreement will be automatically renewed upon expiration date for subsequent periods of five years, unless notice to the contrary is given by any of the parties no less than 120 days prior to the expiration of the corresponding period. In accordance with the agreement, CYCSA shall periodically request access to the Company’s network. Such request will be evaluated by the Company and access will be granted based on the available capacity of the network. In consideration of the use of the network, CYCSA will grant the Company 2% of the annual charges collected from customers, before taxes, as well as 10% of the profits obtained from provision of services. Furthermore, CYCSA will indemnify the Company for any obligation arising from the rendering of the services through the Company’s network. The agreement was signed on condition that CYCSA was to obtain the telecommunications license, which was granted by the National Communications Secretariat through Resolution No. 179/2008.
Furthermore, the first addendum to the Agreement for the Granting of Permission for the Use of Electricity Distribution Network was signed on October 27, 2008. Pursuant to this addendum, the Company granted CYCSA the right to use the poles and towers of High, Medium and Low-voltage overhead lines and the ducts and/or triple ducts accompanying High, Medium and Low-voltage ducts for the laying of optical fiber owned by CYCSA, on condition that the referred to optical fiber does not affect the normal supply of the public service. Moreover, said addendum grants Edenor the right to use part of the capacity of the optical fiber to be installed. It must be pointed out that the aforementioned addendum was approved by the Company’s Board of Directors at the meeting held on November 5, 2008.
During November 2008, the Company and CYCSA entered into the second addendum to the agreement, which modifies section XI of the main agreement (Term of the Agreement), thus extending the term of the agreement from ten to twenty years to commence from the date on which it went into effect. The aforementioned addendum was approved by the Company’s Board of Directors on December 18, 2008.

Agreement with Préstamos y Servicios S.A.

On March 16, 2007, the Company entered into an agreement with Préstamos y Servicios S.A. (PYSSA), a company engaged in the rendering of financial services, pursuant to which the Company granted PYSSA the exclusive right to conduct its direct and marketing services through the use of the Company’s facilities and mailing services. As part of the agreement, the Company agreed to provide physical space in some of its offices so that PYSSA be able to offer financial and loan services to Company customers. Furthermore, the Company agreed to include PYSSA marketing material in the mail sent to customers, including the invoices. The term of the agreement is five years, which will be automatically renewed for subsequent periods of five years, unless any of the parties gives notice to the other of his intention to terminate the agreement no less than 120 days prior to the expiration of the corresponding period. In accordance with the terms of the agreement, PYSSA will pay the Company 2% of the monthly charges collected from customers, before taxes, as well as 10% of the profits obtained from its services. Furthermore, PYSSA agreed to indemnify the Company for any obligation arising from the rendering of its services. The agreement established that its term was subject to the authorization of the National Regulatory Authority for the Distribution of Electricity, which approved this through Resolution No. 381/2007.

The activities related to the aforementioned agreement have been temporarily suspended in the Company’s offices.

Loan with Pampa Energía S.A.

On March 4, 2011, the Company and Pampa Energía S.A. entered into an agreement pursuant to which the Company would receive a USD 5 million two-year term loan at an annual rate of 5%. The loan is to be used to finance several investments that the Company intends to make in accordance with its business plan. As of September 30, 2011 the balance, including interest accrued, amounts to 21,530 (Note 7). This loan has been repaid on November 3, 2011 (Note 25.g).

Loan with subsidiary and related companies (Section 33 Law No. 19,550)

On April 29, 2011, the Company entered into an agreement with EDEN, EDESAL, EDELAR and EDESA for the refinancing of the loans granted to them at the time of acquisition with the purpose of allowing for the restructuring of their financial loans, for 80,000 in the case of EDEN, 31,178 in the case of EDELAR, 131,319 in the case of EDESA and 37,502 in the case of EDESAL, at an annual rate of 16% on each of them, with interest falling due semiannually on October 31, 2011 and April 30, 2012 and principal falling due on the latter date. The financing conditions are in accordance with those usually obtained in the market for this type of transactions.
As of September 30, 2011, the outstanding balance amounts to 311,436 (Note 5)
Certain amounts related to these loans have been collected (Notes 24 and 25.d).

16.	CAPITAL STOCK

a)	General

As of September 30, 2011 and December 31, 2010, the Company’s capital stock amounts to 906,455,100 shares, represented by 462,292,111 common, book-entry Class A shares with a par value of one peso each and the right to one vote per share; 442,210,385 common, book-entry Class B shares with a par value of one peso each and the right to one vote per share; and 1,952,604 common, book-entry Class C shares with a par value of one peso each and the right to one vote per share. Each and every share maintains the same voting rights, i.e. one vote per share. There are no preferred shares of any kind, dividends and/or preferences in the event of liquidation, privileged participation rights, prices and dates, or unusual voting rights. Moreover, there are no significant terms of contracts allowing for either the issuance of additional shares or any commitment of a similar nature.
As of September 30, 2011 and December 31, 2010, the Company’s capital stock, represented by 906,455,100 shares is comprised of the following:

	2011	2010
Holder	Number of shares		Class	% held
EASA (1)	462,292,111	462,292,111	“A”	51.00
Market in general (2)	442,210,366	442,210,366	“B”	48.78
Banco Nación (3)	1,952,604	1,952,604	“C”	0.22
New Equity Ventures LLC	19	19	“B”	0
(1) The shares are pledged in favor of the Argentine Government as evidenced by the certificate issued by Caja de Valores.
(2) Includes 9,412,500 treasury shares as of September 30, 2011 and December 31, 2010.
(3) Trustee of the Employee Stock Ownership Program.

On March 3, 2011, the Company held the General Annual Meeting which resolved by majority of votes to extend for 3 years the term for holding the treasury shares acquired within the framework of section 68 of Law No. 17,811 (text consolidated by Decree No. 677/01).

b)	Restriction on the transfer of the Company’s common shares

The Company’s by-laws provide that Class “A” shareholders may transfer their shares only with the prior approval of the ENRE. The ENRE must communicate its decision within 90 days upon submission of the request for such approval, otherwise the transfer will be deemed approved.

Furthermore, Caja de Valores S.A. (the Public Register Office), which keeps the Share Register of the shares, is entitled (as stated in the Company’s by-laws) to reject such entries which, at its criterion, do not comply with the rules for the transfer of common shares included in (i) the Argentine Business Organizations Law, (ii) the Concession Agreement and (iii) the Company’s by-laws.

In addition, the Class “A” shares will be pledged during the entire term of the concession as security for the performance of the obligations assumed under the Concession Agreement.

Additionally, in connection with the issuance of Corporate Notes (Note 14), EASA is required to be the beneficial owner and owner of record of not less than 51% of EDENOR’s issued, voting and outstanding shares.

Section ten of the Adjustment Agreement signed with the Grantor of the Concession and ratified through Decree No. 1957/06 stipulates that from the signing of the agreement through the end of the Contractual Transition Period, the majority shareholders may not modify their ownership interest nor sell their shares.

Furthermore, in accordance with the restructuring of the totality of EASA’s financial debt carried out on July 19, 2006, if EASA did not comply with its payment obligations under the new debt, its creditors could obtain an attachment order against the Company’s Class A shares held by EASA, and, consequently, the Argentine Government would be entitled, as stipulated in the concession agreement, to foreclose on the pledged shares, with an adverse effect on the results of its operations.

c)	Employee Stock Ownership Program (ESOP)

At the time of the privatization of SEGBA (the Company’s predecessor), the Argentine Government assigned the Company’s Class C shares, representing 10% of the Company’s outstanding capital stock, for the creation of an Employee Stock Ownership Program (ESOP) in compliance with the provisions of Law No. 23,696 and its regulatory decrees. Through this program, certain eligible employees (including former SEGBA employees who had been transferred to the Company) were entitled to receive a specified number of Class C shares, to be calculated on the basis of a formula that took into consideration a number of factors including employee salary, position and seniority. In order to implement the ESOP, a general transfer agreement, a voting trust agreement and a trust agreement were signed.

Pursuant to the general transfer agreement, participating employees were allowed to defer payment of the Class C shares over time. As security for the payment of the deferred purchase price, the Class C shares were pledged in favor of the Argentine government. This pledge was released on April 27, 2007 upon full payment to the Argentine Government of the deferred purchase price of all Class C shares. Additionally, in accordance with the terms of the original trust agreement, the Class C shares were held in trust by Banco de la Nación Argentina, acting as trustee, for the benefit of the ESOP participating employees and the Argentine Government. Furthermore, in accordance with the voting trust agreement, all political rights of participating employees (including the right to vote at ordinary and extraordinary shareholders’ meetings) were to be jointly exercised until full payment of the deferred purchase price and release of the pledge in favor of the Argentine Government. On April 27, 2007, ESOP participating employees fully paid the deferred purchase price to the Argentine Government, accordingly, the pledge was released and the voting trust agreement was terminated.

In accordance with the regulations applicable to the ESOP, participating employees who retired before full payment of the deferred purchase price to the Argentine Government was made, were required to transfer their shares to the Guarantee and Repurchase Fund (Fondo de Garantía y Recompra) at a price to be calculated in accordance with a formula established in the general transfer agreement. As of the date of payment of the deferred purchase price, the Guarantee and Repurchase Fund had not fully paid the amounts due to former ESOP participating employees for the transfer of their Class C shares.

A number of former employees of both SEGBA and the Company have brought legal actions against the Guarantee and Repurchase Fund, the Argentine Government and, in few cases, against the Company, in cases in relation to the administration of the Employee Stock Ownership Program. The plaintiffs who are former employees of SEGBA were not deemed eligible by the corresponding authorities to participate in the Employee Stock Ownership Program at the time of its creation. This decision is being disputed by the plaintiffs who are therefore seeking compensation. The plaintiffs who are former employees of the Company are claiming payment for the unpaid amounts owed to them by the Guarantee and Repurchase Fund either due to non-payment of the transfer of their shares upon retirement in favor of the Guarantee and Repurchase Fund or incorrect calculation of amounts paid to them by the Guarantee and Repurchase Fund. In several of these claims, the plaintiffs have obtained attachment orders or prohibitory injunctions against the Guarantee and Repurchase Fund on Class C shares and the amounts deposited in such Fund. Due to the fact that the resolution of these legal proceedings is still pending, the Federal Government has instructed Banco de la Nación Argentina to create a Contingency Fund so that a portion of the proceeds of the offering of the Employee Stock Ownership Program Class C shares be kept during the course of the legal actions.

No accrual has been recorded in the financial statements in connection with the legal actions brought against the Company as the Company’s management believes that EDENOR is not responsible for the above-mentioned claims.

In accordance with the agreements, laws and decrees that govern the Employee Stock Ownership Program, the Class C shares may only be held by personnel of the Company, therefore before the public offering of the Class C shares that had been separated from the Program, such shares were converted into Class B shares and sold. In conformity with the by-laws, the political rights previously attributable to Class C shares are at present jointly exercised with those attributable to Class B shares and the holders of the remaining Class C shares will vote jointly as a single class with the holders of Class B shares when electing directors and supervisory committee members. As of September 30, 2011 and December 31, 2010, 1,952,604 Class C shares, representing 0.22% of the Company’s capital stock are outstanding (Note 16.a).

17.	REGULATORY FRAMEWORK

a)	General

The Company is subject to the regulatory framework provided under Law No. 24,065 and the regulations issued by the National Regulatory Authority for the Distribution of Electricity (ENRE).

The ENRE is empowered to approve and control tariffs, and control the quality levels of the service and the technical product, the commercial service and the compliance with public safety regulations, as established in the Concession Agreement. Failure to comply with the provisions of such Agreement and the rules and regulations governing the Company's business will make the Company liable to penalties that may include the forfeiture of the concession.

As of September 30, 2011 and December 31, 2010, the Company has accrued penalties for resolutions not yet issued by the ENRE corresponding to the control periods elapsed as of those dates. Additionally, the Company has applied the adjustment contemplated in the temporary tariff structure (caption b item vii) and the adjustments established by the electricity rate schedules applied during the 2008 fiscal year, Resolutions Nos. 324/2008 and 628/2008.

On February 9, 2011, the Company was notified of the issuance of Resolution No. 32/2011 of the ENRE, whereby the Regulatory Authority fined the Company in the amount of 1,125 for the power cuts that had occurred between December 20 and December 31, 2010.

Furthermore, the Company was ordered to compensate those customers who had been affected by the power cuts in accordance with the following: 180 pesos to each small-demand residential customer who suffered power cuts that lasted from more than 12 continuous hours to 24 hours, 350 pesos to those who suffered power cuts that lasted from more than 24 continuous hours to 48 hours, and 450 pesos to those who suffered power cuts that lasted more than 48 continuous hours.

Said penalties amount to approximately 22,374, which, based on that mentioned in Note 20.g, have been recorded in Current liabilities under Other liabilities (Note 10).

As of September 30, 2011 and December 31, 2010, non-current liabilities for ENRE penalties and discounts amount to 483,833 and 455,421, respectively, and have been included in the Other  liabilities account (Notes 10 and 17.d).

In addition, as of September 30, 2011, the Company’s management has considered that the ENRE has mostly complied with the obligation to suspend lawsuits aimed at collecting penalties, without prejudice to maintaining an open discussion with the entity concerning the effective date of the Adjustment Agreement and, consequently, concerning the penalties included in the renegotiation and those subject to the criteria of the Transition Period.

b)	Concession

The term of the concession is 95 years and may be extended for an additional maximum period of 10 years. The term of the concession is divided into management periods: a first period of 15 years and subsequent periods of 10 years each. At the end of each management period, the Class “A” shares representing 51% of EDENOR’s capital stock, currently held by EASA, must be offered for sale through a public bidding.  If EASA makes the highest bid, it will continue to hold the Class “A” shares, and no further disbursements will be necessary. On the contrary, if EASA is not the highest bidder, then the bidder who makes the highest bid shall pay EASA the amount of the bid in accordance with the conditions of the public bidding.  The proceeds from the sale of Class “A” shares will be delivered to EASA after deducting any amounts receivable to which the Grantor of the concession may be entitled.

On July 7, 2007 the Official Gazette published Resolution No. 467/07 of the ENRE pursuant to which the first management period is extended for 5 years to commence as from the date on which the Review of the Company Tariff Structure (RTI) goes into effect. Its original maturity would have taken place on August 31, 2007.

In accordance with the provisions of Resolution No. 467/2007 of the ENRE, the commencement of the process for the sale of the shares shall take place when the five-year tariff period beginning after the ending of the RTI comes to an end. Additionally, the controlling shareholder -Electricidad Argentina S.A. - is authorized to present as bidder in the referred to process and if its offer is selected as the winning bid, the controlling company will not have to make any disbursement whatsoever to keep the control of Edenor.

The Company has the exclusive right to render electric power distribution and sales services within the concession area to all users who are not authorized to obtain their power supply from the Wholesale Electricity Market (MEM), thus being obliged to supply all the electric power that may be required in due time and in accordance with the established quality levels. In addition, the Company shall allow free access to its facilities to any MEM agents whenever required, under the terms of the Concession. No specific fee must be paid by the Company under the Concession Agreement during the term of the concession.

On January 6, 2002, the Federal Executive Power passed Law No. 25,561 whereby adjustment clauses in US dollars, as well as any other indexation mechanisms stipulated in the contracts entered into by the Federal Government, including those related to public utilities, were declared null and void as from such date. The resulting prices and rates were converted into Argentine pesos at a rate of 1 peso per US dollar. Furthermore, Law No. 25,561 authorized the Federal Executive Power to renegotiate public utility contracts taking certain requirements into account.

It is worth mentioning that both the declaration of economic emergency and the period to renegotiate public utility contracts were extended through December 31, 2011 by Law No. 26,563.

c)    Adjustment Agreement entered into by and between Edenor and the Federal Government:

On September 21, 2005, the Company signed an Adjustment Agreement within the framework of the process of renegotiation of the Concession Agreement set forth in Law No. 25,561 and supplementary regulations; ratified on February 13, 2006.

The Adjustment Agreement established the following:

i)
the implementation of a Temporary Tariff Structure (RTT) effective as from November 1, 2005, including a 23% average increase in the distribution margin, which may not result in an increase in the average rate of more than 15%, and an additional 5% average increase in the distribution added value (VAD), allocated to certain specified capital expenditures;

ii)	the requirement that during the term of said temporary tariff structure, dividend payment be subject to the approval of the regulatory authority;
iii)	the establishment of a “social tariff” for the needy and the levels of quality of the service to be rendered;
iv)	the suspension of the claims and legal actions filed by the Company and its shareholders in national or foreign courts due to the effects caused by the Economic Emergency Law;
v)
the carrying out of a Review of the Company Tariff Structure (RTI) which will result in a new tariff structure that will go into effect on a gradual basis and remain in effect for the following 5 years. In accordance with the provisions of Law No. 24,065, the National Regulatory Authority for the Distribution of Electricity will be in charge of such review;

vi)
the implementation of a minimum investment plan in the electric network for an amount of 178.8 million to be fulfilled by EDENOR during 2006, plus an additional investment of 25.5 million should it be required (item f below);

vii)
the adjustment of the penalties imposed by the ENRE that are payable to customers as discounts, which were notified by such regulatory agency prior to January 6, 2002 as well as of those that have been notified, or whose cause or origin has arisen in the period between January 6, 2002 and the date on which the Adjustment Agreement goes into effect through the date on which they are effectively paid, using, for such purpose, the average increase recorded in the Company’s distribution costs as a result of the increases and adjustments granted as of each date;

viii)
the waiver of the penalties imposed by the ENRE that are payable to the National State, which have been notified, or their cause or origin has arisen in the period between January 6, 2002 and the date on which the Adjustment Agreement goes into effect;

ix)
the payment term of the penalties imposed by the ENRE, which are described in item vii above, is 180 days after the approval of the Review of the Company Tariff Structure (RTI) in fourteen semiannual installments, which represent approximately two-thirds of the penalties imposed by the ENRE before January 6, 2002 as well as of those that have been notified, or whose cause or origin has arisen in the period between January 6, 2002 and the date on which the Adjustment Agreement goes into effect, subject to compliance with certain requirements.

Said agreement was ratified by the Federal Executive Power through Decree No. 1957/06, signed by the President of Argentina on December 28, 2006 and published in the Official Gazette on January 8, 2007. This agreement stipulates the terms and conditions that, upon compliance with the other procedures required by the regulations, will be the fundamental basis of the Comprehensive Renegotiation of the Concession Agreement of electric power distribution and sale within the federal jurisdiction, between the Federal Executive Power and the Company.

Additionally, on February 5, 2007 the Official Gazette published Resolution No. 51/2007 of the ENRE which approves the electricity rate schedule resulting from the RTI applicable to consumption recorded as from February 1, 2007. This document provides for the following:

a)
A 23% average increase in distribution costs, service connection costs and service reconnection costs in effect which the Company collects as the holder of the concession of the public service of electric power distribution, except for the residential tariffs;

b)
Implementation of an additional 5% average increase in distribution costs, to be applied to the execution of the works and infrastructure plan detailed in Appendix II of the Adjustment Agreement. In this regard, the Company has set up the required fund;

c)
Implementation of the Cost Monitoring Mechanism (MMC) contemplated in Appendix I of the Adjustment Agreement, which for the six-month period beginning November 1, 2005 and ending April 30, 2006, showed a percentage of 8.032%. This percentage has been applied to non-residential consumption recorded from May 1, 2006 through January 31, 2007 (Note 17 d);

d)
Invoicing in 55 equal and consecutive monthly installments of the differences arising from the application of the new electricity rate schedule for non-residential consumption recorded from November 1, 2005 through January 31, 2007 (items a) and b) above) and from May 1, 2006 through January 31, 2007 (item c) above);

e)
Invoicing of the differences corresponding to deviations between foreseen physical transactions and those effectively carried out and of other concepts related to the Wholesale Electricity Market (MEM), such as the Specific fee payable for the Expansion of the Network, Transportation and Others, included in Trade Receivables under Receivables from sales of electricity as Unbilled (Note 4);

f)
Presentation, within a period of 45 calendar days from the issuance of this resolution, of an adjusted annual investment plan, in physical and monetary values, in compliance with the requirements of the Adjustment Agreement.

Revenues from the retroactive tariff increase deriving from the implementation of the new electricity rate schedule applicable to non-residential consumption for the period of November 2005 through January 31, 2007 have been fully recognized in the financial statements for the year ended December 31, 2007. Such amount, which totaled 218,591, has been invoiced in 55 equal and consecutive monthly installments, as described in item d) of this note.

Resolution No. 434/2007 established, among other things, that the obligations and commitments set forth in section 22 of the Adjustment Agreement be extended until the date on which the electricity rate schedule resulting from the RTI goes into effect, allowing the Company and its shareholders to resume the claims suspended as a consequence of the Adjustment Agreement if the new electricity rate schedule does not go into effect.

d)    Review of the Company Tariff Structure (RTI) / Cost Monitoring Mechanism (MMC) / PUREE – Electricity rate schedules

Review of the Company Tariff Structure (RTI)

On July 30, 2008, the National Energy Secretariat issued Resolution No. 865/2008 which modifies Resolution No. 434/2007 and establishes that the electricity rate schedule resulting from the Review of the Company Tariff Structure (RTI) will go into effect in February 2009. As of the date of issuance of these financial statements, no resolution has been issued concerning the application of the electricity rate schedule resulting from such process.

With regard to the commencement of the Review of the Tariff Structure, the ENRE has begun this process, and, on November 12, 2009, the Company submitted its revenue requirements proposal for the new period, which included the grounds and criteria based on which the request is made.

By Note No. 91,241, notified to the Company on December 18, 2009, the ENRE requested that the Company submit the technical rate schedules resulting from the preparation of its proposal, which have been duly submitted.

Program for the Rational Use of Electric Power (PUREE), Cost Monitoring Mechanism (MMC)

On October 4, 2007 the Official Gazette published Resolution No. 1037/2007 of the National Energy Secretariat which established that the amounts receivable that the Company maintains in the Trade receivables account as Unbilled –National Fund of Electricity, for “Quarterly Adjustment Coefficient of the National Fund of Electricity” (section 1 of Law No. 25,957) for 2,771 and 3,437 as of September 30, 2011 and December 31, 2010, respectively (Note 4) as well as the amounts corresponding to the Cost Monitoring Mechanism (MMC) for the period May 2006 through April 2007 (Note 17.c items b and c) be deducted from the funds resulting from the difference between surcharges billed and discounts made to customers, resulting from the implementation of the Program for the Rational Use of Electric Power (PUREE), until their transfer to the tariff is granted by the regulatory authority. On October 25, 2007 the ENRE issued Resolution No. 710/2007 which approved the aforementioned MMC compensation mechanism.

By Note No. 1383 dated November 26, 2008 of the National Energy Secretariat, the ENRE was instructed to consider the earmarking of the funds deriving from the application of the MMC corresponding to the period May 2007 through October 2007 whose recognition was pending, and to allow that such funds be deducted from the excess funds deriving from the application of the PUREE, in accordance with the provisions of Resolution No. 1037/2007 of the National Energy Secretariat. The MMC adjustment for the period May 2007 through October 2007, applicable as from November 1, 2007, is 7.56% and amounted to 45,531 (Note 4).

Additionally, as of September 30, 2011, the Company has submitted to the ENRE the MMC adjustment requests, in accordance with the following detail:

Assessment Period	Application Date	MMC Adjustment
November 2007 - April 2008	May 2008	5.791%
May 2008 – October 2008	November 2008	5.684%
November 2008 - April 2009	May 2009	5.068%
May 2009 – October 2009	November 2009	5.041%
November 2009 – April 2010	May 2010	7.103%
May 2010 – October 2010	November 2010	7.240%
November 2010 – April 2011	May 2011	6.104%

As of the date of issuance of these financial statements, the aforementioned adjustments as well as the basis for their application are pending approval by the ENRE, for which reason the Company is unable to reasonably estimate the amount of the submitted requests. Therefore, no amount receivable for this concept has been recorded by the Company in these financial statements until approval is granted by the control authorities.

As of September 30, 2011 and December 31, 2010 liabilities generated by the excess funds deriving from the application of the PUREE, amount to 768,663 and 529,097 respectively, and have been disclosed in Other Non-Current Liabilities (Note 10). This increase in liabilities is due to the fact that the Company was allowed to keep such funds (Resolution No. 1037/07 of the Energy Secretariat) in order to cover the MMC increases not transferred to the tariff, as previously described.

Electricity rate schedules

On July 31, 2008, the ENRE issued Resolution No. 324/2008 which approves the values of the Company’s electricity rate schedule that contemplated the partial application of the adjustments corresponding to the Cost Monitoring Mechanism (MMC) and their transfer to the tariff. The aforementioned electricity rate schedule increased the Company’s distribution added value by 17.9% which has been applied to consumption recorded as from July 1, 2008. Therefore, the increase in rates for final users has ranged from 0% to 30%, on average, depending on consumption.

Furthermore, on October 31, 2008, the National Energy Secretariat issued Resolution No. 1169/2008 which approved the new seasonal reference prices of power and energy in the Wholesale Electricity Market (MEM). Consequently, the ENRE issued Resolution No. 628/2008 which approved the values of the electricity rate schedule to be applied as from October 1, 2008.

The aforementioned electricity rate schedule included the transfer of the increase in the seasonal energy price to tariffs, with the aim of reducing Federal Government grants to the electricity sector, without increasing the Company’s distribution added value.

By Resolution No. 202/2011, the National Energy Secretariat approved the winter scheduling for the Wholesale Electricity Market (MEM) for the period May 1 – October 31, 2011. Therefore, considering the level of electricity consumption during winter and with the aim of not negatively affecting user payment capacity, the National Energy Secretariat resolved to suspend the application of sections 6, 7, and 8 of its Resolution No. 1169/2008 from June 1, 2011 through September 30, 2011.  It must be pointed out that this procedure had been previously implemented by the National Energy Secretariat in 2009 and in 2010 by its Resolutions Nos. 652/2009 and 347/10, respectively, which, at that time, gave rise to the issuance of Resolutions Nos. 433/2009 and 294/10 of the ENRE, ratified for this year by Resolution No. 202/11 of the Energy Secretariat.

e)	Concession of the use of real property

Pursuant to the Bid Package, SEGBA granted the Company the free use of real property for periods of 3, 5 and 95 years, with or without a purchase option, based on the characteristics of each asset, and the Company would be responsible for the payment of any taxes, charges and contributions levied on such properties and for the taking out of insurance against fire, property damage and third-party liability, to SEGBA’s satisfaction.

The Company may make all kind of improvements to the properties, including new constructions, upon SEGBA’s prior authorization, which will become the grantor’s property when the concession period is over, and the Company will not be entitled to any compensation whatsoever. SEGBA may terminate the loan for use contract after demanding the performance by the Company of any pending obligation, in certain specified cases contemplated in the Bid Package. At present, as SEGBA’s residual entity has been liquidated, these presentations and controls are made to the National Agency of Public Properties (ONABE), with which the Company entered into a debt recognition and refinancing agreement for 4,681 on September 25, 2009.

The form of payment stipulated in the aforementioned agreement established an advance payment of 1,170, which the Company made on September 25, 2009, and 48 installments of 104 for the remaining balance of 3,511. The installments include compensatory interest of 18.5% per annum under the French system, and are payable as from October 2009.

As of September 30, 2011 and December 31, 2010, the outstanding principal for this concept amounts to 2,568 and 2,676 respectively, which has been recorded in Trade accounts payable under Other (Note 6).

As of the date of issuance of these financial statements, the Company has acquired for an amount of 12,765, nine of these real properties whose loan for use contracts had expired. The title deeds of eight of these properties have been executed at a price of 12,375. As for the remaining real property, a down payment of 117 has been made while the outstanding amount of 273 will be paid upon the execution of the title deed on a date to be set by the Ministry of Economy.

18.	CASH FLOW INFORMATION

a)	Cash and cash equivalents:

For the preparation of the Statement of Cash Flows, the Company considers as cash equivalents all highly liquid investments with original maturities of three months or less.

	As of September 30, 2011	As of December 31, 2010	As of September 30, 2010
Cash and Banks	18,301	8,611	8,681
Time deposits	619	17,523	20,243
Money market funds	101,457	117,458	106,664
Government bonds, Corporate notes and Shares	18,441	533,251	157,213
Galtrust I Financial Trust	0	0	5,308
Total cash and cash equivalents in the Statement of Cash Flows	138,818	676,843	298,109

b)	Interest paid and collected:
	For the nine-month periods ended September 30,
	2011	2010
Interest paid during the period	(73,904)	(45,756)
Interest collected during the period	24,131	38,859

19.	INSURANCE COVERAGE

As of September 30, 2011, the Company carries the following insurance policies for purposes of safeguarding its assets and commercial operations:

Risk covered	Amount insured

Comprehensive (1)	USD	665,694,566
Mandatory life insurance		$33,336,000
Additional life insurance		$92,125,592
Funeral and burial insurance		$83,340,000
Theft of securities	USD	100,000
Vehicles (theft, third-party liability and damages)		$23,990,634
Land freight	USD	2,000,000
Imports freight		$2,250,000

(1)
Includes: fire, partial theft, tornado, hurricane, earthquake, earth tremors, flooding and debris removal from facilities on facilities providing actual service, except for high, medium and low voltage networks.

20.	LEGAL ACTIONS

a)	Legal action brought by the National Ombudsman

The National Ombudsman made a presentation against both the resolutions by which the new electricity rate schedule had gone into effect as from October 1, 2008 and the application of the Program for the Rational Use of Electric Power (PUREE).

Within the framework of the case, on January 27, 2009, the ENRE notified the Company of a prohibitory injunction issued by the Court hearing the case as a consequence of the Ombudsman’s presentation, according to which the Company is prohibited from cutting power due to the nonpayment of bills issued with the rate hike resulting from the application of the resolutions questioned by the Ombudsman, until a final ruling is issued on the case. The precautionary measure has been appealed by the Company and the Argentine Federal Government. On September 1, 2009, National Appellate Court in Contentious and Administrative Federal Matters No. V affirmed the first instance decision, thus maintaining in effect the prohibitory injunction granted by the court of original jurisdiction.

Against this decision, the Company filed an extraordinary federal appeal (“Recurso Extraordinario Federal”), which was also rejected by the appellate court hearing the case.

On July 29, 2009 the Company answered the summons as a third-party defendant.

As a final recourse, on December 7, 2009, the Company filed an appeal (“Queja por Recurso denegado”) to the Federal Supreme Court requesting that the extraordinary appeal rejected by the Appellate Court be sustained. The appeal (“Queja por Recurso denegado”) is currently being analyzed by the Supreme Court.

Therefore, no accrual has been recorded for these claims as the Company’s management, based on both that which has been previously mentioned and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

b) Legal action brought by Consumidores libres Coop. Ltda. de provisión de servicios de acción comunitaria

On October 26, 2009, notice of the complaint “CONSUMIDORES LIBRES COOP. LTADA. DE PROVISIÓN DE SERVICIOS DE ACCIÓN COMUNITARIA VS Federal Government – National Energy Secretariat – ENRE, proceedings for the determination of a claim” was served upon the Company.  The complaint was filed by two consumer associations: CONSUMIDORES LIBRES COOP. LTADA. DE PROVISIÓN DE SERVICIOS DE ACCIÓN COMUNITARIA and the UNIÓN DE USUARIOS Y CONSUMIDORES against the Federal Government, the ENRE, EDESUR, EDELAP and EDENOR, and is pending in the National Court of Original Jurisdiction in Contentious and Administrative Federal Matters Number 8. In accordance with the terms of the complaint, the associations for the defense of consumer rights, ADDUC and UNIÓN DE USUARIOS Y CONSUMIDORES EN DEFENSA DE SUS DERECHOS, have joined the complaint.

The remedies sought in the complaint are as follow:

a) That all the last resolutions concerning electricity rates issued by the ENRE and the National Energy Secretariat be declared null and unconstitutional, and, in consequence whereof, that the amounts billed by virtue of these resolutions be refunded.

b) That all the defendants be under the obligation to carry out the Review of the Tariff Structure (RTI).

c) That the resolutions issued by the Energy Secretariat that extend the transition period of the Adjustment Agreement be declared null and unconstitutional.

d) That the defendants be ordered to carry out the sale process, through an international public bidding, of the class "A" shares, due to the fact that the Management Period of the Concession Agreement is considered over.

e) That the resolutions as well as any act performed by a governmental authority that modify contractual renegotiations be declared null and unconstitutional.

f) That the resolutions that extend the management periods contemplated in the Concession Agreement be declared null and unconstitutional.

g) Subsidiarily, should the main claim be rejected, that the defendants be ordered to bill all customers on a bimonthly basis.

Additionally, it is requested that a precautionary measure be issued with the aim of suspending the rate hikes established in the resolutions being questioned by the plaintiff. Subsidiarily, it is requested that the application of the referred to resolutions be partially suspended. Finally, it is requested that the application authority be ordered not to issue new increases other than those resulting from the Review of the Tariff Structure process. The Court has neither granted nor rejected that which has been requested.  In addition, and with regard to the main cause, it has been answered by the Company within the term and under the formalities prescribed by law.

With reference to that which has been previously mentioned, the objected to rate increases, with the exception of the one granted by Resolution No. 324/08 of the ENRE, do not have a direct impact on the distribution added value, inasmuch as they are the result of the transfer to the tariff of the higher generation costs ordered by the Grantor of the Concession. These generation increases are effective for the Company within the pass-through mechanism in the tariff.

On February 11, 2010 the Court hearing the case decided to turn into ordinary the proceeding that had been brought as an extraordinary summary proceeding, thus extending the time periods involved in the process. With regard to the provisional relief sought, on that date, the court ordered the carrying out of actions to add and clarify existing evidence, prior to taking any decision thereon.

Within the contemplated legal time period, the Company answered the complaint rejecting all its terms and requesting that a summons be served upon CAMMESA as a third-party defendant. The remaining co-defendants have already answered the notice of the complaint served upon them. As of the date of preparation of these financial statements, no decision has been made by the Court hearing the case concerning the Company’s request that CAMMESA be summoned as a third-party defendant. The Federal Government has answered the complaint filed against it within the term granted for such purpose.

Therefore, no accrual has been recorded for these claims as the Company’s management, based on both that which has been previously mentioned and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

c) Legal action brought by Consumidores financieros Asociación civil para su defensa

On March 31, 2010, notice of the complaint “CONSUMIDORES FINANCIEROS ASOCIACIÓN CIVIL PARA SU DEFENSA vs. EDENOR S.A – EDESUR S.A for BREACH OF AGREEMENT” – National Court of Original Jurisdiction in Contentious and Administrative Federal Matters No. 2 – Clerk’s Office No. 15, was served upon the Company.

The remedies sought in the complaint are as follow:

-
Reimbursement of the VAT percentage paid on the illegally “widened” taxable basis due to the incorporation of a concept (National Fund of Electricity - FNEE) on which no VAT had been paid by the defendants when CAMMESA (the company in charge of the regulation and operation of the wholesale electricity market) invoiced them the electricity purchased for distribution purposes.

-
Reimbursement of part of the administrative surcharge on “second due date”, in those cases in which payment was made within the time period authorized for such second deadline (14 days) but without distinguishing the effective day of payment.

-	Application of the “borrowing rate” in case of customer delay in complying with payment obligation, in accordance with the provisions of Law No. 26,361.

On April 22, 2010, the Company answered the complaint and filed a motion to dismiss for lack of standing (“excepción de falta de legitimación”), requesting, at such opportunity, that a summons be served upon the Federal Government, the AFIP and the ENRE as third-party defendants. These pleadings were made available to the plaintiff. Having this procedural step been complied with, as from June 16, 2010 the proceedings are yet to be resolved.

Therefore, no accrual has been recorded for these claims as the Company’s management, based on both that which has been previously mentioned and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

d) Legal action brought by the National Ombudsman

On September 19, 2008, notice of the complaint “NATIONAL OMBUDSMAN VS FEDERAL GOVERNMENT LAW 25790 AND OTHERS, PROCEEDINGS FOR THE DETERMINATION OF A CLAIM” was served upon the Company. The aim of this legal action is that section 4 of Law No. 25,790 - Decree No. 1957/06 – Decree No. 1959/06, Resolutions Nos. 50, 51 and 102 of the ENRE be declared unconstitutional.
The granting of a prohibitory injunction has been requested. The Company has been summoned as a third-party defendant. The case is currently on appeal. On September 16, 2010, lower court judgment was entered “rejecting the complaint filed by the National Ombudsman against the Federal Government – EP and holding the plaintiff liable for court costs”.
The case is pending in National Court in Contentious and Administrative Federal Matters No. 4 – Clerk’s Office No. 7.

The judgment was appealed by the National Ombudsman, thus the proceedings were derived to the Court of Appeals in Contentious and Administrative Federal Matters No. IV. The Company has already responded to the appellant’s briefs. On March 31, 2011, said Court resolved that “the appeal filed by the National Ombudsman be dismissed and that the appellant be held liable for lower and upper court costs”.  Within the legal contemplated period –ten business days following notice of second instance judgment - the National Ombudsman filed an extraordinary federal appeal (“Recurso Extraordinario Federal”), which on June 14, 2011 was dismissed as inadmissible. From the procedural standpoint, this lawsuit has concluded.

Therefore, no accrual has been recorded for these claims as the Company’s management, based on both that which has been previously mentioned and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

e) Legal action brought by the Unión de Usuarios y consumidores

On December 9, 2009, notice of the complaint “UNION DE USUARIOS Y CONSUMIDORES VS FEDERAL GOVERNMENT DECREE 1957/06 (RESOLUTION 51/07 OF THE ENRE - EDENOR) AND OTHERS, PROCEEDINGS FOR THE DETERMINATION OF A CLAIM” was served upon the Company. The complaint, filed by the association for the defense of consumer rights Unión de Usuarios y Consumidores against the Federal Government and Edenor, is pending in National Court of Original Jurisdiction in Contentious and Administrative Federal Matters No. 12, Clerks’ Office No. 23.

The remedies sought in the complaint are as follow:
a) that clause 4.6 and related clauses of Appendix I of the Adjustment Agreement be revoked, inasmuch as they establish that the rate increase will be retroactive;
b) that Resolution No. 51/07 of the ENRE be nullified inasmuch as it authorizes the retroactive increase of rates in favor of the Company;

c) that Edenor be ordered to reimburse customers all the amounts paid as retroactive rate increase for the period of November 1, 2005 through January 31, 2007;
d) that the reimbursement be implemented through a credit in favor of customers.

The Company answered the complaint on December 9, 2009.

The judgment sustaining the complaint was entered on November 11, 2010.

An appeal with a stay of execution was filed on November 25, 2010. On December 2, 2010, the Court upheld the Company and the Federal Government’s petition granting the appeal with a stay of execution, which means that the court ruling will not be carried out until the appeal is resolved by the higher court.

On December 13, 2010, the Company formally submitted to the Court of Original Jurisdiction the written bases of the appeal concerning the merits of the case upon which judgment had been rendered. Appellate Court in Contentious and Administrative Federal Matters No. V will hear the case.

By resolution issued on June 1, 2011, the Court of Appeals in Contentious and Administrative Federal Matters No. V, supporting the Company‘s arguments, ordered that the lower court decision be nullified as to the merits of the case.  Against such decision, the Unión de Usuarios y Consumidores filed an extraordinary federal appeal (“Recurso Extraordinario Federal”) which has not yet been made available to the Company.

Therefore, no accrual has been recorded for these claims as the Company’s management, based on both that which has been previously mentioned and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

f) Legal action brought by Asociación Civil para la Igualdad y la Justicia

These extraordinary summary proceedings have been filed pursuant to the provisions of section 55 of Law No. 24,240, by ACIJ (Asociación Civil por la Igualdad y la Justicia), in its capacity as registered association for the defense of users and consumers rights. The remedies sought in the complaint are:
1) that section 4 of Law No. 25,790, which authorizes the tacit approval of renegotiation agreements entered into by the holders of public utility services concessions and the Federal Government, be declared unconstitutional by the Argentine National Congress as it is against  the provisions of section 82 of the Constitution of Argentina;
2) that the Renegotiation agreement entered into by the Federal Government and the Company on February 13, 2006, ratified by the Federal Government on December 28, 2007 through Decree No. 1957/2006 (published in the Official Gazette on 08/08/2007), and Resolutions Nos. 51/07 and 434/07 of the ENRE and the Energy Secretariat, respectively, be declared invalid;
3) that the stages provided for the renegotiation process and the procedure for the approval of the renegotiation agreement by Congress, be complied with so that, in accordance with the provisions of section 82 of the National Constitution, be expressly approved.
On May 26, 2011, the Court of Original Jurisdiction in Contentious and Administrative Federal Matters No. 6 – Clerk’s Office No. 11, rejected the complaint filed, holding the plaintiff liable for court costs. The decision rendered is final as no appeal has been lodged by the plaintiff. From the procedural standpoint, this lawsuit has concluded.

Therefore, no accrual has been recorded for these claims as the Company’s management, based on both that which has been previously mentioned and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

g) Legal action brought by the Company (“EDENOR S.A VS RESOLUTION NO. 32/11 OF THE ENRE”)

By this action, the Company challenges such resolution, which – within the framework of the power cuts occurred between December 20 and December 31, 2010 – established the following:

-
That the Company be fined in the amount of 750 due to lack of compliance with the obligations arising from Section 25) sub-sections a, f and g of the Concession Agreement and Section 27 of Law No. 24,065.

-	That the Company be fined in the amount of 375 due to lack of compliance with the obligations arising from Section 25 of the Concession Agreement and Resolution No. 905/1999 of the ENRE.
-
That Company customers be paid as compensation for the power cuts suffered the following amounts: 180 to each small-demand residential customer who suffered power cuts that lasted more than 12 continuous hours, 350 to those who suffered power cuts that lasted more than 24 continuous hours, and 450 to those who suffered power cuts that lasted more than 48 continuous hours. The resolution stated that such compensation did not include damages to customers’ facilities and/or appliances, which were to be dealt with in accordance with a specific procedure.

The direct appeal is pending in Appellate Court in Contentious and Administrative Federal Matters No. I.
Prior to the merits phase, the Company filed –with the same Court No. I – a petition for the granting of a PRECAUTIONARY MEASSURE, aimed at suspending the application of Resolution No. 32/11 until a decision on the direct appeal is issued.
On March 23, 2011, the Court hearing the case, resolved to suspend the effects of Sections 3 and 9 of Resolution No. 32/11 of the ENRE (filing of documentation showing compliance with payment of the amounts imposed), until a decision on the precautionary measure is rendered.
Against this decision, the ENRE filed a post-judgment motion for reversal (“recurso de reposición”) which was rejected in all its terms.
On April 28, 2011, the Court rejected the precautionary measure petition filed by this Company. Against this decision, the Company filed an extraordinary federal appeal (“Recurso Extraordinario Federal”), which –after having been made available to the ENRE- was dismissed.
On July 8, 2011, the Company requested that the substance of the case be served on the ENRE, which is taking place as of the date of issuance of these financial statements.
On October 28, 2011, the Company filed an appeal (“Queja por Recurso Denegado”) to the Federal Supreme Court requesting that the rejected extraordinary federal appeal be sustained.
As of the end of the period, liabilities accrued in relation to the aforementioned compensations amount to 22,374 (Note 10).

21. DERIVATIVE FINANCIAL INSTRUMENTS

a) Corporate Notes – Cash flows swap

In November 2010, the Company carried out a transaction with a derivative financial instrument with JP Morgan Chase Bank NA with the aim of hedging the foreign currency exchange rate of the cash flows and derivatives of interest payment transactions.

This instrument provides an economic and financial hedge of the amounts in foreign currency that the Company must pay on the interest payment dates of its financial debt –Class 9 Fixed Rate Corporate Notes (Note 14)-, maturing on April 25, 2011, October 25, 2011, April 25, 2012 and October 25, 2012, in the event of fluctuations in foreign currency exchange rates.

Additionally, in April 2011, the Company carried out a transaction with a derivative financial instrument with Deutsche Bank S.A. with the aim of hedging the foreign currency exchange rate of the cash flows and derivatives of interest payment transactions arising from the new issue of Class 9 fixed rate corporate notes for up to USD 69,699,000 (Note 14), payable on October 25, 2011, April 25, 2012 and October 25, 2012.

For their recording in the accounting the Company has followed the provisions of Technical Resolution No. 18 of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE), which requires that derivative instruments be recorded at their net realizable value or settlement value, depending on whether they have been classified as assets or liabilities, with a contra-account in the financial gains or losses for the year.

As of September 30, 2011, the economic impact of these transactions resulted in a loss of 759, which has been recorded in the Financial income (expense) and holding gains (losses) generated by liabilities account of the Statement of income under Exchange difference, with a contra-account in Current liabilities under Loans (Note 7).

b) Forward and Futures Contracts

During the year ended December 31, 2010, the Company entered into forward and futures contracts with the aim of using them as economic instruments in order to mitigate the risk generated by the fluctuations in the US dollar rate of exchange.

As of December 31, 2010, these transactions were fully settled.

As of September 30, 2010, the economic impact of these transactions resulted in a loss of 14,831 which has been recorded in the Financial income (expense) and holding gains (losses) generated by assets account of the Statement of Income under Holding loss.

22.	RESTRICTIONS ON THE DISTRIBUTION OF EARNINGS

In accordance with the provisions of Law No. 19,550, the General Annual Meeting held on April 13, 2011 resolved that the loss for the year ended December 31, 2010 be absorbed by the Unappropriated Retained Earnings account.

Moreover, in accordance with the provisions of Law No. 25,063,  passed in December 1998, dividends to be distributed, whether in cash or in kind, in excess of accumulated taxable profits as of the fiscal year-end immediately preceding the date of payment or distribution, shall be subject to a final 35% income tax withholding, except for those dividends distributed to shareholders who are residents of countries benefiting from conventions for the avoidance of double taxation who will be subject to a lower tax rate. For income tax purposes, accumulated taxable income shall be the unappropriated retained earnings as of the end of the year immediately preceding the date on which the above-mentioned law went into effect, less dividends paid plus the taxable income determined as from such year and dividends or income from related companies in Argentina.

Certain restrictions on the distribution of dividends by the Company and the need for approval by the ENRE for any distribution have been disclosed in Note 17.c).

23.	BREAKDOWN OF TEMPORARY INVESTMENTS, RECEIVABLES AND LIABILITIES BY COLLECTION AND PAYMENT TERMS

As required by the CNV’s regulations, the balances of the accounts below as of September 30, 2011, are as follow:

Term	Investments	Receivables (1)	Financial Debt (Loans)	Other payables (2)

With no explicit due date (3)	0	45,531	0	1,252,496

With due date

Past due:

Up to three months	0	76,352	0	0
From three to six months	0	16,868	0	0
From six to nine months	0	14,397	0	0
From nine to twelve months	0	13,355	0	0
Over one year	0	45,150	0	0
Over two years	0	10,430	0	0

Total past due	0	176,552	0	0

To become due:

Up to three months	120,517	312,745	87,848	745,174
From three to six months	0	582	5,821	26,389
From six to nine months	0	223	5,821	26,406
From nine to twelve months	0	326,356	7,515	48,798
Over one year	0	48,684	23,331	56,544
Over two years	0	185,698	1,208,513	60,259
Total to become due	120,517	874,288	1,338,849	963,570

Total with due date	120,517	1,050,840	1,338,849	963,570

Total	120,517	1,096,371	1,338,849	2,216,066
(1) Excludes allowances
(2) Comprises total liabilities except accrued litigation and financial debts.
(3) In accordance with that mentioned in Notes 3.d, 10, 17.a and d.

24.	PERMANENT INVESTMENTS

Acquisition of Companies:

On March 4, 2011, the Company’s Board of Directors approved an offer from its indirect controlling company Pampa Energía S.A. (“Pampa”), pursuant to which the Company was offered the possibility of acquiring certain electricity distribution assets, which Pampa was entitled to acquire (either directly or through one or more subsidiaries), from Grupo AEI in accordance with an agreement entered into on January 19, 2011 by and between Pampa, party of the first part, and AEI Utilities, S.L., a limited company (sociedad limitada) organized under the laws of Spain ("AEIU"), AEI Servicios Argentina S.A., a corporation (sociedad anónima) organized under the laws of Argentina, and AEI, a company organized under the laws of the Cayman Islands, parties of the second part.

As a consequence of the acceptance by the Company of said offer, Edenor was appointed by Pampa as the acquiring party under the PESA-AEI Agreement. Therefore, on March 4, 2011, the Company acquired from AEIU (i) 182,224,095 common shares of EMDERSA S.A. (“Emdersa”), representing 77.19% of Emdersa’s capital stock and votes (“Emdersa Shares”), (ii) 2 common shares of Empresa Distribuidora de San Luis S.A. (“Edesal”) representing 0.01% of Edesal’s capital stock and votes, (iii) 600 common shares of Emdersa Generación Salta S.A. (“EGSSA”)  representing 0.02% of EGGSA’s capital stock and votes, (iv) 1 common share of Empresa Distribuidora de Electricidad de la Rioja S.A. (“EDELAR”) representing 0.01% of EDELAR’s capital stock and votes, (v) 1 common share of Empresa de Sistemas Eléctricos Abiertos S.A. (“ESED”) representing 0.01% of ESED’s capital stock and votes, (all the shares mentioned in items (ii) through (v) hereinafter referred to as the “Residual Shares”) and (vi) 29,118,127 common shares of AESEBA S.A. representing 99.99% of AESEBA’s capital stock and votes (“AESEBA’s Shares”). The price paid by the Company for the aforementioned assets amounted to USD 90,000 thousand for Emdersa’s Shares and the Residual Shares acquired from AEIU and to USD 49.998 thousand for AESEBA’s Shares acquired from AEIU.

Emdersa holds: (i) 99.99% of EDESAL’s capital stock and votes, (ii) 90% of the capital stock and votes of Empresa Distribuidora de Electricidad de Salta S.A. ("EDESA"),  (iii) 99.98% of EGSSA’s  capital stock and votes, and (iv) 99.99% of EDELAR’s capital stock and votes. EDESA holds 99.99% of ESED’s capital stock and votes. Furthermore, AESEBA in turn holds 90% of the capital stock and votes of Empresa Distribuidora de Energía Norte, S.A. ("EDEN"), which provides electricity distribution services in the northern and central parts of the Province of Buenos Aires.

Within the framework of the offer made by Pampa and accepted by the Company, the parties have additionally agreed that if within the 3 years following acquisition date of Emdersa’s Shares, the Residual Shares and AESEBA’s Shares, the Company sold either totally or partially any of such shares, Pampa would be entitled to receive from the Company a payment equivalent to 50% of the amount received for the sale thereof in excess of the amount paid to AEIU for any of such Shares (Emdersa’s Shares and/or Residual Shares and/or AESEBA’s Shares).

In order to evaluate the above described transaction, the Company engaged the services of the investment bank Citigroup Global Markets Inc. (“Citigroup”) to render a fairness opinion to the Company’s Board of Directors, concerning the fairness of the price that would have to be paid for Emdersa’s shares, the Residual shares and AESEBA’s shares. The opinion of the Company’s Audit Committee was also requested. Both Citigroup and the Company’s Audit Committee rendered their opinion, prior to the acquisition, stating that the informed values were adequate and within the market’s parameters.

In compliance with current regulations, the Company has formally consulted the National Securities Commission about the steps to be followed with regard to the public offering for the acquisition of Emdersa’s shares that the Company must make to Emdersa’s minority shareholders due to the change in that company’s control and in accordance with the provisions of Decree No. 677/01 and the National Securities Commission’s regulations. The aforementioned consultation was made due to the fact that the authorization and carrying out of the public acquisition offering that for the same reasons is to be carried out by AEIU at a price of USD 0.68 per Emdersa’s common share, is still pending. Therefore, the situation generated by the potential coexistence of two public offerings must, in the Company’s opinion, be clarified.

The Company has fully assumed its obligation to carry out the public acquisition offering it is required to make due to the new change in Emdersa’s control, which will be carried out at the same price per Emdersa’s common share that the Company paid to AEIU, i.e. USD 0.49 per Emdersa’s common share, in the manner and time period established by the control authority. The carrying out of said public acquisition offering was approved by the Company’s Board of Directors on March 4, 2011, and constitutes an irrevocable commitment with Emdersa’s shareholders.

Furthermore, the Company has initiated the proceedings aimed at obtaining authorization from the corresponding control authorities.

Finally, within the framework of the reported transaction for the acquisition of shares, the change in control of the acquired companies constitutes grounds for calling the loans taken out by their subsidiaries due. Therefore, on March 4, 2011, the Company granted to them a series of loans at an annual interest rate of 16% and final maturity on April 30, 2011 in order for them to be in a better position to negotiate the restructuring. The loans have been distributed in the following manner: i) EDEN 75,500; ii) EDELAR 31,178; iii) EDESA 131,320 and iv) EDESAL 37,503.

Additionally, in June and September, 2011, in successive market transactions, the Company acquired 2,951,000 and 281,294 common shares of EMDERSA S.A. (“Emdersa”), representing 1.25% and 0.12% of that company’s capital stock and votes, respectively.

The acquisitions have been recorded in the accounting in accordance with the purchase method on the basis of the preliminary initial measurements of the acquired assets and liabilities, which resulted in a negative goodwill of 479,626. As of September 30, 2011, the residual value of the aforementioned goodwill amounts to 469,291  (Exhibit C).

Furthermore, on April 29, 2011, the Company entered into an agreement with EDEN, EDESAL, EDELAR and EDESA for the refinancing of the loans granted to them at the time of acquisition with the purpose of allowing for the restructuring of their financial loans for 75,500 in the case of EDEN, 31,178 in the case of EDELAR, 131,320 in the case of EDESA and 37,503 in the case of EDESAL, at an annual rate of 16% on each of them, with interest falling due semi-annually on October 31, 2011 and April 30, 2012 and principal falling due on the latter date. The financing conditions are in accordance with those usually obtained in the market for this type of transactions.

On July 8 and August 5, 2011, Empresa Distribuidora de Energía Norte S.A. made payments for 2,000 and 2,500, respectively, as an early repayment of the loan granted by the Company.

Company sale agreements

On September 16 and October 11, 2011, the Company’s Board of Directors decided to approve the offer letters received for the carrying out of the following transactions:

1.	From Rovella Carranza S.A., for the acquisition of the Company’s direct and indirect stake in Edesal (EDESAL OFFER).

2.	From Andes Energía Argentina, to buy a purchase option for the acquisition of the Company’s indirect stake in Edelar (EDELAR OFFER).

3.	From Pampa Energía S.A. for the acquisition of the Company’s stake in EGSSA (EGSSA OFFER).

In order for these transactions to be carried out, the Company will cause Emdersa to be partially spun off, which will result in the creation of three new investment companies, EDESAL Holding (holder of 99.99% of EDESAL’s capital stock and votes), EDESA Holding (holder of 90% of EDESA’s capital stock and votes) and EGGSA Holding (holder of 99.99% of EGGSA’s capital stock and votes). The spun-off company, EMDERSA, will keep a percentage interest in EDELAR’s capital stock and votes. This process has already been initiated by the Board of Directors of EMDERSA on August 23, 2011.

EDESAL OFFER

The total and final price of the offer amounts to USD 26,698,000 to be paid in two payments, the first of them, for USD 4,005,000 on account of the price, and the remaining balance, i.e. an amount of USD 22,694,000 was collected on October 26, 2011. Furthermore, as stipulated in the Offer Letter, on that date EDESAL repaid the financial loan granted by the Company to EDESAL for an amount of 37,503, plus interest accrued through the settlement date. The indicated payments, as well as the aforementioned settlement of the loan were made in accordance with the agreed-upon terms (Notes 25.c and d).
At that time the Company transferred 24.80% of EMDERSA’s shares and 0.01% of EDESAL’s shares to Rovella Carranza S.A. which set up a guarantee trust, comprised by the parties and  Deutsche Bank S.A. to secure compliance with the parties’ obligations.
From the date of final payment and during the term of the trust, EDESAL will be managed by a board of directors appointed by EMDERSA, in accordance with the buyer’s proposal, which will be comprised of 5 directors, four (4) of whom will be elected by the buyer and one (1) of whom will be elected by the seller, and equal number of alternate directors, four (4) of whom will be elected by the buyer and one (1) of whom will be elected by the seller.
Upon completion of the spin-off process, EDESAL Holding will issue 78.44% of its shares in the name of the trustee, who, in turn, will transfer them to the buyer, together with 0.01% of EDESAL’s shares, and will simultaneously return the aforementioned EMDERSA’s shares to the Company.
In the event that at the end of the two-year term to commence from the date of acceptance of the offer, which took place on September 16, 2011, neither EMDERSA’s spin-off nor the creation of EDESAL Holding have been carried out, the trustee shall transfer to Rovella Carranza S.A., as an alternative way of the Company’s compliance with its obligation and for the price received by the Company, 24.80% of EMDERSA’s capital stock and votes, with the Company maintaining  53.64% of EMDERSA’s capital stock and votes.

As security for the compliance with the obligations undertaken, the Company has provided a performance bond in favor of Banco Itaú Argentina S.A. and Standard Bank Argentina S.A. for the total amount of 60,000 as principal plus compensatory interest at an annual nominal rate of up to 16%. The performance bond will be enforceable if any of the following conditions precedent occur (whichever takes place first):
1.	That at September 16, 2013, EMDERSA’s spin-off has not been carried out; or
2.	That during the term of the trust the Company fails to comply with certain obligations concerning EDESAL’s joint management.

In the event that none of the above-mentioned conditions occurs, the performance bond will not be enforceable.

As of September 30, 2011, this transaction did not have an impact on the Company’s results of operations.  The Company’s investment in EMDERSA S.A. relating to the proportional interest in Edesal and the associated negative goodwill has been classified as available for sale.

EDELAR OFFER

The offer received by the Company implies a proposal to buy a purchase option for a price of USD 1,500,000 to:

1.
In the case that the spin-off of EMDERSA is completed within the term of 2 years, to buy 78.44% of the Company’s indirect stake in EDELAR for USD 20,290,000, to be paid in two payments: the first one for USD 5,290,000 90 calendar days after the acceptance of the Offer (not prior to 45 days and not later than December 15, 2011 (option exercise date)) and the remaining balance, i.e. USD 15,000,000 will be paid two years from the acceptance of the offer, accruing interest at an annual rate of 12.5% payable semi-annually.

2.
In the case that the spin-off of EMDERSA is not completed within the term of 2 years, the option will grant Andes Energía Argentina S.A. the right to acquire 20.27% of EMDERSA’s capital stock and votes indirectly held by Edenor, paying for such purpose the same price  and  in the same way indicated in caption 1 above.

On the option exercise date Andes Energía Argentina S.A. may choose not to pay the remaining balance of the price (USD 15,000,000) and acquire 6.32% of EMDERSA’s capital stock and votes indirectly held by the Company (reduced option). Additionally, the buyer may choose not to pay the balance of the price on the final payment date and change to the reduced option system, in spite of having exercised the full option in the full option exercise date, in the case that the buyer is notified by the Company not less than 15 days prior to the final payment date, that the Board of Directors of EDELAR will be removed without cause, and that the Buyer will not therefore continue with the management of EDELAR after such date.

In the event that the Company fails to notify the buyer as stated above, and the Buyer pays the remaining balance of the price, the members of EDELAR’s board of directors will continue to be appointed as stipulated in the offer.

The offer also implies the buyer’s commitment to settle or acquire, on the OPTION EXERCISE DATE, the total financial loan granted by the Company to EDELAR for an amount of 31,178 plus interest accrued through the settlement date.
In order to implement the reported transaction, the Company will contribute 53.64% of EMDERSA’s capital stock and votes to a new company to be organized (“EMDERSA Holding”). Therefore, the transfers of EMDERSA’s shares in favor of Andes Energía Argentina S.A. will be made through EMDERSA Holding.

On the option exercise date, and until the completion of the transaction described herein, the capital stock that is the object of this transaction - together with 80% of the shares of Hidroeléctrica del Sur S.A. (owned by the buyer), which in turn holds 59% of the capital stock of Hidroeléctrica Ameghino S.A - will be transferred to a guarantee trust that will be set up with the purpose of securing compliance with the parties’ obligations, with EDENOR maintaining EMDERSA’s control.

From the option exercise date, provided, however, that the payments due on such date have been made by the Buyer, and during the term of the trust, the management of EDELAR will be in charge of a board of directors appointed by EMDERSA, in accordance with the Buyer’s proposal. The board of directors will be comprised of 5 directors, four (4) of whom will be elected by the Buyer and one (1) of whom will be elected by the Seller, and equal number of alternate directors, four (4) of whom will be elected by the Buyer and one (1) of whom will be elected by the Seller.

As of September 30, 2011, this investment, net of the associated negative goodwill, has been classified as Other Assets available for sale, in Current Assets, and has been valued at its estimated realizable value as it is lower than its book value, which resulted in a loss of 10,122 that has been disclosed in the Financial income (expense) and holding gains (losses) generated by assets account.

EGGSA OFFER

The offer received by the Company from its controlling shareholder Pampa Energía S.A. (PESA), implies the acquisition through a conditioned purchase and sale transaction of 78.44% of the shares and votes of an investment company to be organized, which will be holder of 99.99% of the shares and votes of EMDERSA Generación Salta S.A. (“EGSSA”) together with 0.01% of EGSSA’s capital stock held by the Company.

The condition precedent of the purchase and sale transaction is the carrying out of EMDERSA’s spin-off in the maximum term of 24 months as from the date of acceptance of the offer.

The total and final agreed-upon price for this transaction amounts to USD 10,849,000, which will be paid in two payments, the first of them for an amount of USD 2,170,000 on October 31, 2011 (Note 25.e) as partial payment of the price, and the remaining balance, i.e. an amount of USD 8,679,000 will be paid 24 months from the date of acceptance of the offer by the Company. The latter amount will accrue interest at an annual rate of 9.75%, payable semi-annually.

Furthermore, the offer implies PESA’s commitment to settle, either by repaying, with no penalty whatsoever, or by acquiring on October 31, 2011 through an assignment, the financial loan granted by the Company to EGSSA for an amount of USD 4,170,000, plus interest accrued through the settlement date (Note 25.e).

Five days after the spin-off has been effectively carried out, the Company will transfer the shares, in legal form and free from any liens, to PESA, which will pledge the shares in favor of the Company as security for the total payment of the balance of the price. From the initial payment date, provided, however, that the initial payment has been made, the management of EGSSA will be in charge of a board of directors. The Seller will cause board members to be appointed in accordance with the Buyer’s proposal. The board of directors will be comprised of 5 directors, four (4) of whom will be elected by the Buyer and one (1) of whom will be elected by the Seller, and equal number of alternate directors, four (4) of whom will be elected by the Buyer and one (1) of whom will be elected by the Seller.

Should the condition precedent not be complied with, the amount corresponding to the initial payment of the price will be reimbursed to PESA in a term of 5 days, plus an annual interest of 6% calculated from the date on which the initial payment was made through the date of reimbursement.

Due to the condition precedent to which it is subject, this transaction has not yet been recorded nor has it generated any impact on these financial statements.

25.	SUBSEQUENT EVENTS

a)	On October 18, 2011, the Company acquired 15,000 common shares of EMDERSA S.A. (“Emdersa”), which represent 0.0064% of that company’s capital stock and votes.

b)
On October 25, 2011, the Company agreed to provide a performance bond in favor of Banco Itaú Argentina S.A. and Standard Bank Argentina S.A. for the total amount of 60,000 as security for the compliance with the obligations undertaken by EDESAL for principal and interest under the syndicated loan with those banks. The performance bond will be enforceable if any of the following conditions precedent occur (whichever takes place first): (i) that at September 16, 2013, EMDERSA’s spin-off has not been carried out; or (ii) that during the term of the trust the Company fails to comply with certain obligations assumed in the Offer Letter concerning EDESAL’s joint management. In the event that none of these conditions occurs, the performance bond will not be enforceable.

c)	On October 25, 2011, the Company received USD 22,694,000 from Rovella Carranza S.A. corresponding to EDESAL’s sale agreement (Note 24).

d)	On October 25, 2011, EDESAL S.A. repaid the debt with the Company for an amount of 37,503, which comprised principal and interest accrued as of the payment date (Notes 5 and 15).

e)
On October 31, 2011, the Company received from Pampa Energía S.A. USD 2,170,000 and USD 4,170,000 corresponding to the sale agreement of EMDERSA Generación Salta S.A. and the repayment of the financial loan granted by the Company to EGSSA, respectively (Note 24).

f)
In October 2011, the Company carried out different transactions with derivative financial instruments with the aim of using them as economic instruments to mitigate the risk generated by the fluctuations in the US dollar rate of exchange. These transactions amounted to USD 8,000,000 at an average rate of exchange of 4.282 with final maturity on December 30, 2011.

g)	On November 3, 2011, the Company fully repaid the loan granted by Pampa Energía S.A., whose balance as of September 30, 2011 amounted to 21,530 (Notes 7 and 15).

h)	On November 3, 2011, the Company granted a loan to EDEN S.A. for an amount of USD 3,100,000.

26.	FINANCIAL STATEMENTS TRANSLATION INTO ENGLISH LANGUAGE

These financial statements are the English translation of those originally prepared by the Company in Spanish and presented in accordance with accounting principles generally accepted in Argentina. The effects of the differences between the accounting principles generally accepted in Argentina and the accounting principles generally accepted in the countries in which the financial statements are to be used have not been quantified. Accordingly, the accompanying financial statements are not intended to present the financial position, results of operation, shareholder’s equity or cash flows in accordance with accounting principles generally accepted in the countries of users of the financial statements, other than Argentina.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010
EXHIBIT A
PROPERTY, PLANT AND EQUIPMENT
(stated in thousands of pesos)
	Original value					Depreciation					Net	Net
MAIN ACCOUNT	At beginning of year	Additions	Retirements	Transfers	At end of period	At beginning of year	Retirements	For the period	Rate	At end of period	book value 2011	book value 2010
FACILITIES IN SERVICE
Substations	1,139,156	0	0	22,293	1,161,449	392,709	0	24,569	3 - 4%	417,278	744,171	746,447
High voltage networks	482,015	0	0	4,847	486,862	169,172	0	9,593	3 - 4%	178,765	308,097	312,843
Medium voltage networks	947,378	0	(116)	34,598	981,860	374,014	(78)	19,788	3 - 4%	393,724	588,136	573,364
Low voltage networks	1,827,121	0	(1,831)	30,942	1,856,232	1,075,563	(1,026)	32,874	4 - 5%	1,107,411	748,821	751,558
Transformation chambers and platforms	660,269	0	0	23,129	683,398	243,690	0	14,853	3 - 4%	258,543	424,855	416,579
Meters	745,841	0	0	50,038	795,879	313,241	0	21,664	4 - 5%	334,905	460,974	432,600
Buildings	107,072	0	(438)	2,801	109,435	24,079	(283)	3,186	2 - 3%	26,982	82,453	82,993
Communications network and facilities	103,009	0	0	1,015	104,024	66,391	0	3,881	4 - 5%	70,272	33,752	36,618
Total facilities in service	6,011,861	0	(2,385)	169,663	6,179,139	2,658,859	(1,387)	130,408		2,787,880	3,391,259	3,353,002
FURNITURE, TOOLS AND EQUIPMENT
Furniture, equipment and software projects	200,007	557	(44)	0	200,520	186,950	(44)	5,007	12 - 13%	191,913	8,607	13,057
Tools and other	48,291	69	0	0	48,360	44,288	0	468	10 - 11%	44,756	3,604	4,003
Transportation equipment	28,765	4,839	0	0	33,604	17,144	0	2,380	20%	19,524	14,080	11,621
Total furniture, tools and equipment	277,063	5,465	(44)	0	282,484	248,382	(44)	7,855		256,193	26,291	28,681
Total assets subject to depreciation	6,288,924	5,465	(2,429)	169,663	6,461,623	2,907,241	(1,431)	138,263		3,044,073	3,417,550	3,381,683
CONSTRUCTION IN PROCESS
Transmission	138,526	41,752	0	(27,140)	153,138	0	0	0	-	0	153,138	138,526
Distribution and other	169,273	186,094	0	(142,523)	212,844	0	0	0	-	0	212,844	169,273
Total construction in process	307,799	227,846	0	(169,663)	365,982	0	0	0		0	365,982	307,799
Total 2011	6,596,723	233,311	(2,429)	0	6,827,605	2,907,241	(1,431)	138,263		3,044,073	3,783,532	-
Total 2010	6,213,895	388,770	(5,942)	0	6,596,723	2,731,509	(2,648)	178,380		2,907,241	-	3,689,482

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010
EXHIBIT C
INVESTMENTS IN OTHER COMPANIES
(stated in thousands of pesos)

							Information on the Issuer
								Last financial statement issued
Name and features of securities	Class	Face value	Number	Adjusted cost	Value on equity method	Net book value 2011	Main activity	Date	Nominal Capital Stock	Income (Loss) for the period	Equity	% interest in capital stock	Net book value 2010
CURRENT
INVESTMENTS (1)
(Note 14)
EMDERSA	common	$1	83,585,195	165,352	329,334	329,334	Electric power	09/30/2011	236,067	28,545	731,496	45.07	-
Goodwill:							distribution
- Original value						(104,884)	services
- Accumulated amortization						2,619
- Residual value						(102,265)

Adjustment for valuation at N.R.V.						(10,122)

Subtotal Current Investments						216,947							-

NON-CURRENT
INVESTMENTS

Section 33 Law No. 19,550
as amended -Companies-

Related Company:
SACME S.A.	common non-endorsable	$1	6,000	15	402	402	Electric power services	06/30/2011	12	(25)	804	50.00	415

EMDERSA	common	$1	101,871,194	201,527	244,717	244,717	Electric power	09/30/2011	236,067	28,545	731,496	33.49	-
Goodwill:							distribution
- Original value						(77,922)	services
- Accumulated amortization						1,949
- Residual value						(75,973)

AESEBA	common	$1	29,118,127	200,694	505,147	505,147	Electric power	09/30/2011	33,371	39,645	403,326	99.99	-
Goodwill:							distribution
- Original value						(296,806)	services
- Accumulated amortization						5,769
- Residual value						(291,037)

Subtotal Non-Current Investments						383,256							415

Total						600,203							415

(1) Disclosed under Other assets available for sale in the Balance Sheet as of September 30, 2011.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

EXHIBIT D

OTHER INVESTMENTS

(stated in thousands of pesos)

	Net book value
MAIN ACCOUNT	2011	2010

CURRENT INVESTMENTS

Time deposits
. in foreign currency (Exhibit G)	619	17,523

Money market funds
. in local currency	101,457	117,458

Government bonds, Corporate Notes and Shares (1)
. in foreign currency (Exhibit G)	18,441	533,251

Total Current Investments	120,517	668,232

Total Investments	120,517	668,232

(1) Includes Corporate Notes of Transener S.A. for 17,527 as of December 31, 2010 (Note 15).

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010
EXHIBIT E
ALLOWANCES AND ACCRUALS

(stated in thousands of pesos)
	2011						2010
	At					At	At
MAIN	beginning					end of	end of
ACCOUNT	of year	Increases	Decreases	Recuperos	Recoveries	period	year

Deducted from current assets

For doubtful accounts	29,259	10,002	(4,606)	0	0	34,655	29,259

For other doubtful accounts	12,799	0	0	0	(846)	11,953	12,799

Included in current liabilities

Accrued litigation	57,832	14,806	(9,847)	0	0	62,791	57,832

Included in non-current liabilities

Accrued litigation	6,816	0	0	0	0	6,816	6,816

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010
EXHIBIT G
FOREIGN CURRENCY DENOMINATED ASSETS AND LIABILITIES

	2011				2010
				Booked			Booked
	Currency		Exchange	amount in	Currency		amount in
	and		rate	thousands	and		thousands
Account	amount (2)		(1)	of pesos	amount (2)		of pesos

Current Assets

Cash and banks	US$	507,378	4.165	2,113	US$	382,816	1,507
	ECU	50,688	5.6028	284	ECU	45,911	240
Investments
Time deposits and Money market funds	US$	148,619	4.165	619	US$	4,452,058	17,523
	ECU	0	5.603	0	ECU	0	0
Títulos públicos	U$S	0	4.165	0	US$	0	0
Corporate Notes and Shares	US$	4,427,611	4.165	18,441	US$	135,480,437	533,251
	ECU	0	5.6028	0	ECU	0	0
Other receivables
Expenses advanced	US$	202,768	4.165	845	US$	17,682	70
Receivables from activities other than the main activity	US$	1,081,497	4.165	4,504	US$	1,008,586	3,970
Related parties	US$	4,191,597	4.165	17,458	US$	0	0
Depósitos en Garantía	U$S	0	4.165	0	U$S	0	0
Other	US$	1,373,754	4.165	5,722	US$	5,797	23
	ECU	141,609	5.6028	793	ECU	111,954	584
	NOK	0	0.5442	0	NOK	0	0
Total Current Assets				50,779			557,168
Activo No Corriente
Inversiones
Obligaciones Negociables	U$S	0	4.165	0	US$	0	0
Fideicomiso discrecional	U$S	0	4.165	0	US$	0	0
Total Activo No Corriente				0			0
Total Assets				50,779			557,168
Current Liabilities
Trade accounts payable	US$	11,065,991	4.205	46,532	US$	4,476,084	17,797
	ECU	126,549	5.6570	716	ECU	304,112	1,603
	NOK	0	0.6602	0	NOK	0	0
	CHF	104,162	4.2429	438	CHF	153,989	653
Loans
Corporate Notes	US$	13,646,136	4.205	57,382	US$	5,582,495	22,196
Financieros	ECU	0	4.205	0	U$S	0	0
Other liabilities
Asistencia técnica	U$S	0	4.205	0	U$S	0	0
Honorarios proceso oferta pública de acciones	U$S	0	4.205	0	U$S	0	0
Honorarios por reestructuración de deuda	U$S	0	4.205	0	U$S	0	0
Honorarios por emisión de Obligaciones Negociables	U$S	0	4.205	0	U$S	0	0
	ECU	0	4.2050	0	ECU	0	0
Other	US$	347,618	4.205	1,462	US$	338,302	1,345
	ECU	0	4.2050	0	ECU	0	0
Total Current Liabilities				106,530			43,594
Non-Current Liabilities
Loans
Subsidiary and related companies (Section 33 Law 19,550)	US$	5,120,095	4.205	21,530	US$	0	0
Corporate Notes	US$	283,344,352	4.205	1,191,463	US$	255,969,567	1,017,735
Total Non-Current Liabilities				1,212,993			1,017,735
Total Liabilities				1,319,523			1,061,329
(1) Selling and buying exchange rate of Banco de la Nación Argentina in effect at the end of the period/year.
(2) US$ = US Dollar; ECU = Euro; CHF Swiss Franc.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

INFORMATION REQUIRED BY SECTION 64 SUB-SECTION b) OF LAW No. 19,550
EXHIBIT H
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2011 AND 2010

(stated in thousands of pesos)	2011				2010
	Transmission and
	Distribution	Selling	Administrative
Description	Expenses	Expenses	Expenses	Total	Total
Salaries and social security taxes	276,348	60,151	58,344	394,843	290,837
Postage and telephone	4,929	11,847	1,940	18,716	13,715
Bank commissions	0	10,204	0	10,204	7,956
Allowance for doubtful accounts	0	9,156	0	9,156	18,675
Supplies consumption	37,806	782	2,184	40,772	32,590
Work by third parties	163,993	60,884	15,232	240,109	134,315
Rent and insurance	2,615	245	10,136	12,996	13,934
Security services	5,323	339	2,484	8,146	6,495
Fees	392	70	6,065	6,527	4,174
Computer services	364	5,200	19,700	25,264	24,963
Advertising	0	0	12,349	12,349	12,324
Reimbursements to personnel	696	167	433	1,296	1,290
Temporary personnel	65	918	750	1,733	1,485
Depreciation of property, plant and equipment	133,530	1,996	2,737	138,263	133,176
Directors and Supervisory Committee members' fees	0	0	2,000	2,000	2,754
Taxes and charges	0	15,246	1,411	16,657	16,994
Other	121	27	2,384	2,532	2,527
Total 2011	626,182	177,232	138,149	941,563	-
Total 2010	456,058	139,769	122,377	-	718,204

“Free translation from the original in Spanish for publication in Argentina”

LIMITED REVIEW REPORT

To the Shareholders, President and Directors of
Empresa Distribuidora y Comercializadora Norte
Sociedad Anónima (Edenor S.A.)
Legal Address: Av. Libertador 6363
Autonomous City of Buenos Aires
Tax Code No. 30-65511620-2

1.
We have reviewed the balance sheet of Empresa Distribuidora y Comercializadora Norte Sociedad Anónima (Edenor S.A.) (hereinafter Edenor S.A.) as of September 30, 2011, and the related statements of income, of changes in shareholders’ equity and of cash flows for the nine-month period then ended with the complementary Notes 1 to 26 and Exhibits A, C, D, E, G and H. In addition, we have reviewed the consolidated balance sheet as of September 30, 2011, and the consolidated related statements of income and cash flows for the nine-month period then ended of Edenor S.A. with its subsidiaries, which are presented as complementary information. The preparation and issuance of these financial statements are the responsibility of the Company´s management.

2.
Our review was limited to the application of the procedures established by Technical Pronouncement No. 7 of the Argentine Federation of Professional Councils in Economic Sciences for limited reviews of financial statements for interim periods which consist mainly of the application of analytical procedures to the amounts disclosed in the financial statements and making inquiries of Company staff responsible for the preparation of the information included in the financial statements and its subsequent analysis. This review is substantially less in scope than an audit, the purpose of which is the expression of an opinion on the financial statements taken as a whole. Consequently, we do not express any opinion on the financial condition, results of operations, changes in the shareholders' equity and cash flow of Edenor S.A., or on its consolidated financial statements.

3.
The financial statements and the complementary information detailed in point 1. are presented in comparative format with the information arising from: i) the financial statements and the complementary information as of December 31, 2010, on which we issued an unqualified audit report on March 9, 2011; and ii) the financial statements and the complementary information as of September 30, 2010 and for the nine-month period then ended, on which we issued a limited review report without observations on November 8, 2010.

4.
Based on our review and on the examination performed on the financial statements mentioned in point 3.i), we report that the financial statements of Edenor S.A. as of and for the nine-month period ended on September 30, 2011, detailed in point 1., prepared in accordance with accounting standards in force in the Autonomous City of Buenos Aires, consider all significant facts and circumstances of which we are aware, and we have no observations to make on them.

5.	According to current legal regulations we inform that:

a) The financial statements of Edenor S.A. are recorded in the “Inventory and Balance Sheet” book and comply, in matters within our field of competence, with the provisions of the Commercial Companies Law and the corresponding resolutions of the National Securities Commission;

b) The financial statements of Edenor S.A. arise from accounting records carried in all formal respects in conformity with legal requirements;

c) As of September 30, 2011 the liabilities of Edenor S.A. accrued in favor of the Integrated Social Security System according to the accounting records amounted to $ 11.177.579, which were not yet due at that date.

Autonomous City of Buenos Aires, November 8, 2011.

PRICE WATERHOUSE & CO. S.R.L.

(Partner)

C.P.C.E.C.A.B.A T°1 – F°17

Andrés Suarez

Public Accountant (UBA)

C.P.C.E. Autonomous City of Buenos Aires

T° 245 – F° 61